As filed with the Securities and Exchange Commission August 9, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENERGY TRANSFER PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	73-1493906
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

and its Guarantor Subsidiaries

2838 Woodside Street

Dallas, TX 75204

(214) 981-0700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Krimbill

President and Chief Financial Officer

Energy Transfer Partners, L.P.

8801 South Yale Avenue, Suite 310

Tulsa, Oklahoma 74137

(918) 492-7272

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Robert A. Burk Vice President, General Counsel and Secretary Energy Transfer Partners, L.P. 8801 South Yale Avenue, Suite 310 Tulsa, Oklahoma 74137 (918) 492-7272	Robert W. Ericson Winston & Strawn LLP 200 Park Avenue New York, New York 10166-4193 (212) 294-6700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 426(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Units (2)
Debt Securities of Energy Transfer Partners, L.P. (2)(3)
Guarantees of Debt Securities (2)(4)
Total	$1,500,000,000	$160,500 (5)

(1)	Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered or the proposed maximum offer price per security.
(2)	An indeterminate principal amount or number of common units, debt securities and guarantees of debt securities may be issued from time to time at indeterminate prices, with an aggregate offering price not to exceed $1,500,000,000.
(3)	If any debt securities are issued at an original issue discount, then the offering price of those debt securities shall be in an amount that will result in an aggregate initial offering price not to exceed $1,500,000,000, less the dollar amount of any registered securities previously issued.
(4)	Heritage Operating, L.P., Heritage Service Corp., Titan Energy GP, L.L.C., Titan Energy Partners, L.P., Titan Propane LLC, Titan Propane Services, Inc., La Grange Acquisition, L.P., Five Dawaco, LLC, ET Company I, Ltd., Chalkley Transmission Company, Ltd., Whiskey Bay Gathering Company, Ltd., Whiskey Bay Gas Company, Ltd., TETC, LLC, Texas Energy Transfer Company, Ltd., LG PL, LLC, ETC Texas Pipeline, Ltd., ETC Texas Processing, Ltd., ETC Katy Pipeline, Ltd., ETC Gas Company, Ltd., LGM, LLC, ETC Marketing, Ltd., ETC Oasis GP, LLC, Oasis Pipeline, LP, ETC Oasis, L.P., Oasis Pipe Line Company, Oasis Pipe Line Finance Company, Oasis Partner Company, Oasis Pipe Line Management Company, Oasis Pipe Line Company Texas L.P., Energy Transfer Fuel GP, LLC, Energy Transfer Fuel, LP, ET Fuel Pipeline, L.P., HPL Holdings GP, L.L.C, HP Houston Holdings, L.P., HPL Consolidation LP, HPL Storage GP LLC, HPL Asset Holdings LP, HPL Leaseco LP, HPL GP, LLC, Houston Pipe Line Company LP, HPL Resources Company LP, HPL Gas Marketing LP and HPL Houston Pipe Line Company, LLC may fully, irrevocably and unconditionally guarantee the debt securities of Energy Transfer Partners, L.P. on an unsecured basis. Pursuant to Rule 457(n) of the Securities Act of 1933, no separate fee is payable with respect to the guarantees of the debt securities being registered hereunder.
(5)	This amount was previously paid in connection with the registration of Common Units, Debt Securities and Guarantees of Debt Securities being carried forward pursuant to Rule 429 under the Securities Act of 1933, as described in the last paragraph on this cover page.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus contained in this registration statement constitutes a combined prospectus relating also to $1,500,000,000 unsold principal amount of Common Units, Debt Securities and Guarantees of Debt Securities registered pursuant to Registration Statement No. 333-133174. This registration statement is being filed for the purpose of adding certain wholly-owned subsidiaries of Energy Transfer Partners, L.P. as additional registrant guarantors hereunder.

TABLE OF OTHER REGISTRANTS

Exact name of Registrant as specified in its charter	State of other jurisdiction of incorporation or organization	I.R.S. Employer Identification No
Heritage Operating, L.P.	Delaware	73-1495293
Heritage Service Corp.	Delaware	73-1495294
Titan Energy GP, L.L.C.	Delaware	20-4628610
Titan Energy Partners, L.P.	Delaware	20-4628651
Titan Propane LLC	Delaware	36-4563208
Titan Propane Services, Inc.	Delaware	81-0667812
La Grange Acquisition, L.P.	Texas	27-0030184
Five Dawaco, LLC	Texas	75-2669672
ET Company I, Ltd.	Texas	75-2672350
Chalkley Transmission Company, Ltd.	Texas	75-2723898
Whiskey Bay Gathering Company, Ltd.	Texas	75-2749401
Whiskey Bay Gas Company, Ltd.	Texas	75-2747090
TETC, LLC	Texas	75-2723619
Texas Energy Transfer Company, Ltd.	Texas	75-2714775
LG PL, LLC	Texas	05-0532452
ETC Texas Pipeline, Ltd.	Texas	05-0532466
ETC Texas Processing, Ltd.	Texas	01-0761489
ETC Katy Pipeline, Ltd.	Texas	20-0580669
ETC Gas Company, Ltd.	Texas	05-0532460
LGM, LLC	Texas	05-0532449
ETC Marketing, Ltd.	Texas	05-0532473
ETC Oasis GP, LLC	Texas	05-0532455
Oasis Pipeline, LP	Texas	20-0722470
ETC Oasis, L.P.	Delaware	74-2788101
Oasis Pipe Line Company	Delaware	74-1697911
Oasis Pipe Line Finance Company	Delaware	76-0290142
Oasis Partner Company	Delaware	74-2805537
Oasis Pipe Line Management Company	Delaware	76-0522775
Oasis Pipe Line Company Texas L.P.	Texas	76-0522641
Energy Transfer Fuel GP, LLC	Delaware	20-1087937
Energy Transfer Fuel, LP	Delaware	20-1087995
ET Fuel Pipeline, L.P.	Delaware	20-4490723
HPL Holdings GP, L.L.C.	Delaware	20-2218475
HP Houston Holdings, L.P.	Delaware	20-2218548
HPL Consolidation LP	Delaware	20-2218693
HPL Storage GP LLC	Delaware	00-0000000
HPL Asset Holdings LP	Delaware	73-1725367
HPL Leaseco LP	Delaware	73-1725376
HPL GP, LLC	Delaware	52-2334474
Houston Pipe Line Company LP	Delaware	52-2334477
HPL Resources Company LP	Delaware	52-2334475
HPL Gas Marketing LP	Delaware	52-2334476
HPL Houston Pipe Line Company, LLC	Delaware	71-0935733

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 9, 2006

PROSPECTUS

$1,500,000,000

ENERGY TRANSFER PARTNERS, L.P.

Common Units

Debt Securities

We may from time to time offer and sell up to $1,500,000,000 in aggregate offering price of common units, representing limited partner interests of Energy Transfer Partners, L.P., and debt securities described in this prospectus in one or more offerings. We will offer the common units and debt securities in amounts, at prices and on terms to be determined by market conditions at the time of our offerings. This prospectus describes the general terms of these common units and debt securities and the general manner in which we will offer the common units and debt securities. The specific terms of any common units and debt securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the common units and debt securities.

Investing in our common units and debt securities involves risks. You should carefully consider the risk factors described under “Risk Factors” beginning on page 3 of this prospectus before you make an investment in our securities.

Our common units are traded on the New York Stock Exchange, or the NYSE, under the symbol “ETP.” The last reported sales price of our common units on the NYSE on August 4, 2006 was $45.32 per common unit.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2006

You should only rely on the information contained or incorporated by reference in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference is accurate as of any date other than the date on the front of those documents or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since these dates. We will disclose any material changes in our affairs in an amendment to this prospectus, a prospectus supplement or a future filing with the Securities and Exchange Commission incorporated by reference in this prospectus.

The following is a list of certain acronyms and terms generally used in the energy industry and throughout this document:

/d	per day

Bbls	barrels

Btu	British thermal unit, an energy measurement

Mcf	thousand cubic feet

MMBtu	million British thermal unit

MMcf	million cubic feet

Bcf	Billion cubic feet

NGL	natural gas liquid, such as propane, butane and natural gasoline

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf registration process, we may sell up to $1.5 billion in aggregate offering price of common units and debt securities as described in this prospectus in one or more offerings. This prospectus generally describes Energy Transfer Partners, L.P. and the securities. Each time we sell securities with this prospectus, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information in this prospectus. The information in this prospectus is accurate as of August 9, 2006. Therefore, before you invest in our securities, you should carefully read this prospectus and any prospectus supplement and the additional information described under the heading “Where You Can Find More Information.” All references in this prospectus to “we,” “us,” “ETP,” the “Partnership” and “our” refer to Energy Transfer Partners, L.P.

ABOUT ENERGY TRANSFER PARTNERS

We are one of the three largest publicly traded master limited partnerships in the United States in terms of market capitalization. We are engaged in the natural gas midstream, transportation and storage business through our operating subsidiary, La Grange Acquisition, L.P. (“ETC OLP”), and are a retail marketer of propane in the United States through our operating subsidiaries, Heritage Operating, L.P. (“HOLP”) and Titan Propane LLC (“Titan”). We became a publicly traded master limited partnership in conjunction with an initial public offering as Heritage Propane Partners, L.P. in June of 1996. In January 2004, we combined the natural gas midstream and transportation operations of ETC OLP with the retail propane operations of the Partnership. In March 2004, we changed our name to Energy Transfer Partners, L.P.

ETC OLP’s operations are divided into two business segments, consisting of the midstream segment and the transportation and storage segment. We own and/or operate approximately 11,700 miles of natural gas gathering and transportation pipelines, plus an additional 550 miles under construction, three natural gas processing plants, two of which are currently connected to our gathering systems, fourteen natural gas treating facilities and three natural gas storage facilities. Our midstream segment focuses on the gathering, compression, treating, blending, processing and marketing of natural gas and is currently concentrated in the Austin Chalk trend of southeast Texas, the Permian Basin of west Texas, the Barnett Shale in north Texas and the Bossier sands area in east Texas. Our transportation and storage segment focuses on the transportation of natural gas between major markets from various natural gas producing areas through connections with other pipeline systems as well as through our Oasis Pipeline, East Texas Pipeline System, the ET Fuel System, the HPL System and our Fort Worth Basin Pipeline. Our storage facilities consist of the Bammel Gas Storage Facility, the Bethel Storage Facility and the Bryson Storage Facility.

Through HOLP and Titan, we are one of the three largest retail propane marketers in the United States based upon gallons sold, serving more than 1,000,000 customers from approximately 440 customer service locations in 40 states. Our propane operations extend from coast to coast and Alaska, with concentrations in the western, upper midwestern, northeastern and southeastern regions of the United States.

We are a limited partnership formed under the laws of the State of Delaware. Our executive offices are located at 2838 Woodside Street, Dallas, Texas 75204. Our telephone number is (214) 981-0700. We maintain a website at http://www.energytransfer.com that provides information about our business and operations. Information contained on this website, however, is not incorporated into or otherwise a part of this prospectus.

THE SUBSIDIARY GUARANTORS

Heritage Operating, L.P., Heritage Service Corp., Titan Energy GP, L.L.C., Titan Energy Partners, L.P., Titan Propane LLC, Titan Propane Services, Inc., La Grange Acquisition, L.P., Five Dawaco, LLC, ET Company I, Ltd., Chalkley Transmission Company, Ltd., Whiskey Bay Gathering Company, Ltd., Whiskey Bay Gas Company, Ltd., TETC, LLC, Texas Energy Transfer Company, Ltd., LG PL, LLC, ETC Texas Pipeline, Ltd., ETC Texas Processing, Ltd., ETC Katy Pipeline, Ltd., ETC Gas Company, Ltd., LGM, LLC, ETC Marketing, Ltd., ETC Oasis GP, LLC, Oasis Pipeline, LP, ETC Oasis, L.P., Oasis Pipe Line Company, Oasis Pipe Line Finance Company, Oasis Partner Company, Oasis Pipe Line Management Company, Oasis Pipe Line Company Texas L.P., Energy Transfer Fuel GP, LLC, Energy Transfer Fuel, LP, ET Fuel Pipeline, L.P., HPL Holdings GP, L.L.C, HP Houston Holdings, L.P., HPL Consolidation LP, HPL Storage GP LLC, HPL Asset Holdings LP, HPL Leaseco LP, HPL GP, LLC, Houston Pipe Line Company LP, HPL Resources Company LP, HPL Gas Marketing LP and HPL Houston Pipe Line Company, LLC may unconditionally guarantee any series of debt securities of Energy Transfer Partners, L.P. offered by this prospectus, as set forth in a related prospectus supplement. As used in this prospectus, the term “Subsidiary Guarantors” means Heritage Operating, L.P., Heritage Service Corp., Titan Energy GP, L.L.C., Titan Energy Partners, L.P., Titan Propane LLC, Titan Propane Services, Inc., La Grange Acquisition, L.P., Five Dawaco, LLC, ET Company I, Ltd., Chalkley Transmission Company, Ltd., Whiskey Bay Gathering Company, Ltd., Whiskey Bay Gas Company, Ltd., TETC, LLC, Texas Energy Transfer Company, Ltd., LG PL, LLC, ETC Texas Pipeline, Ltd., ETC Texas Processing, Ltd., ETC Katy Pipeline, Ltd., ETC Gas Company, Ltd., LGM, LLC, ETC Marketing, Ltd., ETC Oasis GP, LLC, Oasis Pipeline, LP, ETC Oasis, L.P., Oasis Pipe Line Company, Oasis Pipe Line Finance Company, Oasis Partner Company, Oasis Pipe Line Management Company, Oasis Pipe Line Company Texas L.P., Energy Transfer Fuel GP, LLC, Energy Transfer Fuel, LP, ET Fuel Pipeline, L.P., HPL Holdings GP, L.L.C, HP Houston Holdings, L.P., HPL Consolidation LP, HPL Storage GP LLC, HPL Asset Holdings LP, HPL Leaseco LP, HPL GP, LLC, Houston Pipe Line Company LP, HPL Resources Company LP, HPL Gas Marketing LP and HPL Houston Pipe Line Company, LLC.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the following risk factors included below, together with all of the other information included in, or incorporated by reference into, this prospectus in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our common units could decline and you could lose all or part of your investment.

Risks Inherent in an Investment in Us

Cash distributions are not guaranteed and may fluctuate with our performance and other external factors.

The amount of cash we can distribute on our common units or other partnership securities depends upon the amount of cash we generate from our operations. The amount of cash we generate from our operations will fluctuate from quarter to quarter and will depend upon, among other things:

•	the amount of natural gas transported on the Oasis Pipeline and in our gathering systems;

•	the level of throughput in our processing and treating operations;

•	the fees we charge and the margins we realize for our services;

•	the price of natural gas;

•	the relationship between natural gas and NGL prices;

•	the weather in our operating areas;

•	the cost to us of the propane we buy for resale and the prices we receive for our propane;

•	the level of competition from other propane companies and other energy providers;

•	the level of our operating costs; and

•	prevailing economic conditions.

In addition, the actual amount of cash available for distribution will also depend on other factors, such as:

•	the level of capital expenditures we make;

•	the cost of acquisitions, if any;

•	the levels of any margin calls that result from changes in commodity prices;

•	our debt service requirements;

•	fluctuations in our working capital needs;

•	our ability to make working capital borrowings under our credit facilities to make distributions;

•	restrictions on distributions contained in our debt agreements; and

•	the amount, if any, of cash reserves established by the general partner in its discretion for the proper conduct of our business.

Because of all these factors, we cannot guarantee that we will have sufficient available cash to pay a specific level of cash distributions to our unitholders.

Furthermore, you should be aware that the amount of cash we have available for distribution depends primarily upon our cash flow, including cash flow from financial reserves and working capital borrowings, and is not solely a function of profitability, which will be affected by non-cash items. As a result, we may make cash distributions during periods when we record net losses and may not make cash distributions during periods when we record net income.

We may sell additional limited partner interests, diluting existing interests of unitholders.

Our partnership agreement allows us to issue an unlimited number of additional limited partner interests, including securities senior to the common units, without the approval of the unitholders. The issuance of additional common units or other equity securities will have the following effects:

•	the current proportionate ownership interest of our unitholders in us will decrease;

•	the amount of cash available for distribution on each common unit or partnership security may decrease;

•	the relative voting strength of each previously outstanding common unit may be diminished; and

•	the market price of the common units or partnership securities may decline.

Future sales of our units or other limited partner interests in the trading market could reduce the market price of unitholders’ limited partner interests.

As of May 31, 2006, Energy Transfer Equity, L.P., which we refer to as “ETE” in this prospectus (formerly La Grange Energy, L.P.), owned 33,843,690 common units and 2,570,150 class F units, which may be converted to common units. ETE owns our general partner. If ETE were to sell and/or distribute its common units to the holders of its equity interests in the future, those holders may dispose of some or all of these units. The sale or disposition of a substantial portion of these units in the trading markets could reduce the market price of our outstanding common units.

On July 10. 2006, we announced that a special meeting of our common unitholders will be held at 10:00 a.m. Central Daylight Time on August 15, 2006 to consider and approve of the conversion of our class F units into common units. The record date for determining the holders of common units entitled to vote at the special meeting was July 20, 2006.

Our increased debt level and debt agreements may limit our ability to make distributions to unitholders and our future financial and operating flexibility.

As of May 31, 2006, we had approximately $2.1 billion of consolidated debt outstanding on a pro forma basis after giving effect to the acquisition of Titan, including the incurrence of additional borrowings related to the acquisition of Titan, which indebtedness represented approximately 50% of our total book capitalization as of that date on a pro forma basis. Our indebtedness consists of $750.0 million in principal amount of 5.95% Senior Notes due 2015, $400.0 million in principal amount of 5.65% Senior Notes due 2012 and a Revolving Credit Facility that allows for borrowings of up to $1.3 billion, which is expandable to $1.5 billion, through June 29, 2011. We also maintain separate credit facilities for HOLP. The terms of our indebtedness and our operating partnerships, ETC, OLP and HOLP, (which are collectively referred to as the “Operating Partnerships” in this prospectus), are described in more detail below. Our level of indebtedness affects our operations in several ways, including, among other things:

•	a significant portion of our cash flow from operations will be dedicated to the payment of principal and interest on outstanding debt and will not be available for other purposes, including payment of distributions;

•	covenants contained in our existing debt arrangements require us to meet financial tests that may adversely affect our flexibility in planning for and reacting to changes in our business;

•	our ability to obtain additional financing for working capital, capital expenditures, acquisitions and general partnership purposes may be limited;

•	we may be at a competitive disadvantage relative to similar companies that have less debt; and

•	we may be more vulnerable to adverse economic and industry conditions as a result of our significant debt level.

•	failure to comply with the various restrictive and affirmative covenants of the credit agreements could negatively impact our ability and the ability of our subsidiaries to incur additional debt and our ability to pay our distributions. We are required to measure these financial tests and covenants quarterly and, as of May 31, 2006, we were in compliance with all financial requirements, tests, limitations, and covenants related to financial ratios under our existing credit agreements.

Senior Notes

On January 18, 2005, in a Rule 144A private placement offering, we issued $750.0 million in aggregate principal amount of 5.95% Senior Notes due on February 1, 2015, which we refer to as the “2015 Unregistered Notes” in this prospectus. We recorded a discount of $2.2 million and debt issue costs of $7.4 million in connection with the issuance of the 2015 Unregistered Notes. The net proceeds of approximately $741.0 million were used to repay the indebtedness and accrued interest outstanding under the then existing credit facilities that were previously secured by the assets of ETC OLP. On July 29, 2005, we completed the exchange of the 2015 Unregistered Notes for substantially similar notes registered under the Securities Act of 1933, as amended.

On July 29, 2005, in a Rule 144A private placement offering, we issued $400.0 million in aggregate principal amount of 5.65% Senior Notes due on August 1, 2012, which we refer to as the “2012 Unregistered Notes” in this prospectus and together with the 2015 Unregistered Notes, the “ETP Senior Notes.” We recorded a discount of $0.4 million in connection with the issuance of the 2012 Unregistered Notes. The net proceeds of approximately $397.1 million from the sale of the 2012 Unregistered Notes were used to retire a portion of our outstanding indebtedness under our revolving credit facility, to fund capital expansion projects and for general partnership purposes. We commenced an offer to exchange the 2012 Unregistered Notes for substantially similar registered notes, which closed on March 31, 2006. All $400.0 million of Unregistered Notes were tendered and were replaced with a like amount of substantially similar registered notes.

The ETP Senior Notes represent senior unsecured obligations of Energy Transfer Partners, L.P. and rank equally with all of our other existing and future unsecured and unsubordinated indebtedness. The ETP Senior Notes are jointly and severally guaranteed by ETC OLP and all of the direct and indirect wholly-owned and majority-owned subsidiaries of ETC OLP. The subsidiary guarantees rank equally in right of payment with all of the existing and future unsubordinated indebtedness of our guarantor subsidiaries. The ETP Senior Notes and each guarantee will effectively rank junior to any future indebtedness of ours or our subsidiary guarantors that is both secured and unsubordinated to the extent of the value of the assets securing such indebtedness, and the ETP Senior Notes will effectively rank junior to all indebtedness and other liabilities of our existing and future subsidiaries that are not subsidiary guarantors.

The ETP Senior Notes were issued under an indenture containing covenants, which include covenants that restrict our ability to, subject to certain exceptions, incur debt secured by liens, engage in sale and leaseback transactions or merge or consolidate with another entity or sell substantially all of our assets.

Revolving Credit Facility

On December 13, 2005, we entered into the ETP Revolving Credit Facility, a $900 million five-year revolving credit facility available through December 13, 2010 which replaced our previous revolving credit facility. The ETP Revolving Credit Facility was amended as of June 29, 2006 to increase the facility to 1.3 billion, which is expandable to $1.5 billion, and extended the maturity date to June 29, 2011. Amounts borrowed under the ETP Revolving Credit Facility bear interest at a rate based on either a Eurodollar rate, or a prime rate. The maximum commitment fee payable on the unused portion of the facility is 0.175%.

The ETP Revolving Credit Facility requires that, on the last day of each of our fiscal quarters, the ratio of our Consolidated Funded Debt (as defined in the credit agreement relating to the ETP Revolving Credit Facility) to our Consolidated EBITDA (as defined in the credit agreement relating to the ETP Revolving Credit Facility)

for the four fiscal quarters most recently ended must be no greater than 4.75 to 1.00 except that, on the last day of any fiscal quarter in which we or our subsidiaries makes an acquisition with a purchase price of $50.0 million or more such ratio must be no greater than 5.25 to 1.0. You should note that our Consolidated Debt to our Consolidated EBITDA for purposes of our financial covenants includes only our operations and our Restricted Subsidiaries’ operations and exclude our operations and those of our subsidiaries that are not Restricted Subsidiaries. In addition, this facility requires that the ratio of our Consolidated EBITDA (as defined in the credit agreement relating to the ETP Revolving Credit Facility) to our Consolidated Interest Expense (as defined in the credit agreement relating to the ETP Revolving Credit Facility) for the four fiscal quarters most recently ended must not be less than 3.0 to 1.0. We satisfied our leverage ratio covenants for the fiscal year ended August 31, 2005 and for the three months ended May 31, 2006 and therefore were able to make the cash distributions at the levels we distributed during these periods.

On May 31, 2006, we entered into a $250.0 million Revolving Credit Facility (the “Short-Term Revolving Facility”) which matures on December 1, 2006. Amounts borrowed under this facility will bear interest at a rate based on either a Eurodollar rate or a base rate. There were no amounts outstanding on this facility as of May 31, 2006. The proceeds are intended to be used for working capital purposes. The maximum commitment fee payable on the unused portion of the facility is 0.25%. The Short-Term Revolving Facility is fully and unconditionally guaranteed by ETC OLP and all of the direct and indirect wholly-owned subsidiaries of ETC OLP. The Short-Term Revolving Facility is unsecured and has equal rights to holders of our other current and future unsecured debt. On July 3, 2006, we reduced our borrowing capacity on the Short-Term Revolving Facility to $200.0 million. All terms, and maturity date, as mentioned above remain unchanged.

ETC OLP and its designated subsidiaries act as guarantors of the debt obligations under the ETP Revolving Credit Facility and the Short-Term Revolving Facility. If we were to default on the ETP Revolving Credit Facility or the Short-Term Revolving Facility, ETC OLP and its designated subsidiaries would be responsible for full repayment of our debt obligations under the ETP Revolving Credit Facility or the Short-Term Revolving Facility, as applicable. The ETP Revolving Credit Facility and the Short-Term Revolving Facility are unsecured and the lenders thereunder have equal rights to holders of our other current and future unsecured senior debt.

HOLP Facilities

Working Capital Facility. Effective March 31, 2004, HOLP entered into the Third Amended and Restated Credit Agreement, which includes a $75.0 million senior revolving working capital facility available through December 31, 2006, which we refer to as the “HOLP Working Capital Facility” in this prospectus. Amounts borrowed under the working capital facility bear interest at a rate based on either a Eurodollar rate or a prime rate. The weighted average interest rate was 5.308% for the amount outstanding at August 31, 2005. HOLP must reduce the principal amount of working capital borrowings to $10.0 million for a period of not less than 30 consecutive days at least one time during each fiscal year. HOLP completed the 30-day clean down requirement under the HOLP Working Capital Facility during the third quarter ended May 31, 2006. All receivables, contracts, equipment (other than vehicles), inventory, general intangibles, cash concentration accounts of HOLP, and the capital stock of HOLP’s subsidiaries secure the HOLP Working Capital Facility. A $5.0 million Letter of Credit issuance is available to HOLP for up to 30 days prior to the maturity date of the HOLP Working Capital Facility. As of May 31, 2006, the HOLP Working Capital Facility did not have a balance outstanding. There were outstanding Letters of Credit for the HOLP Working Capital Facility of $6.1 million at May 31, 2006. Letter of Credit Exposure plus the Working Capital Loan cannot exceed the $75.0 million maximum Working Capital Facility. In no event may our Letter of Credit exposure under the HOLP Working Capital Facility exceed $15.0 million at any one time.

Prior to May 31, 2006, HOLP also maintained a $75.0 million Senior Revolving Acquisition Facility, which we refer to as the “HOLP Acquisition Facility” in this prospectus. During the second quarter of fiscal year 2006, HOLP paid in full the outstanding indebtedness under the HOLP Acquisition Facility and canceled the facility.

Senior Secured Notes. In connection with our initial public offering, on June 25, 1996, HOLP entered into a Note Purchase Agreement whereby HOLP issued $120 million principal amount of 8.55% Senior Secured Notes, which we refer to as the “HOLP Notes” in this prospectus, with institutional investors. Interest is payable semi-annually in arrears on each December 31 and June 30. The HOLP Notes have a final maturity of June 30, 2011, with ten equal mandatory repayments of principal, which began on June 30, 2002. At May 31, 2006, $72 million of principal debt was outstanding under the HOLP Notes.

On November 19, 1997, HOLP entered into a Note Purchase Agreement that provided for the issuance of up to $100 million of senior secured promissory notes, which we refer to as “HOLP Medium Term Note Program” in this prospectus, if certain conditions were met. An initial placement of $32 million (Series A and B), at an average interest rate of 7.23% with an average 10-year maturity, was completed at the closing of the HOLP Medium Term Note Program. Interest is payable semi-annually in arrears on each November 19 and May 19. An additional placement of $15 million (Series C, D and E), at an average interest rate of 6.59% with an average 12-year maturity, was completed in March 1998. Interest is payable on Series C semi-annually in arrears on each September 13 and March 13. The proceeds of the placements were used to refinance amounts outstanding under the HOLP Acquisition Facility. No future placements are permitted under the unused portion of the HOLP Medium Term Note Program. During the fiscal year ended August 31, 2003, $3.9 million and $5.0 million of the proceeds from the issuance of 1,610,000 of Common Units were used to retire the balance of the Series D and Series E Senior Secured Notes, respectively. At May 31, 2006, $24.0 million of principal debt was outstanding under the HOLP Medium Term Note Program.

On August 10, 2000, HOLP entered into a Note Purchase Agreement, which we refer to as “HOLP Senior Secured Promissory Notes” in this prospectus, that provided for the issuance of up to $250 million of fixed rate senior secured promissory notes if certain conditions were met. An initial placement of $180 million (Series A through F) at an average rate of 8.66% with an average 13-year maturity was completed in conjunction with the merger with U.S. Propane. Interest is payable quarterly. The proceeds were used to finance the transaction with U.S. Propane and retire a portion of existing debt. On May 24, 2001, HOLP issued an additional $70 million (Series G through I) of the Senior Secured Promissory Notes to a group of institutional lenders with 7-, 12- and 15-year maturities and an average coupon rate of 7.66%. HOLP used the net proceeds from the Senior Secured Promissory Notes to repay the balance outstanding under the HOLP Acquisition Facility and to reduce other debt. Interest is payable quarterly. During the fiscal year ended August 31, 2003, HOLP used $7.5 million and $19.5 million of the proceeds from the issuance of 1,610,000 of common units to retire a portion of the Series G and Series H Senior Secured Promissory Notes, respectively. At May 31, 2006, $192.1 million of principal debt was outstanding under the HOLP Senior Secured Promissory Notes.

Covenants Related to HOLP Credit Agreements. The Note Agreements for each of the HOLP Notes, the HOLP Medium Term Note Program and the HOLP Senior Secured Promissory Notes, and HOLP Working Capital Facility contain customary restrictive covenants applicable to HOLP, changes in ownership of HOLP, including limitations on the level of additional indebtedness, creation of liens, and substantial disposition of assets. These covenants require HOLP to maintain ratios of Consolidated Funded Indebtedness to Consolidated EBITDA (as defined in the Note Purchase Agreements of HOLP) of not more than 4.75 to 1.00 and Consolidated EBITDA to Consolidated Interest Expense (as defined in the Note Purchase Agreements of HOLP) of not less than 2.25 to 1. For purposes of calculating the ratios under the Note Purchase Agreements of HOLP, Consolidated EBITDA is based upon the HOLP’s EBITDA, as adjusted, during the most recent four quarterly periods and modified to give pro forma effect for acquisitions and divestures made during the test period, and is compared to Consolidated Funded Indebtedness as of the test date and the Consolidated Interest Expense for the most recent twelve months. The Note Purchase Agreements also provide that HOLP may declare, make, or incur a liability to make, a restricted payment during each fiscal quarter, if: (a) the amount of such restricted payment, together with all other restricted payments during such quarter, do not exceed Available Cash (As defined in the Note Purchase Agreements of HOLP) with respect to the immediately preceding quarter; (b) no default or event of default exists before such restricted payment; and (c) HOLP’s restricted payments are not greater than the product of HOLP’s Percentage of Aggregate Available Cash multiplied by the Aggregate Partner Obligations (as defined in the Note Purchase Agreements). The Note Purchase Agreements further provide that HOLP’s Available Cash is required to reflect a reserve equal to 50% of the interest to be paid on the HOLP Notes. In addition, in the third, second and first quarters preceding a quarter in which a scheduled principal payment is to be made on the notes, Available Cash is required to reflect a reserve equal to 25%, 50%, and 75%, respectively, of the principal amount to be repaid on such payment dates.

Failure to comply with the various restrictive and affirmative covenants of HOLP Working Capital Facility and the Note Agreements could negatively impact our ability to incur additional debt and our ability to pay distributions. We are required to measure these financial tests and covenants quarterly and were in compliance with all financial requirements, tests, limitations, and covenants related to financial ratios under the Senior Secured Notes, Medium Term Note Program, Senior Secured Promissory Notes, and the Working Capital Facility at May 31, 2006. All receivables, contracts, equipment, inventory, general intangibles, cash concentration accounts, and the capital stock of HOLP and its subsidiaries secure the Senior Secured, Medium Term, and Senior Secured Promissory Notes. In addition to the stated interest rate for the Notes, we are required to pay an additional 1% per annum on the outstanding balance of the Notes at such time as the Notes are not rated investment grade status or higher. Since April 18, 2004, the Notes have rated investment grade or better thereby alleviating the requirement that we pay the additional 1% interest.

The general partner is not elected by the unitholders and cannot be removed without its consent.

Unlike the holders of common stock in a corporation, unitholders have only limited voting rights on matters affecting our business, and therefore limited ability to influence management’s decisions regarding our business. Unitholders did not elect our general partner and will have no right to elect our general partner on an annual or other continuing basis. Although our general partner has a fiduciary duty to manage us in a manner beneficial to Energy Transfer Partners, L.P. and the unitholders, the directors of our general partner and its general partner, Energy Transfer Partners, L.L.C., have a fiduciary duty to manage the general partner and its general partner in a manner beneficial to the owners of those entities.

Furthermore, if the unitholders are dissatisfied with the performance of our general partner, they will have little ability to remove our general partner. The general partner generally may not be removed except upon the vote of the holders of 66 2/3% of the outstanding units voting together as a single class, including units owned by the general partner and its affiliates. Prior to any sales or distributions pursuant to this prospectus, ETE and its affiliates held approximately 33% of all the units, with an approximately 2% of units held by our officers and directors. Consequently, it could be difficult to remove the general partner without the consent of the general partner and our affiliates.

Furthermore, unitholders’ voting rights are further restricted by the partnership agreement provision providing that any units held by a person that owns 20% or more of any class of units then outstanding, other than the general partner and its affiliates, cannot be voted on any matter.

The control of our general partner may be transferred to a third party without unitholder consent.

The general partner may transfer its general partner interest to a third party in a merger or in a sale of all or substantially all of its assets without the consent of the unitholders. Furthermore, there is no restriction in the partnership agreement on the ability of the general partner of our general partner from transferring its general partner interest in our general partner to a third party. Any new owner of the general partner would be in a position to replace the officers of the general partner with its own choices and to control the decisions taken by such officers.

Unitholders may be required to sell their units to the general partner at an undesirable time or price.

If at any time less than 20% of the outstanding units of any class are held by persons other than the general partner and its affiliates, the general partner will have the right to acquire all, but not less than all, of those units at a price no less than their then-current market price. As a consequence, a unitholder may be required to sell his common units at an undesirable time or price. The general partner may assign this purchase right to any of its affiliates or to us.

Cost reimbursements due our general partner may be substantial and reduce our ability to pay the distributions to unitholders.

Prior to making any distributions on the units, we will reimburse our general partner for all expenses it has incurred on our behalf. In addition, our general partner and its affiliates may provide us with services for which we will be charged reasonable fees as determined by the general partner. The reimbursement of these expenses and the payment of these fees could adversely affect our ability to make distributions to the unitholders. Our general partner has sole discretion to determine the amount of these expenses and fees.

Unitholders may have liability to repay distributions.

Under certain circumstances unitholders may have to repay us amounts wrongfully returned or distributed to them. Under Delaware law, we may not make a distribution to you if the distribution causes our liabilities to exceed the fair value of our assets. Liabilities to partners on account of their partnership interests and non- recourse liabilities are not counted for purposes of determining whether a distribution is permitted. Delaware law provides that a limited partner who receives such a distribution and knew at the time of the distribution that the distribution violated Delaware law will be liable to the limited partnership for the distribution amount for three years from the distribution date. Under Delaware law, an assignee who becomes a substituted limited partner of a limited partnership is liable for the obligations of the assignor to make contributions to the partnership. However, such an assignee is not obligated for liabilities unknown to him at the time he or she became a limited partner if the liabilities could not be determined from the partnership agreement.

Our partnership agreement limits our general partner’s fiduciary duties to our unitholders and restricts the remedies available to unitholders for actions taken by our general partner that might otherwise constitute breaches of fiduciary duty.

Our partnership agreement contains provisions that waive or consent to conduct by our general partner and its affiliates that reduce the obligations to which our general partner would otherwise be held by state-law fiduciary duty standards. The following is a summary of the material restrictions contained in our partnership agreement on the fiduciary duties owed by our general partner to the limited partners. Our partnership agreement:

•	permits our general partner to make a number of decisions in its “sole discretion.” This entitles our general partner to consider only the interests and factors that it desires, and it has no duty or obligation to give any consideration to any interest of, or factors affecting, us, our affiliates or any limited partner;

•	provides that our general partner is entitled to make other decisions in its “reasonable discretion”;

•	generally provides that affiliated transactions and resolutions of conflicts of interest not involving a required vote of unitholders must be “fair and reasonable” to us and that, in determining whether a transaction or resolution is “fair and reasonable,” our general partner may consider the interests of all parties involved, including its own. Unless our general partner has acted in bad faith, the action taken by our general partner shall not constitute a breach of its fiduciary duty; and

•	provides that our general partner and its officers and directors will not be liable for monetary damages to us, our limited partners or assignees for errors of judgment or for any acts or omissions if our general partner and those other persons acted in good faith.

In order to become a limited partner of our partnership, a common unitholder is required to agree to be bound by the provisions in the partnership agreement, including the provisions discussed above.

The general partner’s absolute discretion in determining the level of cash reserves may adversely affect our ability to make cash distributions to our unitholders.

Our partnership agreement requires the general partner to deduct from operating surplus cash reserves that in its reasonable discretion are necessary to fund our future operating expenditures. In addition, the partnership agreement permits the general partner to reduce available cash by establishing cash reserves for the proper conduct of our business, to comply with applicable law or agreements to which we are a party or to provide funds for future distributions to partners. These cash reserves will affect the amount of cash available for distribution to unitholders.

Our general partner has conflicts of interest and limited fiduciary responsibilities, which may permit our general partner to favor its own interests to the detriment of unitholders.

Prior to any sales or distributions pursuant to this prospectus, ETE and its affiliates directly and indirectly owned an aggregate limited partner interest of approximately 33% and our officers and directors owned approximately 2% of the limited partner interests in us. Conflicts of interest could arise in the future as a result of relationships between our general partner and its affiliates, on the one hand, and us, on the other hand. As a result of these conflicts our general partner may favor its own interests and those of its affiliates over the interests of the unitholders. The nature of these conflicts includes the following considerations:

•	Remedies available to unitholders for actions that might, without the limitations, constitute breaches of fiduciary duty. Unitholders are deemed to have consented to some actions and conflicts of interest that might otherwise be deemed a breach of fiduciary or other duties under applicable state law.

•	Our general partner is allowed to take into account the interests of parties in addition to us in resolving conflicts of interest, thereby limiting its fiduciary duties to the unitholders.

•	Our general partner’s affiliates are not prohibited from engaging in other businesses or activities, including those in direct competition with us.

•	Our general partner determines the amount and timing of asset purchases and sales, capital expenditures, borrowings and reserves, each of which can affect the amount of cash that is distributed to unitholders.

•	Our general partner determines whether to issue additional units or other equity securities of us.

•	Our general partner determines which costs are reimbursable by us.

•	Our general partner controls the enforcement of obligations owed to us by it.

•	Our general partner decides whether to retain separate counsel, accountants or others to perform services for us.

•	Our general partner is not restricted from causing us to pay it or its affiliates for any services rendered on terms that are fair and reasonable to us or entering into additional contractual arrangements with any of these entities on our behalf.

•	In some instances our general partner may borrow funds in order to permit the payment of distributions, even if the purpose or effect of the borrowing is to make incentive distributions.

Risks Related to our Business

The profitability of our midstream, transportation and storage business is largely dependent upon natural gas commodity prices, price spreads between two or more physical locations and market demand for natural gas and NGLs, which are factors beyond our control and have been volatile.

Income from our midstream, transportation and storage business is exposed to risks due to fluctuations in commodity prices. For a portion of the natural gas gathered at the Southeast Texas System, we purchase natural gas from producers at the wellhead at a price that is at a discount to a specified index price and then gather and deliver the natural gas to pipelines where we typically resell the natural gas at the index price. Generally, the gross margins we realize under these discount-to-index arrangements decrease in periods of low natural gas prices because these gross margins are based on a percentage of the index price.

For a portion of the natural gas gathered at the Southeast Texas System, we enter into percentage-of- proceeds arrangements and keep-whole arrangements, pursuant to which we agree to gather and process natural gas received from the producers. Under percentage-of-proceeds arrangements, we generally sell the residue gas and NGLs at market prices and remit to the producers an agreed upon percentage of the proceeds based on an index price. In other cases, instead of remitting cash payments to the producer, we deliver an agreed upon percentage of the residue gas and NGL volumes to the producer and sell the volumes we keep to third parties at market prices. Under these arrangements our revenues and gross margins decline when natural gas prices and NGL prices decrease. Accordingly, a decrease in the price of natural gas or NGLs could have an adverse effect on our results of operations. Under keep-whole arrangements, we generally sell the NGLs produced from our gathering and processing operations to third parties at market prices. Because the extraction of the NGLs from the natural gas during processing reduces the Btu content of the natural gas, we must either purchase natural gas at market prices for return to producers or make a cash payment to producers equal to the value of this natural gas. Under these arrangements, our revenues and gross margins decrease when the price of natural gas increases relative to the price of NGLs if we are not able to bypass our processing plants and sell the unprocessed natural gas.

In the past, the prices of natural gas and NGLs have been extremely volatile, and we expect this volatility to continue. For example, during our fiscal year ended August 31, 2005, the New York Mercantile Exchange, or NYMEX, settlement price for the prior month contract ranged from a high of $7.98 per MMBtu to a low of $5.08 per MMBtu. A composite of the Mt. Belvieu average NGLs price based upon our average NGLs composition during our fiscal year ended August 31, 2005 ranged from a high of approximately $0.98 per gallon to a low of approximately $0.73 per gallon.

Average realized natural gas sales prices for the twelve months ended May 31, 2006 exceeded our historical realized natural gas prices. For example, our average realized natural gas price increased $2.14, or 36%, from $5.97 per MMBtu for the twelve months ended May 31, 2005 to $8.11 per MMBtu for the twelve months ended May 31, 2006. On July 31, 2006, the NYMEX settlement price for September 2006 natural gas deliveries was $8.21 per MMBtu, which was 1% higher than our average natural gas price for the twelve months ended May 31, 2006. Natural gas prices are subject to significant fluctuations, and we cannot assure you that natural gas prices will remain at the high levels recently experienced.

Our Oasis Pipeline, East Texas Pipeline System, ET Fuel System and Houston Pipeline System receive fees for transporting natural gas for our customers. Although a significant amount of the pipeline capacity of the East Texas Pipeline System and various pipeline segments of the ET Fuel System is committed under long-term fee-based contracts, the remaining capacity of our transportation pipelines is subject to fluctuation in demand based on the markets and prices for natural gas and NGLs, which factors may result in decisions by natural gas producers to reduce production of natural gas during periods of lower prices for natural gas and NGLs or may result in decisions by end users of natural gas and NGLs to reduce consumption of these fuels during periods of higher prices for these fuels.

The markets and prices for natural gas and NGLs depend upon factors beyond our control. These factors include demand for oil, natural gas and NGLs, which fluctuate with changes in market and economic conditions, and other factors, including:

•	the impact of weather on the demand for oil and natural gas;

•	the level of domestic oil and natural gas production;

•	the availability of imported oil and natural gas;

•	actions taken by foreign oil and gas producing nations;

•	the availability of local, intrastate and interstate transportation systems;

•	the price, availability and marketing of competitive fuels;

•	the demand for electricity;

•	the impact of energy conservation efforts; and

•	the extent of governmental regulation and taxation.

Our success depends upon our ability to continually contract for new sources of natural gas supply.

In order to maintain or increase throughput levels on our gathering and transportation pipeline systems and asset utilization rates at our treating and processing plants, we must continually contract for new natural gas supplies and natural gas transportation services. We may not be able to obtain additional contracts for natural gas supplies for our natural gas gathering systems, and we may be unable to maintain or increase the levels of natural gas throughput on our transportation pipelines. The primary factors affecting our ability to connect new supplies of natural gas to our gathering systems include our success in contracting for existing natural gas supplies that are not committed to other systems and the level of drilling activity and production of natural gas near our gathering systems or in areas that provide access to our transportation pipelines or markets to which our systems connect. The primary factors affecting our ability to attract customers to our transportation pipelines, including Oasis Pipeline, the East Texas Pipeline System, the ET Fuel System or the Houston Pipeline System, consist of our access to other natural gas pipelines, natural gas markets, natural gas-fired power plants and other industrial end-users and the level of drilling and production of natural gas in areas connected to these pipelines and systems.

Fluctuations in energy prices can greatly affect production rates and investments by third parties in the development of new oil and natural gas reserves. Drilling activity and production generally decrease as oil and natural gas prices decrease. We have no control over the level of drilling activity in our areas of operation, the amount of reserves underlying the wells and the rate at which production from a well will decline, sometimes referred to as the “decline rate.” In addition, we have no control over producers or their production decisions, which are affected by, among other things, prevailing and projected energy prices, demand for hydrocarbons, the level of reserves, geological considerations, governmental regulation and the availability and cost of capital.

A substantial portion of our assets, including our gathering systems and our processing and treating plants, are connected to natural gas reserves and wells for which the production will naturally decline over time. In particular, the Southeast Texas System covers portions of the Austin Chalk, Buda, Georgetown, Edwards, Wilcox and other producing formations in southeast Texas, which we collectively refer to as the Austin Chalk trend. This natural gas producing region has generally been characterized by high initial flow rates followed by steep initial declines in production. Accordingly, our cash flows will also decline unless we are able to access new supplies of natural gas by connecting additional production to these systems.

Our transportation pipelines are also dependent upon natural gas production in areas served by our pipelines or in areas served by other gathering systems or transportation pipelines that connect with our transportation pipelines. A material decrease in natural gas production in our areas of operation or in other areas that are connected to our areas of operation by third party gathering systems or pipelines, as a result of depressed commodity prices or otherwise, would result in a decline in the volume of natural gas we handle, which would reduce our revenues and operating income. In addition, our future growth will depend, in part, upon whether we can contract for additional supplies at a greater rate than the rate of natural decline in our currently connected supplies.

The volumes of natural gas we transport on our pipelines may be reduced in the event that the prices at which natural gas is purchased and sold at the Waha Hub, the Katy Hub, the Carthage Hub and the Houston Ship Channel Hub, the four major natural gas trading hubs served by our pipelines, become unfavorable in relation to prices for natural gas at other natural gas trading hubs or in other markets as customers may elect to transport their natural gas to these other hubs or markets using pipelines other than those we operate.

We may not be able to fully execute our growth strategy if we encounter illiquid capital markets or increased competition for qualified assets.

Our strategy contemplates growth through the development and acquisition of a wide range of midstream, transportation, storage, propane and other energy infrastructure assets while maintaining a strong balance sheet. This strategy includes constructing and acquiring additional assets and businesses to enhance our ability to compete effectively and diversify our asset portfolio, thereby providing more stable cash flow. We regularly consider and enter into discussions regarding, and are currently contemplating, the acquisition of additional assets and businesses, stand alone development projects or other transactions that we believe will present opportunities to realize synergies and increase our cash flow.

We may require substantial new capital to finance the future development and acquisition of assets and businesses. Limitations on our access to capital will impair our ability to execute this strategy. Expensive capital will limit our ability to develop or acquire accretive assets. We may be unable to raise the necessary funds on satisfactory terms, if at all.

Consistent with our acquisition strategy, we are continuously engaged in discussions with potential sellers regarding the possible acquisition of additional assets or businesses. Such acquisition efforts may involve our participation in processes that involve a number of potential buyers, commonly referred to as “auction” processes, as well as situations in which we believe we are the only party or one of a very limited number of potential buyers in negotiations with the potential seller. We cannot assure you that our current or future acquisition efforts will be successful or that any such acquisition will be completed on terms considered favorable to us.

In addition, we are experiencing increased competition for the assets we purchase or contemplate purchasing. Increased competition for a limited pool of assets could result in us losing to other bidders more often or acquiring assets at higher prices. Either occurrence would limit our ability to fully execute our growth strategy. Inability to execute our growth strategy may materially adversely impact the market price of our securities.

If we do not make acquisitions on economically acceptable terms, our future growth could be limited.

Historically, our results of operations and our ability to grow and to increase distributions to unitholders has depended principally on our ability to make acquisitions that are accretive to our distributable cash flow per unit. Our acquisition strategy is based, in part, on our expectation of ongoing divestitures of pipeline assets by large industry participants. A material decrease in such divestitures would limit our opportunities for future acquisitions and could adversely affect our business, results of operations, financial condition and cash flows available for distribution to our unitholders.

In addition, we may be unable to make accretive acquisitions for any of the following reasons, among others:

•	because we are unable to identify attractive acquisition candidates or negotiate acceptable purchase contracts with them;

•	because we are unable to raise financing for such acquisitions on economically acceptable terms; or

•	because we are outbid by competitors, some of which are substantially larger than us and have greater financial resources and lower costs of capital then we do.

Furthermore, even if we consummate acquisitions that we believe will be accretive, those acquisitions may in fact adversely affect our results of operations or result in no increase or even a decrease in distributable cash flow per unit. Any acquisition involves potential risks, including the risk that we may:

•	fail to realize anticipated benefits, such as new customer relationships, cost-savings or cash flow enhancements;

•	decrease our liquidity by using a significant portion of our available cash or borrowing capacity to finance acquisitions;

•	significantly increase our interest expense or financial leverage if we incur additional debt to finance acquisitions;

•	encounter difficulties operating in new geographic areas or new lines of business;

•	incur or assume unanticipated liabilities, losses or costs associated with the business or assets acquired for which we are not indemnified or for which the indemnity is inadequate;

•	be unable to hire, train or retrain qualified personnel to manage and operate our growing business and assets;

•	less effectively manage our historical assets, due to the diversion of management’s attention from other business concerns;

•	incur other significant charges, such as impairment of goodwill or other intangible assets, asset devaluation or restructuring charges.

If we consummate future acquisitions, our capitalization and results of operations may change significantly. As we determine the application of our funds and other resources, you will not have an opportunity to evaluate the economics, financial and other relevant information that we will consider.

We depend on certain key producers for our supply of natural gas on the Southeast Texas System, and the loss of any of these key producers could adversely affect our financial results.

For our fiscal year ended August 31, 2005, Anadarko Petroleum Corp. and Chesapeake Energy Corp. supplied us with approximately 42% of the Southeast Texas System’s natural gas supply. We are not the only option available to these producers for disposition of the natural gas they produce. To the extent that these and other producers may reduce the volumes of natural gas that they supply us, we would be adversely affected unless we were able to acquire comparable supplies of natural gas from other producers.

We depend on key customers to transport natural gas on our East Texas Pipeline System and ET Fuel System.

We have entered into nine- and ten-year fee-based transportation contracts with XTO Energy, Inc. pursuant to which XTO Energy has committed to transport certain minimum volumes of natural gas on our pipelines. We have also entered into an eight-year fee-based transportation contract with TXU Portfolio Management Company, L.P., a subsidiary of TXU Corp., which we refer to as TXU Shipper, to transport natural gas on the ET Fuel System to TXU’s electric generating power plants. We have also entered into two eight-year natural gas storage contracts with TXU Shipper to store natural gas at the two natural gas storage facilities that are part of the ET Fuel System. Each of the contracts with TXU Shipper may be extended by TXU Shipper for two additional five-year terms. The failure of XTO Energy or TXU Shipper to fulfill their contractual obligations under these contracts could have a material adverse effect on our cash flow and results of operations if we were not able to replace these customers under arrangements that provide similar economic benefits as these existing contracts.

Federal, state or local regulatory measures could adversely affect our business.

As a natural gas gatherer and intrastate pipeline company, we are generally exempt from Federal Energy Regulatory Commission, or FERC, regulation under the Natural Gas Act of 1938, or NGA, but FERC regulation still significantly affects our business and the market for our products. In recent years, FERC has pursued pro-competitive policies in the regulation of interstate natural gas pipelines. However, we cannot assure you that FERC will continue this approach as it considers matters such as pipeline rates and rules and policies that may affect rights of access to natural gas transportation capacity, transportation and storage facilities. The rates, terms and conditions of some of the transportation and storage services we provide on the Oasis Pipeline and the ET Fuel System are subject to FERC regulation under Section 311 of the Natural Gas Policy Act, or NGPA. Under Section 311, rates charged for transportation and storage must be fair and equitable amounts. Amounts collected in excess of fair and equitable rates are subject to refund with interest, and the terms and conditions of service, set forth in the pipeline’s Statement of Operating Conditions, are subject to FERC approval. Failure to observe the service limitations applicable to storage and transportation service under Section 311, failure to comply with the rates approved by FERC for Section 311 service, and failure to comply with the terms and conditions of service established in the pipeline’s FERC-approved Statement of Operating Conditions could result in an alteration of jurisdictional status and/or the imposition of administrative, civil and criminal penalties.

Our intrastate natural gas transportation and storage facilities are subject to state regulation in Texas and Louisiana, the states in which we operate these types of pipelines. Our intrastate transportation facilities located in Texas are subject to regulation as common purchasers and as gas utilities by the Texas Railroad Commission, or TRRC. The TRRC’s jurisdiction extends to both rates and pipeline safety. The rates we charge for transportation and storage services are deemed just and reasonable under Texas law unless challenged in a complaint. Should a complaint be filed or should regulation become more active, our business may be adversely affected.

Our pipeline operations are also subject to ratable take and common purchaser statutes in Texas and Louisiana, the states where we operate. Ratable take statutes generally require gatherers to take, without undue discrimination, natural gas production that may be tendered to the gatherer for handling. Similarly, common purchaser statutes generally require gatherers to purchase without undue discrimination as to source of supply or producer. These statutes have the effect of restricting our right as an owner of gathering facilities to decide with whom we contract to purchase or transport natural gas. Federal law leaves any economic regulation of natural gas gathering to the states, and some of the states in which we operate have adopted complaint-based or other limited economic regulation of natural gas gathering activities. States in which we operate that have adopted some form of complaint-based regulation, like Texas, generally allow natural gas producers and shippers to file complaints with state regulators in an effort to resolve grievances relating to natural gas gathering rates and access. Other state and local regulations also affect our business.

Our storage facilities are also subject to the jurisdiction of the TRRC. Generally, the TRRC has jurisdiction over all underground storage of natural gas in Texas, unless the facility is part of an interstate gas pipeline facility. Because the ET Fuel System and the Houston Pipeline System natural gas storage facilities are only connected to intrastate gas pipelines, they fall within the TRRC’s jurisdiction and must be operated pursuant to TRRC permit. Certain changes in ownership or operation of TRCC–jurisdictional storage facilities, such as facility expansions and increases in the maximum operating pressure, must be approved by the TRRC through an amendment to the facility’s existing permit. In addition, the TRRC must approve transfers of the permits. The TRRC’s regulations also require all natural gas storage facilities to be operated to prevent waste, the uncontrolled escape of gas, pollution and danger to life or property. Accordingly, the TRRC requires natural gas storage facilities to implement certain safety, monitoring, reporting and record-keeping measures. Violations of the terms and provisions of a TRRC permit or a TRRC order or regulation can result in the modification, cancellation or suspension of an operating permit and/or civil penalties, injunctive relief, or both.

The states in which we conduct operations administer federal pipeline safety standards under the Pipeline Safety Act of 1968, which requires certain pipeline companies to comply with safety standards in constructing and operating the pipelines, and subjects pipelines to regular inspections. Some of our gathering facilities are exempt from the requirements of this Act. In respect to recent pipeline accidents in other parts of the country, Congress and the Department of Transportation have passed or are considering heightened pipeline safety requirements.

Failure to comply with applicable regulations under the NGA, NGPA, Pipeline Safety Act and certain state laws could result in the imposition of administrative, civil and criminal remedies.

Our business involves hazardous substances and may be adversely affected by environmental regulation.

Our natural gas midstream, transportation and storage, as well as our propane, businesses are subject to stringent federal, state, and local environmental laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. These laws and regulations may require the acquisition of permits for our operations, result in capital expenditures to manage, limit, or prevent emissions, discharges, or releases of various materials from our pipelines, plants, and facilities, and impose substantial liabilities for pollution resulting from our operations. Several governmental authorities, such as the U.S. Environmental Protection Agency, have the power to enforce compliance with these laws and regulations and the permits issued under them and frequently mandate difficult and costly remediation measures and other actions. Failure to comply with these laws, regulations, and permits may result in the assessment of administrative, civil, and criminal penalties, the imposition of remedial obligations, and the issuance of injunctive relief.

We may incur substantial environmental costs and liabilities because the underlying risk are inherent to our operations. Joint and several, strict liability may be incurred under environmental laws and regulations in connection with discharges or releases of petroleum hydrocarbons or wastes on, under, or from our properties and facilities, many of which have been used for industrial activities for a number of years. Private parties, including the owners of properties through which our gathering systems pass or facilities where our petroleum hydrocarbons or wastes are taken for reclamation or disposal, may also have the right to pursue legal actions to enforce compliance as well as to seek damages for non-compliance with environmental laws and regulations or for personal injury or property damage. In addition, changes in environmental laws and regulations occur frequently, and any such changes that result in more stringent and costly waste handling, storage, transport disposal or remediation requirements could have a material adverse effect on our operations or financial position.

Any reduction in the capacity of, or the allocations to, our shippers in interconnecting, third-party pipelines could cause a reduction of volumes transported in our pipelines, which would adversely affect our revenues and cash flow.

Users of our pipelines are dependent upon connections to and from third-party pipelines to receive and deliver natural gas and NGLs. Any reduction in the capacities of these interconnecting pipelines due to testing, line repair, reduced operating pressures, or other causes could result in reduced volumes being transported in our pipelines. Similarly, if additional shippers begin transporting volumes of natural gas and NGLs over interconnecting pipelines, the allocations to existing shippers in these pipelines would be reduced, which could also reduce volumes transported in our pipelines. Any reduction in volumes transported in our pipelines would adversely affect our revenues and cash flow.

We encounter competition from other midstream, transportation and storage companies and propane companies.

We experience competition in all of our markets. Our principal areas of competition include obtaining natural gas supplies for the Southeast Texas System and natural gas transportation customers for the Oasis Pipeline, the East Texas Pipeline System and the ET Fuel System. Our competitors include major integrated oil companies, interstate and intrastate pipelines and companies that gather, compress, treat, process, transport, store and market natural gas. The Southeast Texas System competes with natural gas gathering and processing systems owned by Duke Energy Field Services, LLC. The East Texas Pipeline competes with other natural gas transportation pipelines that serve the Bossier Sands area in east Texas and the Barnett Shale area of the Fort Worth Basin in north Texas. The ET Fuel System competes with a number of other natural gas pipelines, including interstate and intrastate pipelines that link the Waha Hub, and the Fort Worth Basin Pipeline competes with other natural gas transportation pipelines serving the Dallas/Ft. Worth area and other pipelines that serve the east central Texas and south Texas markets. Pipelines that we compete with in these areas include those owned by Atmos Energy Corporation, Enterprise Products Partners, L.P., and Enbridge, Inc. Some of our competitors may have greater financial resources and access to larger natural gas supplies than we do.

The acquisition of the Houston Pipeline System increased the number of interstate pipelines and natural gas markets to which we have access and expanded our principal areas of competition to areas such as southeast Texas and the Texas Gulf Coast. As a result of our expanded market presence and diversification, we face additional competitors, such as major integrated oil companies, interstate and intrastate pipelines and companies that gather, compress, treat, process, transport, store and market natural gas, that may have greater financial resources and access to larger natural gas supplies than we do.

Our propane business competes with a number of large national and regional propane companies and several thousand small independent propane companies. Because of the relatively low barriers to entry into the retail propane market, there is potential for small independent propane retailers, as well as other companies that may not currently be engaged in retail propane distribution, to compete with our retail outlets. As a result, we are always subject to the risk of additional competition in the future. Generally, warmer-than-normal weather further intensifies competition. Most of our propane retail branch locations compete with several other marketers or distributors in their service areas. The principal factors influencing competition with other retail propane marketers are:

•	price,

•	reliability and quality of service,

•	responsiveness to customer needs,

•	safety concerns,

•	long-standing customer relationships,

•	the inconvenience of switching tanks and suppliers, and

•	the lack of growth in the industry.

Expanding our business by constructing new pipelines and treating and processing facilities subjects us to risks.

One of the ways that we expect to grow our business is through the construction of additions to our existing gathering, compression, treating, processing and transportation systems. The construction of a new pipeline or the expansion of an existing pipeline, by adding additional compression capabilities or by adding a second pipeline along an existing pipeline, and the construction of new processing or treating facilities, involve numerous regulatory, environmental, political and legal uncertainties beyond our control and require the expenditure of significant amounts of capital that we will be required to finance through borrowings, the issuance of additional equity or from operating cash flow. If we undertake these projects, they may not be completed on schedule or at all or at the budgeted cost. Moreover, our revenues may not increase immediately following the completion of particular projects. For instance, if we build a new pipeline, the construction will occur over an extended period of time, but we may not materially increase our revenues until long after the project’s completion. Moreover, we may construct facilities to capture anticipated future growth in production in a region in which such growth does not materialize. As a result, new facilities may be unable to attract enough throughput to achieve our expected investment return, which could adversely affect our results of operations and financial condition. As a result, the success of a pipeline construction project will likely depend upon the level of natural gas exploration and development drilling activity in the areas proposed to be serviced by the project as well as our ability to obtain commitments from producers in this area to utilize the newly constructed pipelines.

We are exposed to the credit risk of our customers, and an increase in the nonpayment and nonperformance by our customers could reduce our ability to make distributions to our unitholders.

The risks of nonpayment and nonperformance by our customers are a major concern in our business. Participants in the energy industry have been subjected to heightened scrutiny from the financial markets in light of past collapses and failures of other energy companies. We are subject to risks of loss resulting from nonpayment or nonperformance by our customers. Any substantial increase in the nonpayment and nonperformance by our customers could reduce our ability to make distributions to our unitholders.

We may be unable to bypass the La Grange processing plant, which could expose us to the risk of unfavorable processing margins.

Because of our ownership of the Oasis Pipeline, we can generally elect to bypass the La Grange processing plant when processing margins are unfavorable and instead deliver pipeline-quality gas by blending rich gas from the Southeast Texas System with lean gas transported on the Oasis Pipeline. In some circumstances, such as when we do not have a sufficient amount of lean gas to blend with the volume of rich gas that we receive at the La Grange processing plant, we may have to process the rich gas. If we have to process when processing margins are unfavorable, our results of operations will be adversely affected.

We may be unable to retain existing customers or secure new customers, which would reduce our revenues and limit our future profitability.

The renewal or replacement of existing contracts with our customers at rates sufficient to maintain current revenues and cash flows depends on a number of factors beyond our control, including competition from other pipelines, and the price of, and demand for, natural gas in the markets we serve.

For our fiscal year ended August 31, 2005, approximately 33% of our sales of natural gas were to industrial end-users and utilities. As a consequence of the increase in competition in the industry and volatility of natural gas prices, end-users and utilities are increasingly reluctant to enter into long-term purchase contracts. Many end-users purchase natural gas from more than one natural gas company and have the ability to change providers at any time. Some of these end-users also have the ability to switch between gas and alternate fuels in response to relative price fluctuations in the market. Because there are many companies of greatly varying size and financial capacity that compete with us in the marketing of natural gas, we often compete in the end-user and utilities markets primarily on the basis of price. The inability of our management to renew or replace our current contracts as they expire and to respond appropriately to changing market conditions could have a negative effect on our profitability.

Our storage business depends on neighboring pipelines to transport natural gas.

To obtain natural gas, our storage business depends on the pipelines to which they have access. Many of these pipelines are owned by parties not affiliated with us. Any interruption of service on those pipelines or adverse change in their terms and conditions of service could have a material adverse effect on our ability, and the ability of our customers, to transport natural gas to and from our facilities and a corresponding material adverse effect on our storage revenues. In addition, the rates charged by those interconnected pipelines for transportation to and from our facilities affect the utilization and value of our storage services. Significant changes in the rates charged by those pipelines or the rates charged by other pipelines with which the interconnected pipelines compete could also have a material adverse effect on our storage revenues.

Our pipeline integrity program may cause us to incur significant costs and liabilities.

In December 2003, the U.S. Department of Transportation issued a final rule requiring pipeline operators to develop integrity management programs to comprehensively evaluate their pipelines, and take measures to protect pipeline segments located in what the rule refers to as “high consequence areas.” The final rule resulted from the enactment of the Pipeline Safety Improvement Act of 2002. The final rule was effective as of January 14, 2004. Based on the results of our current pipeline integrity testing programs, we estimate that compliance with this final rule for our existing transportation assets will result in capital costs of $23.7 million during the period between 2006 to 2008, as well as operating and maintenance costs of $24.7 million during that three-year period. Integrity testing and assessment of all of these assets will continue, and the potential exists that results of such testing and assessment could cause us to incur even greater capital and operating expenditures for repairs or upgrades deemed necessary to ensure the continued safe and reliable operation of our pipelines.

Since weather conditions may adversely affect demand for propane, our financial conditions may be vulnerable to warm winters.

Weather conditions have a significant impact on the demand for propane for heating purposes because the majority of our customers rely heavily on propane as a heating fuel. Typically, we sell approximately two-thirds of our retail propane volume during the peak-heating season of October through March. Our results of operations can be adversely affected by warmer winter weather which results in lower sales volumes. In addition, to the extent that warm weather or other factors adversely affect our operating and financial results, our access to capital and our acquisition activities may be limited. Variations in weather in one or more of the regions where we operate can significantly affect the total volume of propane that we sell and the profits realized on these sales. Agricultural demand for propane may also be affected by weather, including periods of unseasonably cold or hot periods or dry weather conditions which may impact agricultural operations.

Sudden and sharp propane price increases that cannot be passed on to customers may adversely affect our profit margins.

The propane industry is a “margin-based” business in which gross profits depend on the excess of sales prices over supply costs. As a result, our profitability is sensitive to changes in energy prices, and in particular, changes in wholesale prices of propane. When there are sudden and sharp increases in the wholesale cost of propane, we may be unable to pass on these increases to our customers through retail or wholesale prices. Propane is a commodity and the price we pay for it can fluctuate significantly in response to changes in supply or other market conditions over which we have no control. In addition, the timing of cost pass-throughs can significantly affect margins. Sudden and extended wholesale price increases could reduce our gross profits and could, if continued over an extended period of time, reduce demand by encouraging our retail customers to conserve their propane usage or convert to alternative energy sources.

Our results of operations and our ability to make distributions or pay interest or principal on debt securities could be negatively impacted by price and inventory risk related to our propane business and management of these risks.

We generally attempt to minimize our cost and inventory risk related to our propane business by purchasing propane on a short-term basis under supply contracts that typically have a one-year term and at a cost that fluctuates based on the prevailing market prices at major delivery points. In order to help ensure adequate supply sources are available during periods of high demand, we may purchase large volumes of propane during periods of low demand or low price, which generally occur during the summer months, for storage in our facilities, at major storage facilities or for future delivery. This strategy may not be effective in limiting our cost and inventory risks if, for example, market, weather or other conditions prevent or allocate the delivery of physical product during periods of peak demand. If the market price falls below the cost at which we made such purchases, it could adversely affect our profits.

Some of our propane sales are pursuant to commitments at fixed prices. To mitigate the price risk related to our anticipated sales volumes under the commitments, we may purchase and store physical product and/or enter into fixed price over-the-counter energy commodity forward contracts and options. Generally, over-the-counter energy commodity forward contracts have terms of less than one year. We enter into such contracts and exercise such options at volume levels that we believe are necessary to manage these commitments. The risk management of our inventory and contracts for the future purchase of product could impair our profitability if the customers do not fulfill their obligations.

We also engage in other trading activities, and may enter into other types of over-the-counter energy commodity forward contracts and options. These trading activities are based on our management’s estimates of future events and prices and are intended to generate a profit. However, if those estimates are incorrect or other market events outside of our control occur, such activities could generate a loss in future periods and potentially impair our profitability.

We are dependent on our principal propane suppliers, which increases the risk of an interruption in supply.

During fiscal 2005, we purchased approximately 23.7% of our propane from Enterprise Products Operating L.P., approximately 20.6% of our propane from Dynegy Liquids Marketing and Trade and approximately 23% of our propane from M-P Energy Partnership, the Canadian partnership in which we own a 60% interest. In addition, Titan purchases 100% of its propane from Enterprise pursuant to an agreement that expires in 2010. If supplies from these sources were interrupted, the cost of procuring replacement supplies and transporting those supplies from alternative locations might be materially higher and, at least on a short-term basis, margins could be adversely affected. Supply from Canada is subject to the additional risk of disruption associated with foreign trade such as trade restrictions, shipping delays and political, regulatory and economic instability.

Historically, a substantial portion of the propane that we purchase has originated from one of the industry’s major markets located in Mt. Belvieu, Texas and has been shipped to us through major common carrier pipelines. Any significant interruption in the service at Mt. Belvieu or other major market points, or on the common carrier pipelines we use, would adversely affect our ability to obtain propane.

Competition from alternative energy sources may cause us to lose propane customers, thereby reducing our revenues.

Competition in our propane business from alternative energy sources has been increasing as a result of reduced regulation of many utilities. Propane is generally not competitive with natural gas in areas where natural gas pipelines already exist because natural gas is a less expensive source of energy than propane. The gradual expansion of natural gas distribution systems and the availability of natural gas in many areas that previously depended upon propane could cause us to lose customers, thereby reducing our revenues. Fuel oil also competes with propane and is generally less expensive than propane. In addition, the successful development and increasing usage of alternative energy sources could adversely affect our operations.

Energy efficiency and technological advances may affect the demand for propane and adversely affect our operating results.

The national trend toward increased conservation and technological advances, including installation of improved insulation and the development of more efficient furnaces and other heating devices, has decreased the demand for propane by retail customers. Stricter conservation measures in the future or technological advances in heating, conservation, energy generation or other devices could adversely affect our operations.

Tax Risks

For a general discussion of the expected federal income tax consequences of owning and disposing of our securities, see “Material Income Tax Considerations.”

The IRS could treat us as a corporation for tax purposes, which would substantially reduce the cash available for distribution to unitholders.

The anticipated after-tax economic benefit of an investment in our common units depends largely on our being treated as a partnership for federal income tax purposes. We have not requested, and do not plan to request, a ruling from the IRS on this or any other matter affecting us.

Despite the fact that we are a limited partnership under Delaware law, it is possible in certain circumstances for a partnership such as ours to be treated as a corporation for federal income tax purposes. Although we do not believe based upon our current operations that we are so treated, a change in our business (or a change in current law) could cause us to be treated as a corporation for federal income tax purposes or otherwise subject us to taxation personally as an entity.

If we were so treated as a corporation, we would pay federal income tax on our income at the corporate tax rate, which is currently a maximum of 35% and we would likely pay additional state income taxes as well. Distributions to unitholders would generally be taxed again as corporate distributions, and none of our income, gains, losses or deductions would flow through to unitholders. Because an additional, material tax would be imposed upon us in that case, our cash available for distribution to unitholders would be substantially reduced. Therefore, our treatment as a corporation would result in a material reduction in the available cash distributions to the unitholders, likely causing a substantial reduction in the value of our common units.

In addition, various states may evaluate ways to subject partnerships to entity-level taxation through the imposition of state income, franchise or other forms of taxation. If any state were to impose a tax upon us personally as an entity, the cash available for distribution to you would be reduced. Our partnership agreement provides that if a law is enacted or existing law is modified or interpreted in a manner that causes us to be treated as a corporation or otherwise subjects us to entity-level taxation for federal, state or local income tax purposes, then the minimum quarterly distribution and the target distribution levels will be adjusted to reflect that impact on us.

A successful IRS contest of the federal income tax positions we take may adversely affect the market for common units and the costs of any contest will be borne by our unitholders and our general partner.

We have not requested a ruling from the IRS with respect to any matter affecting us. The IRS may adopt positions that differ from the conclusions of our counsel expressed in this prospectus or from the positions we take. It may be necessary to resort to administrative or court proceedings to sustain our counsel’s conclusions or the positions we take. A court may not concur with some or all of our counsel’s conclusions or the positions we take. Any contest with the IRS may materially and adversely affect the market for our common units and the price at which they trade. In addition, the costs of any contest with the IRS, principally legal, accounting and related fees, will be indirectly borne by our unitholders and our general partner since such costs will reduce the amount of cash available for distribution.

Unitholders may be required to pay taxes on their share of our income even if they do not receive any cash distributions from us.

Unitholders may not receive cash distributions from us equal to their share of our taxable income or even equal to the actual tax liability that results from the taxation of their share of our taxable income. In such case, Unitholders would still be required to pay federal income taxes and, in some cases, state and local income taxes on their share of our taxable income regardless of the amount, if any, of any cash distributions they receive from us.

Only calendar year taxpayers may become partners.

Only calendar year taxpayers may purchase common units. Any unitholder who is not a calendar year taxpayer will not be admitted to Energy Transfer Partners, L.P. as a partner, will not be entitled to receive distributions or federal income tax allocations from Energy Transfer Partners, L.P. and may only transfer these common units to a purchaser or other transferee.

Tax gain or loss on disposition of common units could be different than expected.

Unitholders who sell common units will recognize gain or loss equal to the difference between the amount realized and their tax basis in those common units. Prior distributions in excess of the total net taxable income allocated for a common unit that decreased a unitholder’s tax basis in that common unit will, in effect, become taxable income to the unitholder if the common unit is sold at a price greater than the unitholder’s tax basis in that common unit, even if the price is less than his original cost. A substantial portion of the amount the unitholder realizes, whether or not representing gain, will likely be ordinary income to the unitholder. Should the IRS successfully contest some positions we take, a unitholder could recognize more gain on the sale of common units than would be the case under those positions, without the benefit of decreased income in prior years. Also, unitholders who sell common units may incur a tax liability in excess of the amount of cash they receive from the sale.

Tax-exempt entities and foreign persons face unique tax issues from owning common units that may result in adverse tax consequences to them.

Investment in common units by tax-exempt entities, including employee benefit plans and individual retirement accounts (known as IRAs) and non-U.S. persons raises issues unique to them. For example, virtually all of our income allocated to unitholders who are organizations exempt from federal income tax, may be taxable to them as “unrelated business taxable income”. Distributions to non-U.S. persons will be reduced by withholding taxes, at the highest applicable rate, and non-U.S. persons will be required to file federal income tax returns and generally pay tax on their share of our taxable income. If you are a tax-exempt entity or a non-U.S. person, you should consult your tax advisor before investing in our common units.

We will treat each purchaser of common units as having the same tax benefits without regard to the units purchased. The IRS may challenge this treatment, which could adversely affect the value of the units.

Because we cannot match transferors and transferees of common units, we will adopt depreciation and amortization positions that do not conform with all aspects of existing Treasury Regulations. A successful IRS challenge to those positions could adversely affect the amount of tax benefits available to you. It also could affect the timing of these tax benefits or the amount of gain from the unitholder’s sale of common units and could have a negative impact on the value of the common units or result in audit adjustments to the unitholder’s tax returns. Please read “Material Income Tax Considerations—Tax Consequences of Unit Ownership—Section 754 Election” and “—Uniformity of Units.”

Unitholders likely will be subject to state and local taxes in states where they do not live as a result of an investment in the units.

In addition to federal income taxes, the unitholders may be subject to other taxes, including state and local taxes, unincorporated business taxes and estate, inheritance or intangible taxes that are imposed by the various jurisdictions in which we do business or own property now or in the future, even if they do not live in any of those jurisdictions. We presently have business operations in 40 states. In the future, we may acquire property or do business in other states or in foreign jurisdictions. Unitholders may be required to file state and local income tax returns and pay state and local income taxes in some or all of the jurisdictions. Further, unitholders may be subject to penalties for failure to comply with those requirements. It is the responsibility of each unitholder to file all federal, state and local tax returns. Our counsel has not rendered an opinion on the state or local tax consequences of an investment in us.

The sale or exchange of 50% or more of our capital and profits interests during any twelve-month period will result in the termination of our partnership for federal income tax purposes.

We will be considered to have terminated for federal income tax purposes if there is a sale or exchange of 50% or more of the total interests in our capital and profits within a twelve-month period. Our termination would, among other things, result in the closing of our taxable year for all unitholders and could result in a deferral of depreciation deductions allowable in computing our taxable income. Please read “Material Income Tax Considerations—Disposition of Common Units—Constructive Termination” for a discussion of the consequences of our termination for tax purposes.

FORWARD-LOOKING STATEMENTS

Some of the information included in this prospectus, any prospectus supplement and the documents we incorporate by reference contain “forward-looking” statements. These statements discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to us, based on the current beliefs of our management as well as assumptions made by, and information currently available to, management.

Statements using words such as “anticipate,” “believe,” “intend,” “project,” “plan,” “continue,” “estimate,” “forecast,” “may,” or similar expressions help identify forward-looking statements. Although the Partnership believes such forward-looking statements are based on reasonable assumptions and current expectations and projections about future events, no assurance can be given that every objective will be reached.

Actual results may differ materially from any results projected, forecasted, estimated or expressed in forward-looking statements since many of the factors that determine these results are subject to uncertainties and risks, difficult to predict, and beyond management’s control. Such factors include:

•	the general economic conditions in the United States of America as well as the general economic conditions and currencies in foreign countries;

•	the amount of natural gas transported on our pipelines and gathering systems;

•	the level and throughput in our natural gas processing and treating facilities;

•	the fees ETC OLP charges and the margins realized for its services;

•	the prices and market demand for, and the relationship between, natural gas and NGLs;

•	energy prices generally;

•	the price of propane to the consumer compared to the price of alternative and competing fuels;

•	the general level of petroleum product demand and the availability and price of propane supplies;

•	the level of domestic oil and natural gas production;

•	the availability of imported oil and natural gas;

•	the ability to obtain adequate supplies of propane for retail sale in the event of an interruption in supply or transportation and the availability of capacity to transport propane to market areas;

•	actions taken by foreign oil and gas producing nations;

•	the political and economic stability of petroleum producing nations;

•	the effect of weather conditions on demand for oil, natural gas and propane;

•	the weather in our operating areas;

•	availability of local, intrastate and interstate transportation systems;

•	the continued ability to find and contract for new sources of natural gas supply;

•	availability and marketing of competitive fuels;

•	the impact of energy conservation efforts;

•	energy efficiencies and technological trends;

•	the extent of governmental regulation and taxation;

•	hazards or operating risks incidental to the transporting, treating and processing of natural gas and NGLs or to the transporting, storing and distributing of propane that may not be fully covered by insurance;

•	the maturity of the propane industry and competition from other propane distributors;

•	competition from other midstream companies;

•	management has limited discretion under board guidelines in conducting our risk management activities and may not accurately predict future price fluctuations and therefore expose us to financial risks and reduce our opportunity to benefit from price fluctuations;

•	changes in commodity prices may subject us to margin calls, which may adversely affect our liquidity;

•	loss of key personnel;

•	loss of key natural gas producers or the providers of fractionation services;

•	reductions in the capacity or allocations of third party pipelines that connect with our pipelines and facilities;

•	the effectiveness of risk-management policies and procedures and the ability of our marketing counterparties to satisfy their financial commitments and the nonpayment or nonperformance by its customers;

•	the availability and cost of capital and our ability to access certain capital sources;

•	changes in laws and regulations to which we are subject, including tax, environmental, transportation and employment regulations;

•	the costs and effects of legal and administrative proceedings;

•	the ability to successfully identify and consummate strategic acquisitions at purchase prices that are accretive to the our financial results; and

•	risks associated with the construction of new pipelines and treating and processing facilities or additions to our existing pipelines and facilities.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Our future results will depend upon various other risks and uncertainties, including, but not limited to, those detailed in our other filings with the SEC. For additional information, please read our other current filings with the SEC under the Exchange Act and the Securities Act. Other unknown or unpredictable factors also could have material adverse effects on our future results. You should not put undue reliance on any future-looking statements. When considering forward-looking statements, please review the risk factors described under “Risk Factors” beginning on page [3] of this prospectus.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we will use the net proceeds we receive from the sale of the securities to pay all or a portion of indebtedness outstanding at the time and to acquire assets as suitable opportunities arise.

RATIO OF EARNINGS TO FIXED CHARGES

Although Heritage Propane Partners, L.P. was the surviving parent entity for legal purposes in the Energy Transfer Transactions, ETC OLP was the acquiror for accounting purposes. As a result, following the Energy Transfer Transactions, the historical financial statements of ETC OLP for periods prior to the closing of the Energy Transfer Transactions became our historical financial statements. ETC OLP was formed on October 1, 2002 and has an August 31 year-end. ETC OLP’s predecessor entities had a December 31 year-end. Accordingly, ETC OLP’s 11-month period ended August 31, 2003 is treated as a transition period.

The ratio of earnings to fixed charges for the period from October 1, 2002 to August 31, 2003 has been derived from the historical financial statements of ETC OLP incorporated by reference in this prospectus. During this time period, ETC OLP owned the Southeast Texas System and the Elk City System. From October 1, 2002 through December 27, 2002, ETC OLP also owned a 50% equity interest in Oasis Pipe Line Company, which owns the Oasis Pipeline. After December 27, 2002, ETC OLP owned a 100% interest in Oasis Pipe Line. In addition, on December 27, 2002, an affiliate of ETC’s general partner contributed to ETC OLP its marketing business and its interest the Vantex System, the Rusk County Gathering System, the Whiskey Bay System and the Chalkley Transmission System.

The ratio of earnings to fixed charges for periods prior to October 1, 2002 has been derived from the historical financial statements of Aquila Gas Pipeline. Prior to October 1, 2002, Aquila Gas Pipeline owned the Southeast Texas System, the Elk City System and a 50% equity interest in Oasis Pipe Line. All of these assets were acquired by ETC OLP effective October 1, 2002.

The ratio of earnings to fixed charges for Aquila Gas Pipeline for the nine months ended September 30, 2002 and the years ended December 31, 2001 and 2000 has been derived from the audited consolidated financial statements of Aquila Gas Pipeline incorporated, which are not included or incorporated by reference in this prospectus.

The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated therein and on a pro forma basis to give effect to (1) the HPL System acquisition in January 2005, (2) the acquisition of Titan Energy Partners LP and Titan Energy GP LLC on June 1, 2006 (3) the anticipated financing of the Titan acquisition which assumes a combination of 50% debt issuance and 50% equity. The expected interest rate on such debt is approximately 6.32% and (4) the use of the net proceeds of this offering as if each of these transactions had occurred on September 1, 2004:

				Energy Transfer
	Aquila Gas Pipeline						Pro Forma Year Ended August 31, 2005		Pro Forma Nine Months Ended May 31, 2006
	Year Ended December 31,		Nine Months Ended September 30, 2002	Eleven Months Ended August 31, 2003	Year Ended August 31,		HPL System Acquisition and Titan Acquisition	Nine Months Ended May 31, 2006	Titan Acquisition
	2000	2001			2004	2005
Ratio of earnings to fixed charges	2.55	6.64	1.72	4.57	3.28	3.02	5.27	7.50	6.75

For these ratios, “earnings” is the amount resulting from adding the following items:

•	pre-tax income from continuing operations, before minority interest and equity in earnings of affiliates;

•	amortization of capitalized interest;

•	distributed income of equity investees; and

•	fixed charges.

The term “fixed charges” means the sum of the following:

•	interest expensed;

•	interest capitalized;

•	amortized debt issuance costs; and

•	estimated interest element of rentals.

DESCRIPTION OF UNITS

We currently have outstanding common units, class C units, class E units and class F units. Set forth below is a description of the relative rights and preferences of holders of these classes of units as specified in our partnership agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part. For a description of the relative rights and preferences of holders of units and our general partner in and to cash distributions, see “Cash Distribution Policy.” For a general discussion of the expected federal income tax consequences of owning and disposing of common units, see “Material Tax Considerations.” References in this “Description of Units” to “we,” “us” and “our” mean Energy Transfer Partners, L.P.

Common Units

Our common units are registered under the Securities Exchange Act of 1934 and are listed for trading on the New York Stock Exchange (the “NYSE”). Each holder of a common unit is entitled to one vote per unit on all matters presented to the limited partners for a vote. In addition, if at any time any person or group (other than our general partner and its affiliates) owns beneficially 20% or more of all common units, any common units owned by that person or group may not be voted on any matter and are not considered to be outstanding when sending notices of a meeting of unitholders (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under our partnership agreement. The common units are entitled to distributions of available cash as described below under “Cash Distribution Policy.”

As of May 31, 2006, we had 108,155,516 common units outstanding, of which 72,516,823 were held by the public, 33,843,690 were held by ETE, the owner of our general partner, or its affiliates, 1,308 were held by FHM Investments, L.L.C. and 1,793,695 were held by our officers and directors. As of such date, the common units represent an aggregate 98.0% limited partner interest. Our general partner owns an aggregate 2.0% general partner interest in us.

Class C Units

Prior to the payment of a one-time special distribution on July 14, 2006, we had 1,000,000 class C units outstanding, all of which were held by FHS Investments, L.L.C. Upon making the payment to the holder of the class C units on July 14, 2006, all 1,000,000 outstanding class C units were retired and canceled.

Class E Units

In conjunction with our purchase of the capital stock of Heritage Holdings in January 2004, the 4,426,916 common units held by Heritage Holdings were converted into 4,426,916 class E units. Pursuant to our two-for-one unit split completed on March 15, 2005, there are currently 8,853,832 class E Units outstanding, all of which are owned by Heritage Holdings. The class E units generally do not have any voting rights. These class E units are entitled to aggregate cash distributions equal to 11.1% of the total amount of cash distributed to all unitholders, including the class E unitholders, up to $1.41 per unit per year. Management plans to leave the class E units in the form described here indefinitely. In the event of our termination and liquidation, the class E units will be allocated 1% of any gain upon liquidation and will be allocated any loss upon liquidation to the same extent as the common units. After the allocation of such amounts, the class E units will be entitled to the balance in their capital accounts, as adjusted for such termination and liquidation. The terms of the class E units were determined in order to provide us with the opportunity to minimize the impact to us of our ownership of Heritage Holdings, including the deferred tax liabilities of Heritage Holdings that we inherited in connection with our purchase of Heritage Holdings. The class E units are treated as treasury stock for accounting purposes because they are owned by our wholly-owned subsidiary, Heritage Holdings. Due to the ownership of the class E units by this corporate subsidiary, the payment of distributions on the class E units will result in annual tax payments by Heritage Holdings at corporate federal income tax rates, which tax payments will reduce the amount of cash that would otherwise be available for distribution to us, as the owners of Heritage Holdings. Because distributions on the class E units will be available to us as the owner of Heritage Holdings, those funds will be available, after payment of taxes, for our general partnership purposes, including to satisfy working capital requirements, for the repayment of outstanding debt and to make distributions to our unitholders. Because the class E units are not entitled to receive any allocation of our income, gain, loss, deduction or credit that is attributable to our ownership of Heritage Holdings, such amounts will instead be allocated to our general partner in accordance with its respective interest and the remainder to all unitholders other than the holders of class E units pro rata. In the event that our distributions exceed $1.41 per unit annually, all such amounts in excess thereof will be available for distribution to unitholders other than the holders of class E units in proportion to their respective interests.

Class F Units

As of May 31, 2006, we had 2,570,150 class F units outstanding, all of which are held by ETE. Each class F unit will initially be entitled to receive 100% of the quarterly cash distribution paid in respect of each of our common units; provided that the class F units will be subordinated to our common units with respect to the payment of the minimum quarterly distribution for such quarter (in an amount equal to $0.25 per quarter) and any arrearages with respect to the payment of the minimum quarterly distribution for all prior quarters subsequent to the issuance of the class F units. We have submitted to a vote of our unitholders a proposal to change the terms of the class F units in order to provide that the class F units will be convertible into our common units, on a one-for-one basis, immediately following the approval by our unitholders of such change in the terms of the class F units. Holders of the class F units are not entitled to vote upon the proposal to change the terms of the class F units but otherwise will be entitled to the same voting rights as our common units, and the class F units will vote with our common units as a single class on each matter with respect to which our common units are entitled to vote. If our unitholders do not approve the proposal to change the terms of the class F units, then each class F unit will be entitled to receive 115% of the quarterly amount distributed by us in respect of each of our common units on a pari passu basis with distributions on our common units.

Upon our dissolution and liquidation, each class F unit will initially be entitled to receive 100% of the amount distributed on each of our common units, but only after each of our common units has received an amount equal to its capital account, plus the minimum quarterly distribution for the quarter in which the liquidation occurs, plus any arrearages in the minimum quarterly distribution with respect to prior quarters. If, however, our unitholders do not approve the proposal to change the terms of the class F units to make them convertible into our common units, then each class F unit will be entitled upon liquidation to receive 115% of the amount distributed in respect of each of our common units on a pari passu basis with liquidating distributions on our common units. A special meeting of our common unitholders will be held on August 15, 2006 to consider and vote upon the proposal to change the terms of the class F units and to make them convertible into our common units.

Issuance of Additional Securities

Our partnership agreement authorizes us to issue an unlimited number of additional partnership securities and rights to buy partnership securities for the consideration and on the terms and conditions established by our general partner in its sole discretion, without the approval of the unitholders. Any such additional partnership securities may be senior to the common units.

It is possible that we will fund acquisitions through the issuance of additional common units or other equity securities. Holders of any additional common units we issue will be entitled to share equally with the then-existing holders of common units in our distributions of available cash. In addition, the issuance of additional partnership interests may dilute the value of the interests of the then-existing holders of common units in our net assets.

In accordance with Delaware law and the provisions of our partnership agreement, we may also issue additional partnership securities that, in the sole discretion of the general partner, have special voting rights to which the common units are not entitled.

Upon issuance of additional partnership securities, our general partner will be required to make additional capital contributions to the extent necessary to maintain its 2.0% general partner interest in us. Moreover, our general partner will have the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase common units or other equity securities whenever, and on the same terms that, we issue those securities to persons other than the general partner and its affiliates, to the extent necessary to maintain its percentage interest, including its interest represented by common units, that existed immediately prior to each issuance. The holders of common units will not have preemptive rights to acquire additional common units or other partnership securities.

Unitholder Approval

The following matters require the approval of the majority of the outstanding common units, including the common units owned by the general partner and its affiliates:

•	a merger of our partnership;

•	a sale or exchange of all or substantially all of our assets;

•	dissolution or reconstitution of our partnership upon dissolution;

•	certain amendments to the partnership agreement; and

•	the transfer to another person of the incentive distribution rights at any time, except for transfers to affiliates of the general partner or transfers in connection with the general partner’s merger or consolidation with or into, or sale of all or substantially all of its assets to, another person.

The removal of our general partner requires the approval of not less than 66 2/3% of all outstanding units, including units held by our general partner and its affiliates. Any removal is subject to the election of a successor general partner by the holders of a majority of the outstanding common units, including units held by our general partner and its affiliates.

Amendments to Our Partnership Agreement

Amendments to our partnership agreement may be proposed only by our general partner. Certain amendments require the approval of a majority of the outstanding common units, including common units owned by the general partner and its affiliates. Any amendment that materially and adversely affects the rights or preferences of any class of partnership interests in relation to other classes of partnership interests will require the approval of at least a majority of the class of partnership interests so affected. Our general partner may make amendments to the partnership agreement without unitholder approval to reflect:

•	a change in our name, the location of our principal place of business or our registered agent or office;

•	the admission, substitution, withdrawal or removal of partners;

•	a change to qualify or continue our qualification as a limited partnership or a partnership in which the limited partners have limited liability or to ensure that neither we nor our operating partnership will be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;

•	a change that does not affect our unitholders in any material respect;

•	a change to (i) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute, (ii) facilitate the trading of common units or comply with any rule, regulation, guideline or requirement of any national securities exchange on which the common units are or will be listed for trading, (iii) that is necessary or advisable in connection with action taken by our general partner with respect to subdivision and combination of our securities or (iv) that is required to effect the intent expressed in our partnership agreement;

•	a change in our fiscal year or taxable year and any changes that are necessary or advisable as a result of a change in our fiscal year or taxable year;

•	an amendment that is necessary to prevent us, or our general partner or its directors, officers, trustees or agents from being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended;

•	an amendment that is necessary or advisable in connection with the authorization or issuance of any class or series of our securities;

•	any amendment expressly permitted in our partnership agreement to be made by our general partner acting alone;

•	an amendment effected, necessitated or contemplated by a merger agreement approved in accordance with our partnership agreement;

•	an amendment that is necessary or advisable to reflect, account for and deal with appropriately our formation of, or investment in, any corporation, partnership, joint venture, limited liability company or other entity other than our operating partnership, in connection with our conduct of activities permitted by our partnership agreement;

•	a merger or conveyance to effect a change in our legal form; or

•	any other amendment substantially similar to the foregoing.

Withdrawal or Removal of Our General Partner

On or after June 30, 2006, our general partner may withdraw as general partner without first obtaining approval of any unitholder by giving 90 days’ written notice, and that withdrawal will not constitute a violation of our partnership agreement. In addition, our general partner may withdraw without unitholder approval upon 90 days’ notice to our limited partners if at least 50% of our outstanding common units are held or controlled by one person and its affiliates other than our general partner and its affiliates.

Upon the voluntary withdrawal of our general partner, the holders of a majority of our outstanding common units, excluding the common units held by the withdrawing general partner and its affiliates, may elect a successor to the withdrawing general partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, we will be dissolved, wound up and liquidated, unless within 90 days after that withdrawal, the holders of a majority of our outstanding units, excluding the common units held by the withdrawing general partner and its affiliates, agree to continue our business and to appoint a successor general partner. Our general partner may not be removed unless that removal is approved by the vote of the holders of not less than two-thirds of our outstanding units, including units held by our general partner and its affiliates, and we receive an opinion of counsel regarding limited liability and tax matters. Any removal of this kind is also subject to the approval of a successor general partner by the vote of the holders of the majority of our outstanding common units, including those held by our general partner and its affiliates.

While our partnership agreement limits the ability of our general partner to withdraw, it allows the general partner interest to be transferred to an affiliate or to a third party in conjunction with a merger or sale of all or substantially all of the assets of our general partner. In addition, our partnership agreement expressly permits the sale, in whole or in part, of the ownership of our general partner. Our general partner may also transfer, in whole or in part, any common units it owns.

Liquidation and Distribution of Proceeds

Upon our dissolution, unless we are reconstituted and continue as a new limited partnership, the person authorized to wind up our affairs (the liquidator) will, acting with all the powers of our general partner that the liquidator deems necessary or desirable in its good faith judgment, liquidate our assets. The proceeds of the liquidation will be applied as follows:

•	first, towards the payment of all of our creditors and the creation of a reserve for contingent liabilities; and

•	then, to all partners in accordance with the positive balance in their respective capital accounts.

Under some circumstances and subject to some limitations, the liquidator may defer liquidation or distribution of our assets for a reasonable period of time. If the liquidator determines that a sale would be impractical or would cause a loss to our partners, our general partner may distribute assets in kind to our partners.

Limited Call Right

If at any time less than 20% of the outstanding common units of any class are held by persons other than our general partner and its affiliates, our general partner will have the right to acquire all, but not less than all, of those common units at a price no less than their then-current market price. As a consequence, a unitholder may be required to sell his common units at an undesirable time or price. Our general partner may assign this purchase right to any of its affiliates or us.

Indemnification

Under our partnership agreement, in most circumstances, we will indemnify our general partner, its affiliates and their officers and directors to the fullest extent permitted by law, from and against all losses, claims or damages any of them may suffer by reason of their status as general partner, officer or director, as long as the person seeking indemnity acted in good faith and in a manner believed to be in or not opposed to our best interest. Any indemnification under these provisions will only be out of our assets. Our general partner shall not be personally liable for, or have any obligation to contribute or loan funds or assets to us to effectuate any indemnification. We are authorized to purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our partnership agreement.

Listing

Our outstanding common units are listed on the NYSE under the symbol “ETP.” Any additional common units we issue also will be listed on the NYSE.

Transfer Agent and Registrar

The transfer agent and registrar for the common units is American Stock Transfer & Trust Company.

Transfer of Common Units

Each purchaser of common units offered by this prospectus must execute a transfer application. By executing and delivering a transfer application, the purchaser of common units:

•	becomes the record holder of the common units and is an assignee until admitted into our partnership as a substituted limited partner;

•	automatically requests admission as a substituted limited partner in our partnership;

•	agrees to be bound by the terms and conditions of, and executes, our partnership agreement;

•	represents that such person has the capacity, power and authority to enter into the partnership agreement;

•	grants to our general partner the power of attorney to execute and file documents required for our existence and qualification as a limited partnership, the amendment of the partnership agreement, our dissolution and liquidation, the admission, withdrawal, removal or substitution of partners, the issuance of additional partnership securities and any merger or consolidation of the partnership.

•	makes the consents and waivers contained in the partnership agreement, including the waiver of the fiduciary duties of the general partner to unitholders as described in “Risk Factors—Risks Inherent in an Investment in Us—Our partnership agreement limits our general partner’s fiduciary duties to our unitholders and restricts the remedies available to unitholders for actions taken by our general partner that might otherwise constitute breaches of fiduciary duty.”

An assignee will become a substituted limited partner of our partnership for the transferred common units upon the consent of our general partner and the recording of the name of the assignee on our books and records. Although the general partner has no current intention of doing so, it may withhold its consent in its sole discretion. An assignee who is not admitted as a limited partner will remain an assignee. An assignee is entitled to an interest equivalent to that of a limited partner for the right to share in allocations and distributions from us, including liquidating distributions. Furthermore, our general partner will vote and exercise other powers attributable to common units owned by an assignee at the written direction of the assignee.

Transfer applications may be completed, executed and delivered by a purchaser’s broker, agent or nominee. We are entitled to treat the nominee holder of a common unit as the absolute owner. In that case, the beneficial holders’ rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

Common units are securities and are transferable according to the laws governing transfer of securities. In addition to other rights acquired, the purchaser has the right to request admission as a substituted limited partner in our partnership for the purchased common units. A purchaser of common units who does not execute and deliver a transfer application obtains only:

•	the right to assign the common unit to a purchaser or transferee; and

•	the right to transfer the right to seek admission as a substituted limited partner in our partnership for the purchased common units.

Thus, a purchaser of common units who does not execute and deliver a transfer application:

•	will not receive cash distributions or federal income tax allocations, unless the common units are held in a nominee or “street name” account and the nominee or broker has executed and delivered a transfer application; and

•	may not receive some federal income tax information or reports furnished to record holders of common units.

Until a common unit has been transferred on our books, we and the transfer agent, notwithstanding any notice to the contrary, may treat the record holder of the unit as the absolute owner for all purposes, except as otherwise required by law or NYSE regulations.

Status as Limited Partner or Assignee

Except as described under “—Limited Liability,” the common units will be fully paid, and the unitholders will not be required to make additional capital contributions to us.

Limited Liability

Assuming that a limited partner does not participate in the control of our business within the meaning of the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”) and that he otherwise acts in conformity with the provisions of our partnership agreement, his liability under the Delaware Act will be limited, subject to possible exceptions, to the amount of capital he is obligated to contribute to us for his common units plus his share of any undistributed profits and assets. If it were determined, however, that the right or exercise of the right by the limited partners as a group:

•	to remove or replace the general partner;

•	to approve some amendments to our partnership agreement; or

•	to take other action under our partnership agreement;

constituted “participation in the control” of our business for the purposes of the Delaware Act, then the limited partners could be held personally liable for our obligations under Delaware law, to the same extent as the general partner. This liability would extend to persons who transact business with us and who reasonably believe that the limited partner is a general partner. Neither our partnership agreement nor the Delaware Act specifically provides for legal recourse against our general partner if a limited partner were to lose limited liability through any fault of the general partner. While this does not mean that a limited partner could not seek legal recourse, we have found no precedent for this type of a claim in Delaware case law.

Under the Delaware Act, a limited partnership may not make a distribution to a partner if after the distribution all liabilities of the limited partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of our partnership, exceed the fair value of the assets of the limited partnership. For the purpose of determining the fair value of the assets of a limited partnership, the Delaware Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the nonrecourse liability. The Delaware Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act shall be liable to the limited partnership for the amount of the distribution for three years. Under the Delaware Act, an assignee who becomes a substituted limited partner of a limited partnership is liable for the obligations of his assignor to make contributions to our partnership, except the assignee is not obligated for liabilities unknown to him at the time he became a limited partner and which could not be ascertained from our partnership agreement.

Our subsidiaries currently conduct business in 40 states: Alabama, Alaska, Arizona, California, Colorado, Delaware, Florida, Georgia, Idaho, Illinois, Indiana, Kentucky, Louisiana, Maryland, Massachusetts, Michigan, Missouri, Minnesota, Mississippi, Montana, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, West Virginia and Wyoming. To maintain the limited liability for Energy Transfer Partners, L.P., as the holder of a 100% limited partner interest in Heritage Operating, L.P., we may be required to comply with legal requirements in the jurisdictions in which Heritage Operating, L.P. conducts business, including qualifying our subsidiaries to do business there. Limitations on the liability of limited partners for the obligations of a limited partnership have not been clearly established in many jurisdictions. If it were determined that we were, by virtue of our limited partner interest in Heritage Operating, L.P. or otherwise, conducting business in any state without compliance with the applicable limited partnership statute, or that our right or the exercise of our right to remove or replace Heritage Operating, L.P.’s general partner, to approve some amendments to Heritage Operating, L.P.’s partnership agreement, or to take other action under Heritage Operating, L.P.’s partnership agreement constituted “participation in the control” of Heritage Operating, L.P.’s business for purposes of the statutes of any relevant jurisdiction, then we could be held personally liable for Heritage Operating, L.P.’s obligations under the law of that jurisdiction to the same extent as our general partner under the circumstances. We will operate in a manner as our general partner considers reasonable and necessary or appropriate to preserve our limited liability.

Meetings; Voting

Except as described below regarding a person or group owning 20% or more of any class of units then outstanding, unitholders or assignees who are record holders of units on the record date will be entitled to notice of, and to vote at, meetings of our limited partners and to act upon matters for which approvals may be solicited. Common units that are owned by an assignee who is a record holder, but who has not yet been admitted as a limited partner, shall be voted by our general partner at the written direction of the record holder. Absent direction of this kind, the common units will not be voted, except that, in the case of common units held by our general partner on behalf of non-citizen assignees, our general partner shall distribute the votes on those common units in the same ratios as the votes of limited partners on other units are cast.

Our general partner does not anticipate that any meeting of unitholders will be called in the foreseeable future. Any action that is required or permitted to be taken by the unitholders may be taken either at a meeting of the unitholders or without a meeting if consents in writing describing the action so taken are signed by holders of the number of units as would be necessary to authorize or take that action at a meeting. Meetings of the unitholders may be called by our general partner or by unitholders owning at least 20% of the outstanding units of the class for which a meeting is proposed. Unitholders may vote either in person or by proxy at meetings. The holders of a majority of the outstanding units of the class or classes for which a meeting has been called represented in person or by proxy shall constitute a quorum unless any action by the unitholders requires approval by holders of a greater percentage of the units, in which case the quorum shall be the greater percentage.

Each record holder of a unit has a vote according to his percentage interest in us, although additional limited partner interests having special voting rights could be issued. However, if at any time any person or group, other than our general partner and its affiliates, owns, in the aggregate, beneficial ownership of 20% or more of the common units then outstanding, the person or group will lose voting rights on all of its common units and its common units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes, determining the presence of a quorum or for other similar purposes. Common units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.

Any notice, demand, request, report or proxy material required or permitted to be given or made to record holders of common units under our partnership agreement will be delivered to the record holder by us or by the transfer agent.

Books and Reports

Our general partner is required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on an accrual basis. Reporting for tax purposes is done on a calendar year basis.

We will furnish or make available to record holders of common units, within 75 days after the close of each fiscal year, an annual report containing audited financial statements and a report on those financial statements by our independent public accountants. Except for our fourth quarter, we will also furnish or make available summary financial information within 45 days after the close of each quarter.

We will furnish each record holder of a unit with information reasonably required for tax reporting purposes within 90 days after the close of each calendar year. This information is expected to be furnished in summary form so that some complex calculations normally required of partners can be avoided. Our ability to furnish this summary information to unitholders will depend on the cooperation of unitholders in supplying us with specific information. Every unitholder will receive information to assist him in determining his federal and state tax liability and filing his federal and state income tax returns, regardless of whether he supplies us with information.

Our partnership agreement provides that a limited partner can, for a purpose reasonably related to his interest as a limited partner, upon reasonable demand and at his own expense, have furnished to him:

•	a current list of the name and last known address of each partner;

•	a copy of our tax returns;

•	information as to the amount of cash, and a description and statement of the agreed value of any other property or services, contributed or to be contributed by each partner and the date on which each became a partner;

•	copies of our partnership agreement, the certificate of limited partnership of the partnership, related amendments and powers of attorney under which they have been executed;

•	information regarding the status of our business and financial condition; and

•	any other information regarding our affairs as is just and reasonable.

Our general partner may, and intends to, keep confidential from the limited partners trade secrets or other information the disclosure of which our general partner believes in good faith is not in our best interests or that we are required by law or by agreements with third parties to keep confidential.

CASH DISTRIBUTION POLICY

Distributions of Available Cash

References in this “Cash Distribution Policy” to “we,” “us” and “our” mean Energy Transfer Partners, L.P.

General. We will distribute all of our “available cash” to our unitholders and our general partner within 45 days following the end of each fiscal quarter.

Definition of Available Cash. Available cash is defined in our partnership agreement and generally means, with respect to any calendar quarter, all cash on hand at the end of such quarter:

•	less the amount of cash reserves that are necessary or appropriate in the reasonable discretion of the general partner to:

•	provide for the proper conduct of our business;

•	comply with applicable law or any debt instrument or other agreement (including reserves for future capital expenditures and for our future credit needs); or

•	provide funds for distributions to unitholders and our general partner in respect of any one or more of the next four quarters;

•	plus all cash on hand on the date of determination of available cash for the quarter resulting from working capital borrowings made after the end of the quarter. Working capital borrowings are generally borrowings that are made under our credit facilities and in all cases are used solely for working capital purposes or to pay distributions to partners.

Operating Surplus and Capital Surplus

General. All cash distributed to unitholders will be characterized as either “operating surplus” or “capital surplus.” We distribute available cash from operating surplus differently than available cash from capital surplus.

Definition of Operating Surplus. Operating surplus for any period generally means:

•	our cash balance on the closing date of our initial public offering; plus

•	$10.0 million (as described below); plus

•	all of our cash receipts since the closing of our initial public offering, excluding cash from interim capital transactions such as borrowings that are not working capital borrowings, sales of equity and debt securities and sales or other dispositions of assets outside the ordinary course of business; plus

•	working capital borrowings made after the end of a quarter but before the date of determination of operating surplus for the quarter; less

•	all of our operating expenditures after the closing of our initial public offering, including the repayment of working capital borrowings, but not the repayment of other borrowings, and including maintenance capital expenditures; less

•	the amount of cash reserves that the general partner deems necessary or advisable to provide funds for future operating expenditures.

Definition of Capital Surplus. Generally, capital surplus will be generated only by:

•	borrowings other than working capital borrowings;

•	sales of debt and equity securities; and

•	sales or other disposition of assets for cash, other than inventory, accounts receivable and other current assets sold in the ordinary course of business or as part of normal retirements or replacements of assets.

Characterization of Cash Distributions. We will treat all available cash distributed as coming from operating surplus until the sum of all available cash distributed since we began operations equals the operating surplus as of the most recent date of determination of available cash. We will treat any amount distributed in excess of operating surplus, regardless of its source, as capital surplus. As reflected above, operating surplus includes $10.0 million in addition to our cash balance on the closing date of our initial public offering, cash receipts from our operations and cash from working capital borrowings. This amount does not reflect actual cash on hand that is available for distribution to our unitholders. Rather, it is a provision that will enable us, if we choose, to distribute as operating surplus up to $10.0 million of cash we receive in the future from non-operating sources, such as asset sales, issuances of securities, and long-term borrowings, that would otherwise be distributed as capital surplus. We have not made, and we anticipate that we will not make, any distributions from capital surplus.

Incentive Distribution Rights

Incentive distribution rights represent the contractual right to receive an increasing percentage of quarterly distributions of available cash from operating surplus after the minimum quarterly distribution as been paid. Please read “—Distributions of Available Cash from Operating Surplus” below. The general partner owns all of the incentive distribution rights, except that in conjunction with the August 2000 transaction with U.S. Propane, L.P., we issued 1,000,000 class C units to Heritage Holdings, Inc., our general partner at that time, in conversion of that portion of Heritage Holdings, Inc.’s incentive distribution rights that entitled it to receive any distribution made by us of funds attributable to the net amount received by us in connection with the settlement, judgment, award or other final nonappealable resolution of the SCANA litigation. In January 2004, the class C units were distributed by Heritage Holdings, Inc. to the owners of its equity interests. On July 14, 2006, all 1,000,000 outstanding class C units were retired and cancelled. Please read “Description of Units—Class C Units.”

Distributions of Available Cash from Operating Surplus

We will make distributions of available cash from operating surplus for any quarter in the following manner:

•	First, 98% to all common, and class E and class F unitholders, in accordance with their percentage interests, and 2% to the general partner, until each common unit has received $0.25 per unit for such quarter (the “minimum quarterly distribution”);

•	Second, 98% to all common, class E and class F unitholders, in accordance with their percentage interests, and 2% to the general partner, until each common unit has received $0.275 per unit for such quarter (the “first target distribution”);

•	Third, 85% to all common, class E and class F unitholders, in accordance with their percentage interests, 13% to the holders of incentive distribution rights, pro rata, and 2% to the general partner, until each common unit has received $0.3175 per unit for such quarter (the “second target distribution”);

•	Fourth, 75% to all common, class E and class F unitholders, in accordance with their percentage interests, 23% to the holders of incentive distribution rights, pro rata, and 2% to the general partner, until each common unit has received $0.4125 per unit for such quarter (the “third target distribution”); and

•	Fifth, thereafter, 50% to all common, and class E and class F unitholders, in accordance with their percentage interests, 48% to the holders of incentive distribution rights, pro rata, and 2% to the general partner.

Notwithstanding the foregoing, the distributions on each class E unit may not exceed $1.41 per year. Please read “Description of Units” for a discussion of the class C units and the percentage interests in distributions of the different classes of units and “Cash Distribution Policy” for a more detailed description of our cash distribution policy.

Distributions of Available Cash from Capital Surplus

We will make distributions of available cash from capital surplus, if any, in the following manner:

•	First, 98% to all unitholders, pro rata, and 2% to the general partner, until we distribute for each common unit, an amount of available cash from capital surplus equal to the initial public offering price;

•	Thereafter, we will make all distributions of available cash from capital surplus as if they were from operating surplus.

Our partnership agreement treats a distribution of capital surplus as the repayment of the initial unit price from the initial public offering, which is a return of capital. The initial public offering price less any distributions of capital surplus per unit is referred to as the “unrecovered capital.” Each time a distribution of capital surplus is made, the minimum quarterly distribution and the target distribution levels will be reduced in the same proportion as the corresponding reduction in the unrecovered capital. Because distributions of capital surplus will reduce the minimum quarterly distribution, after any of these distributions are made, it may be easier for the general partner to receive incentive distributions. However, any distribution of capital surplus before the unrecovered capital is reduced to zero cannot be applied to the payment of the minimum quarterly distribution.

Once we distribute capital surplus on a unit in an amount equal to the initial unit price, we will reduce the minimum quarterly distribution and the target distribution levels to zero. We will then make all future distributions from operating surplus, with 50% being paid to the holders of units, 48% to the holders of the incentive distribution rights and 2% to the general partner.

Adjustment to the Minimum Quarterly Distribution and Target Distribution Levels

In addition to adjusting the minimum quarterly distribution and target distribution levels to reflect a distribution of capital surplus, if we combine our units into fewer units or subdivide our units into a greater number of units, we will proportionately adjust:

•	the minimum quarterly distribution;

•	the target distribution levels; and

•	unrecovered capital.

For example, if a two-for-one split of the common units should occur, the minimum quarterly distribution, the target distribution levels and the unrecovered capital would each be reduced to 50% of its initial level. We will not make any adjustment by reason of the issuance of additional units for cash or property.

On January 14, 2005, our general partner announced a two-for-one split of our common units that was effected on March 15, 2005. As a result, the minimum quarterly distribution and the target distribution levels were reduced to 50% of their initial levels. The adjusted minimum quarterly distribution and the adjusted target distribution levels are reflected in the discussion above under the caption “Distributions of Available Cash from Operating Surplus.”

In addition, if legislation is enacted or if existing law is modified or interpreted in a manner that causes us to become taxable as a corporation or otherwise subject to taxation as an entity for federal, state or local income tax purposes, we will reduce the minimum quarterly distribution and the target distribution levels by multiplying the same by one minus the sum of the highest marginal federal corporate income tax rate that could apply and any increase in the effective overall state and local income tax rates.

The total amount of distributions declared for the year ended August 31, 2005 on common units, class E units, general partner interests and the incentive distribution rights totaled $190.4 million, $12.5 million, $4.9 million, and $38.5 million, respectively. All such distributions were made from available cash from operating surplus.

Distributions of Cash Upon Liquidation

General. If we dissolve in accordance with our partnership agreement, we will sell or otherwise dispose of our assets in a process called liquidation. We will first apply the proceeds of liquidation to the payment of our creditors. We will distribute any remaining proceeds to the unitholders and the general partner, in accordance with their capital account balances, as adjusted to reflect any gain or loss upon the sale or other disposition of our assets in liquidation.

Any further net gain recognized upon liquidation will be allocated in a manner that takes into account the incentive distribution rights of the general partner.

Manner of Adjustments for Gain. The manner of the adjustment for gain is set forth in our partnership agreement in the following manner:

•	First, to the general partner and the holders of units who have negative balances in their capital accounts to the extent of and in proportion to those negative balances;

•	Second, 98% to the common unitholders, pro rata, and 2% to the general partner, until the capital account for each common unit is equal to the sum of:

•	the unrecovered capital; and

•	the amount of the minimum quarterly distribution for the quarter during which our liquidation occurs;

•	Third, 98% to all unitholders, pro rata, and 2% to the general partner, until we allocate under this paragraph an amount per unit equal to:

•	the sum of the excess of the first target distribution per unit over the minimum quarterly distribution per unit for each quarter of our existence; less

•	the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the minimum quarterly distribution per unit that we distributed 98% to the unitholders, pro rata, and 2% to the general partner, for each quarter of our existence;

•	Fourth, 85% to all unitholders, pro rata, 13% to the holders of the incentive distribution rights, pro rata, and 2% to the general partner, until we allocate under this paragraph an amount per unit equal to:

•	the sum of the excess of the second target distribution per unit over the first target distribution per unit for each quarter of our existence; less

•	the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the first target distribution per unit that we distributed 85% to the unitholders, pro rata, 13% to the holders of the incentive distribution rights, pro rata, and 2% to the general partner for each quarter of our existence;

•	Fifth, 75% to all unitholders, pro rata, 23% to the holders of the incentive distribution rights, pro rata, and 2% to the general partner, until we allocate under this paragraph an amount per unit equal to:

•	the sum of the excess of the third target distribution per unit over the second target distribution per unit for each quarter of our existence; less

•	the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the second target distribution per unit that we distributed 75% to the unitholders, pro rata, 23% to the holders of the incentive distribution rights, pro rata, and 2% to the general partner for each quarter of our existence; and

•	Sixth, thereafter, 50% to all unitholders, pro rata, 48% to the holders of the incentive distribution rights, pro rata, and 2% to the general partner.

Manner of Adjustments for Losses. Upon our liquidation, we will generally allocate any loss to the general partner and the unitholders in the following manner:

•	First, 98% to the holders of common units in proportion to the positive balances in their capital accounts and 2% to the general partner, until the capital accounts of the common unitholders have been reduced to zero; and

•	Second, thereafter, 100% to the general partner.

Adjustments to Capital Accounts upon the Issuance of Additional Units. We will make adjustments to capital accounts upon the issuance of additional units. In doing so, we will allocate any unrealized and, for tax purposes, unrecognized gain or loss resulting from the adjustments to the unitholders and the general partner in the same manner as we allocate gain or loss upon liquidation. In the event that we make positive adjustments to the capital accounts upon the issuance of additional units, we will allocate any later negative adjustments to the capital accounts resulting from the issuance of additional units or upon our liquidation in a manner which results, to the extent possible, in the general partner’s capital account balances equaling the amount which they would have been if no earlier positive adjustments to the capital accounts had been made.

DESCRIPTION OF THE DEBT SECURITIES

Energy Transfer Partners, L.P. may issue senior debt securities on a senior unsecured basis under an indenture among Energy Transfer Partners, L.P., as issuer, the Subsidiary Guarantors, if any, and a trustee that we will name in the related prospectus supplement. We refer to this indenture as the Energy Transfer senior indenture. Energy Transfer Partners, L.P. may also issue subordinated debt securities under an indenture to be entered into among Energy Transfer Partners, L.P., the Subsidiary Guarantors, if any, and the trustee. We refer to this indenture as the Energy Transfer subordinated indenture.

We refer to the Energy Transfer senior indenture and the Energy Transfer subordinated indenture collectively as the indentures. The debt securities will be governed by the provisions of the related indenture and those made part of the indenture by reference to the Trust Indenture Act.

We have summarized material provisions of the indentures, the debt securities and the guarantees below. This summary is not complete. We have filed the form of senior indentures and the form of subordinated indentures with the SEC as exhibits to the registration statement, and you should read the indentures for provisions that may be important to you.

References in this “Description of the Debt Securities” to “we,” “us” and “our” mean Energy Transfer Partners, L.P. References in this prospectus to an “indenture” refer to the particular indenture under which we issue a series of debt securities.

Provisions Applicable to Each Indenture

General. Any series of debt securities:

•	will be general obligations of the issuer;

•	will be general obligations of the Guarantor if they are guaranteed by the Guarantor;

•	will be general obligations of the Subsidiary Guarantors if they are guaranteed by the Subsidiary Guarantors; and

•	may be subordinated to the Senior Indebtedness of Energy Transfer Partners, L.P. and the Subsidiary Guarantors.

The indentures do not limit the amount of debt securities that may be issued under any indenture, and do not limit the amount of other unsecured debt or securities that we may issue. We may issue debt securities under the indentures from time to time in one or more series, each in an amount authorized prior to issuance.

No indenture contains any covenants or other provisions designed to protect holders of the debt securities in the event we participate in a highly leveraged transaction or upon a change of control. The indentures also do not contain provisions that give holders the right to require us to repurchase their securities in the event of a decline in our credit ratings for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

Terms. We will prepare a prospectus supplement and either a supplemental indenture, or authorizing resolutions of the board of directors of our general partner’s general partner, accompanied by an officers’ certificate, relating to any series of debt securities that we offer, which will include specific terms relating to some or all of the following:

•	whether the debt securities will be senior or subordinated debt securities;

•	the form and title of the debt securities of that series;

•	the total principal amount of the debt securities of that series;

•	whether the debt securities will be issued in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	the date or dates on which the principal of and any premium on the debt securities of that series will be payable;

•	any interest rate which the debt securities of that series will bear, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	any right to extend or defer the interest payment periods and the duration of the extension;

•	whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

•	whether debt securities are entitled to the benefits of any guarantee of any Subsidiary Guarantor;

•	the place or places where payments on the debt securities of that series will be payable;

•	any provisions for optional redemption or early repayment;

•	any provisions that would require the redemption, purchase or repayment of debt securities;

•	the denominations in which the debt securities will be issued;

•	whether payments on the debt securities will be payable in foreign currency or currency units or another form and whether payments will be payable by reference to any index or formula;

•	the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

•	any changes or additions to the events of default or covenants described in this prospectus;

•	any restrictions or other provisions relating to the transfer or exchange of debt securities;

•	any terms for the conversion or exchange of the debt securities for our other securities or securities of any other entity;

•	any changes to the subordination provisions for the subordinated debt securities; and

•	any other terms of the debt securities of that series.

This description of debt securities will be deemed modified, amended or supplemented by any description of any series of debt securities set forth in a prospectus supplement related to that series.

We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If we sell these debt securities, we will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.

If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

The Subsidiary Guarantees. The Subsidiary Guarantors may fully, irrevocably and unconditionally guarantee on an unsecured basis all series of debt securities of Energy Transfer Partners, L.P. and will execute a notation of guarantee as further evidence of their guarantee. The term “Subsidiary Guarantors” means Heritage Service Corp., Titan Energy GP, L.L.C., Titan Energy Partners, L.P., Titan Propane LLC, Titan Propane Services, Inc., Heritage Operating, L.P., La Grange Acquisition, L.P., Five Dawaco, LLC, ET Company I, Ltd.,

Chalkley Transmission Company, Ltd., Whiskey Bay Gathering Company, Ltd., Whiskey Bay Gas Company, Ltd., TETC, LLC, Texas Energy Transfer Company, Ltd., LG PL, LLC, ETC Texas Pipeline, Ltd., ETC Texas Processing, Ltd., ETC Katy Pipeline, Ltd., ETC Gas Company, Ltd., LGM, LLC, ETC Marketing, Ltd., ETC Oasis GP, LLC, Oasis Pipeline, LP, ETC Oasis, L.P., Oasis Pipe Line Company, Oasis Pipe Line Finance Company, Oasis Partner Company, Oasis Pipe Line Management Company, Oasis Pipe Line Company Texas L.P., Energy Transfer Fuel GP, LLC, Energy Transfer Fuel, LP, ET Fuel Pipeline, L.P., HPL Holdings GP, L.L.C, HP Houston Holdings, L.P., HPL Consolidation LP, HPL Storage GP LLC, HPL Asset Holdings LP, HPL Leaseco LP, HPL GP, LLC, Houston Pipe Line Company LP, HPL Resources Company LP, HPL Gas Marketing LP and HPL Houston Pipe Line Company, LLC. The applicable prospectus supplement will describe the terms of any guarantee by the Subsidiary Guarantors.

If a series of senior debt securities of Energy Transfer Partners, L.P. is so guaranteed, the Subsidiary Guarantors’ guarantee of the senior debt securities will be the Subsidiary Guarantors’ unsecured and unsubordinated general obligation, and will rank on a parity with all of the Subsidiary Guarantors’ other unsecured and unsubordinated indebtedness. If a series of subordinated debt securities of Energy Transfer Partners, L.P. is so guaranteed, the Subsidiary Guarantors’ guarantee of the subordinated debt securities will be the Subsidiary Guarantors’ unsecured general obligation and will be subordinated to all of the Subsidiary Guarantors’ other unsecured and unsubordinated indebtedness.

The obligations of each Subsidiary Guarantor under its guarantee of the debt securities will be limited to the maximum amount that will not result in the obligations of the Subsidiary Guarantor under the guarantee constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to:

•	all other contingent and fixed liabilities of the Subsidiary Guarantor; and

•	any collections from or payments made by or on behalf of any other Subsidiary Guarantors in respect of the obligations of the Subsidiary Guarantor under its guarantee.

The guarantee of any Subsidiary Guarantor may be released under certain circumstances. If we exercise our legal or covenant defeasance option with respect to debt securities of a particular series as described below in “—Defeasance,” then any Subsidiary Guarantor will be released with respect to that series. Further, if no default has occurred and is continuing under the indentures, and to the extent not otherwise prohibited by the indentures, a Subsidiary Guarantor will be unconditionally released and discharged from the guarantee:

•	automatically upon any sale, exchange or transfer, whether by way of merger or otherwise, to any person that is not our affiliate, of all of our direct or indirect limited partnership or other equity interests in the Subsidiary Guarantor;

•	automatically upon the merger of the Subsidiary Guarantor into us or any other Subsidiary Guarantor or the liquidation and dissolution of the Subsidiary Guarantor; or

•	following delivery of a written notice by us to the trustee, upon the release of all guarantees by the Subsidiary Guarantor of any debt of ours for borrowed money for a purchase money obligation or for a guarantee of either, except for any series of debt securities.

Consolidation, Merger and Sale of Assets. The indentures generally permit a consolidation or merger involving Energy Transfer Partners, L.P. or the Subsidiary Guarantors. They also permit Energy Transfer Partners, L.P. or the Subsidiary Guarantors, as applicable, to lease, transfer or dispose of all or substantially all of its assets. Each of Energy Transfer Partners, L.P. and the Subsidiary Guarantors has agreed, however, that it will not consolidate with or merge into any entity (other than Energy Transfer Partners, L.P. or a Subsidiary Guarantor, as applicable) or lease, transfer or dispose of all or substantially all of its assets to any entity (other than Energy Transfer Partners, L.P. or a Subsidiary Guarantor, as applicable) unless:

•	it is the continuing entity; or

•	if it is not the continuing entity, the resulting entity or transferee is organized and existing under the laws of any United States jurisdiction and assumes the performance of its covenants and obligations under the indentures; and

•	in either case, immediately after giving effect to the transaction, no default or event of default would occur and be continuing or would result from the transaction.

Upon any such consolidation, merger or asset lease, transfer or disposition involving Energy Transfer Partners, L.P. or the Subsidiary Guarantors, the resulting entity or transferee will be substituted for Energy Transfer Partners, L.P. or the Subsidiary Guarantors, as applicable, under the applicable indenture and debt securities. In the case of an asset transfer or disposition other than a lease, Energy Transfer Partners, L.P. or the Subsidiary Guarantors, as applicable, will be released from the applicable indenture.

Events of Default. Unless we inform you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

•	failure to pay interest on that series of debt securities for 30 days when due;

•	default in the payment of principal of or premium, if any, on any debt securities of that series when due at its stated maturity, upon redemption, upon required repurchase or otherwise;

•	default in the payment of any sinking fund payment on any debt securities of that series when due;

•	failure by us or, if the series of debt securities is guaranteed by the Guarantor or any Subsidiary Guarantors, by such Guarantor or Subsidiary Guarantor, to comply for 60 days after notice with the other agreements contained in the indentures, any supplement to the indentures or any board resolution authorizing the issuance of that series;

•	failure to comply with any covenant or agreement in that series of debt securities or the applicable indenture for 60 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under that indenture that are affected by that failure;

•	certain events of bankruptcy, insolvency or reorganization of us or, if the series of debt securities is guaranteed by the Guarantor or any Subsidiary Guarantor, of the Guarantor and/or any such Subsidiary Guarantor;

•	if the series of debt securities is guaranteed by the Guarantor and/or any Subsidiary Guarantor:

•	any of the guarantees ceases to be in full force and effect, except as otherwise provided in the indentures;

•	any of the guarantees is declared null and void in a judicial proceeding; or

•	the Guarantor or any Subsidiary Guarantor denies or disaffirms its obligations under the indentures or its guarantee; and

•	any other event of default provided for in that series of debt securities.

A default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of the debt securities of any default or event of default (except in any payment on the debt securities) if the trustee considers it in the interest of the holders of the debt securities to do so.

If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities issued under the applicable indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities to be due and payable. If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs, the principal of and interest on all the debt securities issued under the applicable indenture will become immediately due and payable without any action on the part of the trustee or any holder. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement.

A holder of a debt security of any series issued under each indenture may pursue any remedy under that indenture only if:

•	the holder gives the trustee written notice of a continuing event of default for that series;

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•	the holders offer to the trustee indemnity satisfactory to the trustee;

•	the trustee fails to act for a period of 60 days after receipt of the request and offer of indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

In most cases, holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; and

•	exercising any trust or power conferred upon the trustee relating to or arising as a result of an event of default.

Under each of the indentures we are required to file each year with the trustee a written statement as to their compliance with the covenants contained in the applicable indenture.

Modification and Waiver. Each indenture may be amended or supplemented if the holders of a majority in principal amount of the outstanding debt securities of all series issued under that indenture that are affected by the amendment or supplement (acting as one class) consent to it. Without the consent of the holder of each debt security affected, however, no modification may:

•	reduce the amount of debt securities whose holders must consent to an amendment, a supplement or a waiver;

•	reduce the rate of or change the time for payment of interest on the debt security;

•	reduce the principal of the debt security or change its stated maturity;

•	reduce any premium payable on the redemption of the debt security or change the time at which the debt security may or must be redeemed;

•	change any obligation to pay additional amounts on the debt security;

•	make payments on the debt security payable in currency other than as originally stated in the debt security;

•	impair the holder’s right to institute suit for the enforcement of any payment on or with respect to the debt security;

•	make any change in the percentage of principal amount of debt securities necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification;

•	modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security;

•	waive a continuing default or event of default regarding any payment on the debt securities; or

•	release the Guarantor, or any Subsidiary Guarantor, or modify the guarantee of the Guarantor or any Subsidiary Guarantor in any manner adverse to the holders.

Each indenture may be amended or supplemented or any provision of that indenture may be waived without the consent of any holders of debt securities issued under that indenture:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to provide for the assumption of our obligations under the indentures by a successor upon any merger, consolidation or asset transfer permitted under the indenture;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

•	to provide any security for, any guarantees of or any additional obligors on any series of debt securities or, with respect to the senior indentures, the related guarantees;

•	to comply with any requirement to effect or maintain the qualification of that indenture under the Trust Indenture Act of 1939;

•	to add covenants that would benefit the holders of any debt securities or to surrender any rights we have under the indentures;

•	to add events of default with respect to any debt securities; and

•	to make any change that does not adversely affect any outstanding debt securities of any series issued under that indenture in any material respect.

The holders of a majority in principal amount of the outstanding debt securities of any series (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

Defeasance. When we use the term defeasance, we mean discharge from some or all of our obligations under the indentures. If any combination of funds or government securities are deposited with the trustee under an indenture sufficient to make payments on the debt securities of a series issued under that indenture on the dates those payments are due and payable, then, at our option, either of the following will occur:

•	we will be discharged from our or their obligations with respect to the debt securities of that series and, if applicable, the related guarantees (“legal defeasance”); or

•	we will no longer have any obligation to comply with the restrictive covenants, the merger covenant and other specified covenants under the applicable indenture, and the related events of default will no longer apply (“covenant defeasance”).

If a series of debt securities is defeased, the holders of the debt securities of the series affected will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold moneys for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the debt securities and, if applicable, guarantees of the payments will also survive.

Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

No Personal Liability of General Partner. Our general partner, and its directors, officers, employees, incorporators and partners, in such capacity, will not be liable for the obligations of Energy Transfer Partners, L.P. or any Subsidiary Guarantor under the debt securities, the indentures or the guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a debt security, each holder of that debt security will have agreed to this provision and waived and released any such liability on the part of our general partner and its directors, officers, employees, incorporators and partners. This waiver and release are part of the consideration for our issuance of the debt securities. It is the view of the SEC that a waiver of liabilities under the federal securities laws is against public policy and unenforceable.

Governing Law. New York law will govern the indentures and the debt securities.

Trustee. We may appoint a separate trustee for any series of debt securities. We use the term “trustee” to refer to the trustee appointed with respect to any such series of debt securities. We may maintain banking and other commercial relationships with the trustee and its affiliates in the ordinary course of business, and the trustee may own debt securities.

Form, Exchange, Registration and Transfer. The debt securities will be issued in registered form, without interest coupons. There will be no service charge for any registration of transfer or exchange of the debt securities. However, payment of any transfer tax or similar governmental charge payable for that registration may be required.

Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the applicable indenture are met.

The trustee will be appointed as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents we initially designate, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities.

In the case of any redemption, we will not be required to register the transfer or exchange of:

•	any debt security during a period beginning 15 business days prior to the mailing of the relevant notice of redemption and ending on the close of business on the day of mailing of such notice; or

•	any debt security that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agents. Unless we inform you otherwise in a prospectus supplement, payments on the debt securities will be made in U.S. dollars at the office of the trustee and any paying agent. At our option, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, interest payments may be made to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

Unless we inform you otherwise in a prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day. For these purposes, unless we inform you otherwise in a prospectus supplement, a “business day” is any day that is not a Saturday, a Sunday or a day on which banking institutions in New York, New York or a place of payment on the debt securities of that series is authorized or obligated by law, regulation or executive order to remain closed.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Book-Entry Debt Securities. The debt securities of a series may be issued in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. Global debt securities may be issued in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Provisions Applicable Solely to the Energy Transfer Subordinated Indenture

Subordination. Debt securities of a series may be subordinated to our “Senior Indebtedness,” which we define generally to include any obligation created or assumed by us (or, if the series is guaranteed, the Guarantor and any Subsidiary Guarantors) for the repayment of borrowed money, any purchase money obligation created or assumed by us, and any guarantee therefor, whether outstanding or hereafter issued, unless, by the terms of the instrument creating or evidencing such obligation, it is provided that such obligation is subordinate or not superior in right of payment to the debt securities (or, if the series is guaranteed, the guarantee of the Guarantor or any Subsidiary Guarantor), or to other obligations which are pari passu with or subordinated to the debt securities (or, if the series is guaranteed, the guarantee of the Guarantor or any Subsidiary Guarantor). Subordinated debt securities will be subordinated in right of payment, to the extent and in the manner set forth in the subordinated indentures and the prospectus supplement relating to such series, to the prior payment of all of our indebtedness and that of the Guarantor or any Subsidiary Guarantor that is designated as “Senior Indebtedness” with respect to the series.

The holders of Senior Indebtedness of ours or, if applicable, the Guarantor or a Subsidiary Guarantor, will receive payment in full of the Senior Indebtedness before holders of subordinated debt securities will receive any payment of principal, premium or interest with respect to the subordinated debt securities upon any payment or distribution of our assets or, if applicable to any series of outstanding debt securities, the Subsidiary Guarantors’ assets, to creditors:

•	upon a liquidation or dissolution of us or, if applicable to any series of outstanding debt securities, the Subsidiary Guarantors; or

•	in a bankruptcy, receivership or similar proceeding relating to us or, if applicable to any series of outstanding debt securities, to the Subsidiary Guarantors.

Until the Senior Indebtedness is paid in full, any distribution to which holders of subordinated debt securities would otherwise be entitled will be made to the holders of Senior Indebtedness, except that the holders of subordinated debt securities may receive units representing limited partner interests and any debt securities that are subordinated to Senior Indebtedness to at least the same extent as the subordinated debt securities.

If we do not pay any principal, premium or interest with respect to Senior Indebtedness within any applicable grace period (including at maturity), or any other default on Senior Indebtedness occurs and the maturity of the Senior Indebtedness is accelerated in accordance with its terms, we may not:

•	make any payments of principal, premium, if any, or interest with respect to subordinated debt securities;

•	make any deposit for the purpose of defeasance of the subordinated debt securities; or

•	repurchase, redeem or otherwise retire any subordinated debt securities, except that in the case of subordinated debt securities that provide for a mandatory sinking fund, we may deliver subordinated debt securities to the trustee in satisfaction of our sinking fund obligation, unless, in either case,

•	the default has been cured or waived and any declaration of acceleration has been rescinded;

•	the Senior Indebtedness has been paid in full in cash; or

•	we and the trustee receive written notice approving the payment from the representatives of each issue of “Designated Senior Indebtedness.”

Generally, “Designated Senior Indebtedness” will include:

•	any specified issue of Senior Indebtedness of at least $100 million; and

•	any other Senior Indebtedness that we may designate in respect of any series of subordinated debt securities.

During the continuance of any default, other than a default described in the immediately preceding paragraph, that may cause the maturity of any Designated Senior Indebtedness to be accelerated immediately without further notice, other than any notice required to effect such acceleration, or the expiration of any applicable grace periods, we may not pay the subordinated debt securities for a period called the “Payment Blockage Period.” A Payment Blockage Period will commence on the receipt by us and the trustee of written notice of the default, called a “Blockage Notice,” from the representative of any Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and will end 179 days thereafter.

The Payment Blockage Period may be terminated before its expiration:

•	by written notice from the person or persons who gave the Blockage Notice;

•	by repayment in full in cash of the Designated Senior Indebtedness with respect to which the Blockage Notice was given; or

•	if the default giving rise to the Payment Blockage Period is no longer continuing.

Unless the holders of the Designated Senior Indebtedness have accelerated the maturity of the Designated Senior Indebtedness, we may resume payments on the subordinated debt securities after the expiration of the Payment Blockage Period.

Generally, not more than one Blockage Notice may be given in any period of 360 consecutive days. The total number of days during which any one or more Payment Blockage Periods are in effect, however, may not exceed an aggregate of 179 days during any period of 360 consecutive days.

After all Senior Indebtedness is paid in full and until the subordinated debt securities are paid in full, holders of the subordinated debt securities shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness.

As a result of the subordination provisions described above, in the event of insolvency, the holders of Senior Indebtedness, as well as certain of our general creditors, may recover more, ratably, than the holders of the subordinated debt securities.

MATERIAL INCOME TAX CONSIDERATIONS

This section is a summary of the material tax consequences that may be relevant to prospective unitholders who are individual citizens or residents of the United States and, unless otherwise noted in the following discussion, is based upon the advice Winston & Strawn LLP, counsel to our general partner and us, insofar as it relates to matters of United States federal income tax law and legal conclusions with respect to those matters. This section is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed regulations and current administrative rulings and court decisions, all of which are subject to change, possibly with retroactive effect. Later changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. Unless the context otherwise requires, references in this section to “us” or “we” are references to Energy Transfer Partners, L.P.

No attempt has been made in this section to comment on all federal income tax matters affecting the unitholders or us. Moreover, the discussion focuses on unitholders who are individual citizens or residents of the United States and has at best only very limited application to corporations, estates, trusts, nonresident aliens or other unitholders subject to specialized tax treatment, such as tax-exempt institutions, foreign persons, individual retirement accounts (IRAs), real estate investment trusts (REITs), partnerships or mutual funds. Accordingly, we strongly recommend that you consult, and depend on, your own tax advisor in analyzing the federal, state, local and foreign tax consequences particular to you of an investment in, or the disposition of, our securities.

No ruling has been or will be requested from the IRS regarding any matter affecting us or prospective unitholders or us. Further, advice of counsel does not bind the IRS or the courts. Accordingly, the statements made here may not be sustained by a court if contested by the IRS. Any contest of this sort with the IRS may materially and adversely impact the market for the common units and the prices at which common units trade. In addition, the costs of any contest with the IRS will be borne directly or indirectly by the unitholders and the general partner. Furthermore, the tax treatment of us or of an investment in us, may be significantly modified by future legislative or administrative changes or court decisions. Any modifications may or may not be retroactively applied.

For the reasons described below, the following specific federal income tax issues bear special note (and Winston & Strawn LLP cannot opine to us regarding these issues):

(a) the treatment of a unitholder whose common units are loaned to a short seller to cover a short sale of common units (please read “—Tax Consequences of Unit Ownership—Treatment of Short Sales”);

(b) whether our monthly convention for allocating taxable income and losses is permitted by existing Treasury Regulations (please read “—Disposition of Common Units—Allocations Between Transferors and Transferees”); and

(c) whether our method for depreciating Section 743 adjustments is sustainable (please read “—Tax Consequences of Unit Ownership—Section 754 Election”).

Partnership Status

A partnership is not a taxable entity and incurs no federal income tax liability. Instead, each partner of a partnership is required to take into account his allocable share of items of income, gain, loss and deduction of the partnership in computing his federal income tax liability, regardless of whether cash distributions are made to him by the partnership. Distributions of cash by a partnership to a partner generally are not taxable unless the amount of cash distributed is in excess of the unitholder’s adjusted basis in his partnership interest.

Section 7704 of the Code provides that publicly-traded partnerships will, as a general rule, be taxed as corporations. However, an exception, referred to as the “Qualifying Income Exception,” exists with respect to publicly-traded partnerships of which 90% or more of the gross income for every taxable year consists of “qualifying income.” Qualifying income includes income and gains derived from the processing, transportation and marketing of crude oil, natural gas and products thereof, including the retail and wholesale marketing of propane, certain hedging activities and the transportation of propane and natural gas liquids. Other types of qualifying income include interest other than from a financial business, dividends, gains from the sale of real property and gains from the sale or other disposition of assets held for the production of income that otherwise constitutes qualifying income. We estimate that less than six percent of our current gross income is not qualifying income; however, this estimate could change from time to time.

Based upon and subject to this estimate of our qualifying income, the factual representations made by us and the general partner, including that neither we nor our operating partnerships have elected or will elect to be treated as a corporation, and that we and our operating partnerships have been and will be operated in accordance with applicable partnership statutes, the applicable partnership agreement and in the manner described in this prospectus and a review of the applicable legal authorities, Winston & Strawn LLP has opined to us that, based upon the Code, its regulations, published revenue rulings and court decisions and the representations described below, we will continue to be classified as a partnership for federal income tax purposes.

If we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery, we will be treated as if we had transferred all of our assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception, in return for stock in that corporation, and then distributed that stock to the unitholders in liquidation of their interests in us. This contribution and liquidation should be tax-free to unitholders and us so long as we, at that time, do not have liabilities in excess of the tax basis of our assets. Thereafter, we would be treated as a corporation for federal income tax purposes.

If we were treated as an association taxable as a corporation in any taxable year, either as a result of a failure to meet the Qualifying Income Exception or otherwise, our items of income, gain, loss and deduction would be reflected only on our separate tax returns rather than being passed through to the unitholders, and our net income would be taxed to us at corporate rates. In addition, any distribution made to a unitholder would be treated as either taxable dividend income, to the extent of our current or accumulated earnings and profits, or, in the absence of earnings and profits, a nontaxable return of capital, to the extent of the unitholder’s tax basis in his common units, or taxable capital gain, after the unitholder’s tax basis in his common units is reduced to zero. Accordingly, taxation as a corporation would result in a material reduction in a unitholder’s cash flow and thus would likely result in a substantial reduction of the value of the units.

The remainder of this section assumes that Energy Transfer Partners, L.P. and our operating partnerships will be classified as partnerships for federal income tax purposes.

Limited Partner Status

Unitholders who have become limited partners of Energy Transfer Partners, L.P. will be treated as partners of Energy Transfer Partners, L.P. for federal income tax purposes. Also:

(a) assignees who have executed and delivered transfer applications, and are awaiting admission as limited partners, and

(b) unitholders whose common units are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their common units will be treated as partners of Energy Transfer Partners, L.P. for federal income tax purposes. As there is no direct authority addressing assignees of common units who are entitled to execute and deliver transfer applications and become entitled to direct the exercise of attendant rights, but who fail to execute and deliver transfer applications, counsel’s opinion does not extend to these persons. Furthermore, a purchaser or other transferee of common units who does not execute and deliver a transfer application may not receive some federal income tax information or reports furnished to record holders of common units unless the common units are held in a nominee or street name account and the nominee or broker has executed and delivered a transfer application for those common units.

A beneficial owner of common units whose units have been loaned, for example to a short seller to complete a short sale, would appear to lose his status as a partner with respect to those units for federal income tax purposes. Please read “—Tax Consequences of Unit Ownership—Stock Loans.”

Income, gain, deductions or losses would not appear to be reportable by a unitholder who is not a partner for federal income tax purposes, and any cash distributions received by a unitholder who is not a partner for federal income tax purposes would therefore be fully taxable as ordinary income. These holders should consult their own tax advisors with respect to their status as partners in Energy Transfer Partners, L.P. for federal income tax purposes.

Tax Consequences of Unit Ownership

Flow-Through of Taxable Income. We will not pay any federal income tax. Instead, each unitholder will be required to report on his income tax return his allocable share of our income, gains, losses and deductions without regard to whether corresponding cash distributions are received by him. Consequently, we may allocate income to a unitholder even if he has not received a cash distribution. Each unitholder will be required to include in income his allocable share of our income, gains, losses and deductions for our taxable year ending with or within his taxable year.

Treatment of Distributions. Our distributions to a unitholder generally will not be taxable to the unitholder for federal income tax purposes to the extent of his tax basis in his common units immediately before the distribution. Our cash distributions in excess of a unitholder’s tax basis generally will be considered to be gain from the sale or exchange of the common units, taxable in accordance with the rules described under “—Disposition of Common Units” below. Any reduction in a unitholder’s share of our liabilities for which no partner, including the general partner, bears the economic risk of loss, known as “nonrecourse liabilities,” will be treated as a distribution of cash to that unitholder. To the extent our distributions cause a unitholder’s “at risk” amount to be less than zero at the end of any taxable year, he must recapture any losses deducted in previous years that are equal to the amount of that shortfall. Please read “—Limitations on Deductibility of Losses.”

A decrease in a unitholder’s percentage interest in us because of our issuance of additional common units should decrease his share of our nonrecourse liabilities, and thus will result in a corresponding deemed distribution of cash. A non-pro rata distribution of money or property may result in ordinary income to a unitholder, regardless of his tax basis in his common units, if that distribution reduces the unitholder’s share of our “unrealized receivables,” including depreciation recapture, and/or substantially appreciated “inventory items,” both as defined in the Code, and collectively, “Section 751 Assets.”

To that extent, the unitholder will be treated as having been distributed his proportionate share of the Section 751 Assets and having exchanged those assets with us in return for the non-pro rata portion of the distribution made (or treated as made) to such unitholder. This latter deemed exchange generally will result in the unitholder’s realization of ordinary income. That income will equal the excess of (1) the non-pro rata portion of that distribution over (2) the unitholder’s tax basis for the share of Section 751 Assets deemed relinquished in the exchange.

Basis of Common Units. A unitholder’s initial tax basis for his common units will be the amount he paid for the common units plus his share of our nonrecourse liabilities. That basis will be increased by his share of our income and by any increases in his share of our nonrecourse liabilities. That basis will be decreased, but not below zero, by distributions from us, by the unitholder’s share of our losses, by any decreases in his share of our nonrecourse liabilities and by his share of our expenditures that are not deductible in computing taxable income and are not required to be capitalized. A limited partner will have no share of our debt that is recourse to the general partner, but will have a share, generally based on his share of profits, of our nonrecourse liabilities. Please read “—Disposition of Common Units—Recognition of Gain or Loss.”

Limitations on Deductibility of Losses. The deduction by a unitholder of his share of our losses will be limited to the tax basis in the common holder’s units and, to the amount for which the unitholder is considered to be “at risk” with respect to our activities, if that is less than his tax basis. A unitholder must recapture losses deducted in previous years to the extent that distributions cause the unitholder’s at risk amount to be less than zero at the end of any taxable year. Losses disallowed to a unitholder or recaptured as a result of these limitations will carry forward and will be allowable to the extent that the unitholder’s tax basis or at risk amount, whichever is the limiting factor, is subsequently increased. Upon the taxable disposition of a common unit, any gain recognized by a unitholder should be able to be offset by losses that were previously suspended by the at risk limitation but may not be offset by losses suspended by the basis limitation. The unitholder may not use any excess loss above that gain previously suspended by the at risk or basis limitations is no longer utilizable.

In general, a unitholder will be at risk to the extent of the tax basis of his common units, excluding any portion of that basis attributable to the unitholder’s share of our nonrecourse liabilities, reduced by any amount of money he borrows to acquire or hold his common units, if the lender of those borrowed funds owns an interest in us, is related to the unitholder or can look only to the units for repayment. A unitholder’s at risk amount will increase or decrease as the tax basis of the unitholder’s common units increases or decreases, other than tax basis increases or decreases attributable to increases or decreases in the unitholder’s share of our nonrecourse liabilities.

The passive loss limitations generally provide that individuals may deduct losses from passive activities, which are generally activities in which the taxpayer does not materially participate, only to the extent of the taxpayer’s income from those passive activities. The passive loss limitations are applied separately with respect to each publicly-traded partnership. Consequently, any losses we generate will only be available to offset our passive income generated in the future and will not be available to offset income from other passive activities or investments, including our investments or investments in other publicly-traded partnerships, or salary or active business income. Passive losses that are not deductible because they exceed a unitholder’s share of income we generate may be deducted in full when he disposes of his entire investment in us in a fully taxable transaction with an unrelated party. The passive activity loss rules are applied after other applicable limitations on deductions, including the at risk rules and the basis limitation.

A unitholder’s share of our net income may be offset by any suspended passive losses, but it may not be offset by any other current or carryover losses from other passive activities, including those attributable to other publicly-traded partnerships.

Limitations on Interest Deductions. The deductibility of a non-corporate taxpayer’s “investment interest expense” is generally limited to the amount of that taxpayer’s “net investment income.” The IRS has indicated that net passive income from a publicly-traded partnership constitutes investment income for purposes of the limitations on the deductibility of investment interest. In addition, the unitholder’s share of our portfolio income will be treated as investment income. Investment interest expense includes:

(a) interest on indebtedness properly allocable to property held for investment;

(b) our interest expense attributed to portfolio income; and

(c) the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent attributable to portfolio income.

The computation of a unitholder’s investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income, but generally does not include gains attributable to the disposition of property held for investment.

Entity-Level Collections. If we are required or elect under applicable law to pay any federal, state or local income tax on behalf of any unitholder or the general partner or any former unitholder, we are authorized to pay those taxes from our funds. That payment, if made, will be treated as a distribution of cash to the partner on whose behalf the payment was made. If the payment is made on behalf of a person whose identity cannot be determined, we are authorized to treat the payment as a distribution to all current unitholders. We are authorized to amend the partnership agreement in the manner necessary to maintain uniformity of intrinsic tax characteristics of units and to adjust later distributions, so that after giving effect to these distributions, the priority and characterization of distributions otherwise applicable under the partnership agreement is maintained as nearly as is practicable. Payments by us as described above could give rise to an overpayment of tax on behalf of an individual partner in which event the partner would be required to file a claim in order to obtain a credit or refund.

Allocation of Income, Gain, Loss and Deduction. In general, if we have a net profit, our items of income, gain, loss and deduction will be allocated among the general partner and the unitholders in accordance with their percentage interests in us. At any time that incentive distributions are made to the general partner, gross income will be allocated to the general partner to the extent of these distributions. If we have a net loss for the entire year, that loss will be allocated first to the general partner and the unitholders in accordance with their percentage interests in us to the extent of their positive capital accounts and, second, to the general partner.

Specified items of our income, gain, loss and deduction will be allocated to account for the difference between the tax basis and fair market value of our assets at the time of an offering, referred to in this discussion as “Benchmark Asset Value.” The effect of these allocations to a unitholder purchasing common units in our offering will be essentially the same as if the tax basis of our assets were equal to the Benchmark Asset Value at the time of the offering. In addition, items of recapture income will be allocated to the extent possible to the unitholder who was allocated the deduction giving rise to the treatment of that gain as recapture income in order to minimize the recognition of ordinary income by some unitholders. Finally, although we do not expect that our operations will result in the creation of negative capital accounts, if negative capital accounts nevertheless result, items of our income and gain will be allocated in an amount and manner to eliminate the negative balance as quickly as possible.

An allocation of items of our income, gain, loss or deduction, generally will be given effect for federal income tax purposes in determining a unitholder’s share of an item of income, gain, loss or deduction only if the allocation has substantial economic effect. In any other case, a unitholder’s share of an item will be determined on the basis of his interest in us, which will be determined by taking into account all the facts and circumstances, including the unitholder’s relative contributions to us, the interests of all the partners in profits and losses, the interest of all the partners in cash flow and other nonliquidating distributions and rights of all the partners to distributions of capital upon liquidation.

In addition, the Code requires certain allocations to eliminate the difference between a unitholder’s “book” capital account, credited with his applicable share of the Benchmark Asset Value, and the unitholder’s “tax” capital account, credited with his applicable share of the tax basis of our assets, referred to in this discussion as the “Book-Tax Disparity”.

Winston & Strawn LLP has opined to us that, with the exception of the issues described in “—Tax Consequences of Unit Ownership—Section 754 Election” and “—Disposition of Common Units—Allocations Between Transferors and Transferees,” allocations under our partnership agreement should be given effect for federal income tax purposes in determining a unitholder’s share of an item of income, gain, loss or deduction.

“Stock Loans”. A unitholder who loans his units to another taxpayer (for example for that taxpayer to cover a short sale of units) may be considered as having disposed of those units. If so, he would no longer be a partner for those units during the period of the loan and may recognize gain or loss from the disposition. As a result, during this period:

(a) any of our income, gain, loss or deduction with respect to those units would not be reportable by the unitholder;

(b) any cash distributions received by the unitholder as to those units would be fully taxable; and

(c) all of these distributions would appear to be ordinary income.

Winston & Strawn LLP is unable to opine to us regarding the treatment of a unitholder where common units are loaned to a short seller to cover a short sale of common units. Depending on their particular situation, unitholders may need to take steps to should modify any applicable brokerage account agreements to prohibit their brokers from borrowing their units. Please also read “—Disposition of Common Units—Recognition of Gain or Loss.”

Alternative Minimum Tax. Each unitholder will be required to take into account his distributive share of any items of our income, gain, loss or deduction for purposes of the alternative minimum tax. The current minimum tax rate for noncorporate taxpayers is 26% on the first $175,000 of alternative minimum taxable income in excess of the exemption amount and 28% on any additional alternative minimum taxable income. Prospective unitholders should consult with their tax advisors as to the impact of an investment in units on their liability for the alternative minimum tax.

Tax Rates. In general, the highest effective United States federal income tax rate for individuals currently is 35% and the maximum United States federal income tax rate for net capital gains of an individual is 15% if the taxpayer’s holding period for the asset disposed of was more than 12 months at the time of disposition. This rate is scheduled to increase 20% for long-term capital gains for taxable years beginning after December 31, 2010.

Section 754 Election. We have made the election permitted by Section 754 of the Code. That election is irrevocable without the consent of the IRS. The election will generally permit us to adjust a common unit purchaser’s tax basis in our assets (“inside basis”) under Section 743(b) of the Code to reflect his purchase price. This election does not apply to a person who purchases common units directly from us. The Section 743(b) adjustment belongs to the purchaser and not to other partners. For purposes of this discussion, a unitholder’s inside basis in our assets will be considered to have two components: (1) his share of our existing tax basis in our assets (“common basis”) and (2) the unitholder’s Section 743(b) adjustment to that basis.

We have adopted the “remedial” allocation method with respect to Book-Tax Disparities in our assets. Treasury Regulations under Section 743 of the Code require that the portion of any Section 743(b) adjustment attributable to that Book-Tax Disparity in our assets which consist of recovery property is to be depreciated using the same method and remaining cost recovery period as that being used for that Book-Tax Disparity. However, with respect to property subject to depreciation under Section 167 of the Code, rather than under Section 168, Treasury Regulation Section 1.167(c)-1(a)(6) requires that any such Section 743(b) adjustment be depreciated using either the straight-line method or the 150% declining balance method, rather than the same method and remaining cost recovery period as that being used for the relevant Book-Tax Disparity. Under our partnership agreement, the general partner is authorized to take a position to preserve the uniformity of units even if that position is not consistent with these Treasury Regulations. Please read “—Uniformity of Units.”

Although Winston & Strawn LLP is unable to opine to us as to the validity of this approach because there is no controlling authority on this issue, we intend to depreciate the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the Benchmark Asset Value, to the extent of any unamortized Book-Tax Disparity, using a rate of depreciation or amortization derived from the depreciation or amortization method and useful life applied to the common basis of the property, or treat that portion as non-amortizable to the extent attributable to property the common basis of which is not amortizable. This method is consistent with the regulations under Section 743 but is arguably inconsistent with Treasury Regulation Section 1.167(c)-1(a)(6), which is not expected to directly apply to a material portion of our assets. To the extent this Section 743(b) adjustment is attributable to appreciation in value in excess of the unamortized Book-Tax Disparity, we will apply the rules described in the Treasury Regulations and legislative history. If we determine that this position cannot reasonably be taken, we may take a depreciation or amortization position under which all purchasers acquiring units in the same month would receive depreciation or amortization, whether attributable to common basis or a Section 743(b) adjustment, based upon the same applicable rate as if they had purchased a direct interest in our assets. This kind of aggregate approach may result in lower annual depreciation or amortization deductions than would otherwise be allowable to some unitholders. Please read “—Uniformity of Units.”

A Section 754 election is advantageous if the transferee’s tax basis in his units is higher than the units’ share of the aggregate tax basis of our assets immediately prior to the transfer. In that case, as a result of the election, the transferee would have, among other items, a greater amount of depreciation and depletion deductions and his share of any gain on a sale of our assets would be less.

Conversely, if the transferee’s tax basis in his units is lower than those units’ share of the aggregate tax basis of our assets immediately prior to the transfer, even if we did not make a Section 754 election, we generally would be required to adjust their tax basis in our assets in the case of a sale or exchange of an Interest, or a transfer upon death, when there exists “substantial built-in loss” (i.e., in excess of $250,000) in respect of our property immediately after the transfer. For this reason, the Section 754 election likely should not have a materially unfavorable effect on the fair market value of the units.

The calculations involved in the Section 754 election are complex and will be made on the basis of assumptions as to the value of our assets and other matters. For example, the allocation of the Section 743(b) adjustment among our assets must be made in accordance with the Code. The IRS could seek to reallocate some or all of any Section 743(b) adjustment we allocated to our tangible assets to goodwill instead. Goodwill, as an intangible asset, is generally amortizable over a longer period of time or under a less accelerated method than our tangible assets. We cannot assure you that the determinations we make will not be successfully challenged by the IRS and that the deductions resulting from them will not be reduced or disallowed altogether. Should the IRS require a different basis adjustment to be made, and should, in our view, the expense of compliance exceed the benefit of the election, we may seek permission from the IRS to revoke our Section 754 election. If permission is granted, a subsequent purchaser of units may be allocated more income than he would have been allocated had the election not been revoked.

Tax Treatment of Operations

Accounting Method and Taxable Year. We use the year ending December 31 as our taxable year and the accrual method of accounting for federal income tax purposes. Each unitholder will be required to include in income his share of our income, gain, loss and deduction for our taxable year ending within or with his taxable year.

Tax Basis, Depreciation and Amortization. The tax basis of our assets will be used for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of these assets. The federal income tax burden associated with the difference between the Benchmark Asset Value of our assets and their tax basis immediately prior to an offering will be borne by the general partner, its affiliates and our other unitholders as of that time. Please read “—Tax Consequences of Unit Ownership—Allocation of Income, Gain, Loss and Deduction.”

To the extent allowable, we may elect to use the depreciation and cost recovery methods that will result in the largest deductions being taken in the early years after assets are placed in service. We are not entitled to any amortization deductions with respect to any goodwill conveyed to us on formation. Property we subsequently acquire or construct may be depreciated using accelerated methods permitted by the Code.

If we dispose of depreciable property by sale, foreclosure, or otherwise, all or a portion of any gain, determined by reference to the amount of depreciation previously deducted and the nature of the property, may be subject to the recapture rules and taxed as ordinary income rather than capital gain. Similarly, a partner who has taken cost recovery or depreciation deductions with respect to property we own will likely be required to recapture some or all of those deductions as ordinary income upon a sale of his interest in us. Please read “—Tax Consequences of Unit Ownership—Allocation of Income, Gain, Loss and Deduction” and “—Disposition of Common Units—Recognition of Gain or Loss.”

The costs incurred in selling our units (called “syndication expenses”) must be capitalized and cannot be deducted currently, ratably or upon our termination. There are uncertainties regarding the classification of costs as organization expenses, which we may amortize, and as syndication expenses, which we may not amortize. The underwriting discounts and commissions we incur will be treated as syndication expenses.

Valuation and Tax Basis of Our Properties. The federal income tax consequences of the ownership and disposition of units will depend in part on our estimates of the relative fair market values, and the initial tax bases, of our assets. Although we may from time to time consult with professional appraisers regarding valuation matters, we will make many of the relative fair market value estimates ourselves. These estimates of basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates of fair market value or basis are later found to be incorrect, the character and amount of items of income, gain, loss or deductions previously reported by unitholders might change, and unitholders might be required to adjust their tax liability for prior years and incur interest and penalties with respect to those adjustments.

Disposition of Common Units

Recognition of Gain or Loss. Gain or loss will be recognized on a sale of all or a portion of a unitholder’s units equal to the difference between the amount realized from such sale and the unitholder’s adjusted tax basis for the units sold. A unitholder’s amount realized will be measured by the sum of the cash or the fair market value of other property he receives for the units sold plus the relevant portion of his share of our nonrecourse liabilities. Because the amount realized includes a relevant portion of the unitholder’s share of our nonrecourse liabilities, the gain recognized on the sale of units could result in a tax liability in excess of any cash received from the sale.

The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an “equitable apportionment” method. Treasury Regulations allow a selling unitholder who can identify common units transferred with an ascertainable holding period to elect to use the actual holding period of the common units transferred. Thus, according to the ruling, a common unitholder will be unable to select high or low basis common units to sell as would be the case with corporate stock, but, according to the regulations, may designate specific common units sold for purposes of determining the holding period of units transferred. A unitholder electing to use the actual holding period of common units transferred must consistently use that identification method for all subsequent sales or exchanges of common units. A unitholder considering the purchase of additional units or a sale of common units purchased in separate transactions should consult his tax advisor as to the possible consequences of this ruling and application of the Treasury Regulations.

Prior distributions from us in excess of cumulative net taxable income for a common unit that decreased a unitholder’s tax basis in that common unit will, in effect, become taxable income if the common unit is sold at a price greater than the unitholder’s tax basis in that common unit, even if the price received is less than his original cost.

Except as noted below, gain or loss recognized by a unitholder, other than a “dealer” in units, on the sale or exchange of a unit held for more than one year will generally be taxable as capital gain or loss. Currently, capital gain recognized by an individual on the sale of units held more than 12 months generally will be taxed at a maximum rate of 15%. (This rate is scheduled to increase 20% for long-term capital gains for taxable years beginning after December 31, 2010.)

A portion of this gain or loss, which will likely be substantial, however, will be separately computed and taxed as ordinary income or loss under Section 751 of the Code to the extent attributable to assets giving rise to depreciation recapture or other “unrealized receivables” or to “inventory items” we own. The term “unrealized receivables” includes potential recapture items, including depreciation recapture. Ordinary income attributable to unrealized receivables, inventory items and depreciation recapture may exceed net taxable gain realized upon the sale of a unit and may be recognized even if there is a net taxable loss realized on the sale of a unit. Thus, a unitholder may recognize both ordinary income and a capital loss upon a sale of units. Net capital loss may offset capital gains and no more than $3,000 of ordinary income.

Specific provisions of the Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an “appreciated” partnership interest, one in which gain would be recognized if it were sold, assigned or terminated at its fair market value, if the taxpayer or related persons enter(s) into:

(a) a short sale;

(b) an offsetting notional principal contract; or

(c) a futures or forward contract with respect to the partnership interest or substantially identical property.

Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of Treasury is also authorized to issue regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position.

Allocations Between Transferors and Transferees. In general, our taxable income and losses will be determined annually, will be prorated on a monthly basis and will be subsequently apportioned among the unitholders in proportion to the number of units owned by each of them as of the opening of the applicable exchange on the first business day of the month (the “Allocation Date”). However, gain or loss realized on a sale or other disposition of our assets other than in the ordinary course of business will be allocated among the unitholders on the Allocation Date in the month in which that gain or loss is recognized. As a result, a unitholder transferring units may be allocated income, gain, loss and deduction realized after the date of transfer.

The use of this method may not be permitted under existing Treasury Regulations. Accordingly, Winston & Strawn LLP is unable to opine on the validity of this method of allocating income and deductions between unitholders. If this method is not allowed under the Treasury Regulations, or only applies to transfers of less than all of the unitholder’s interest, our taxable income or losses might be reallocated among the unitholders. We are authorized to revise our method of allocation between unitholders to conform to a method permitted under future Treasury Regulations.

A unitholder who owns units at any time during a quarter and who disposes of them prior to the record date set for a cash distribution for that quarter will be allocated items of our income, gain, loss and deductions attributable to that quarter but will not be entitled to receive that cash distribution.

Notification Requirements. A unitholder who sells any of his units, other than through a broker, generally is required to notify us in writing of that sale within 30 days after the sale (or, if earlier, January 15 of the year following the sale). A purchaser of units from another unitholder is required to notify us in writing of that purchase within 30 days after the purchase. We are required to notify the IRS of that transaction and to furnish specified information to the transferor and transferee. However, these reporting requirements do not apply to a sale by an individual who is a citizen of the United States and who effects the sale or exchange through a broker. Additionally, a transferor and a transferee of a unit will be required to furnish statements to the IRS, filed with their income tax returns for the taxable year in which the sale or exchange occurred, that describe the amount of the consideration received for the unit that is allocated to our goodwill or going concern value.

Constructive Termination. We will be considered to have been terminated for tax purposes if there is a sale or exchange of 50% or more of the total interests in our capital and profits within a 12-month period. A constructive termination results in the closing of our taxable year for all unitholders. We would be required to make new tax elections after a termination, including a new election under Section 754 of the Code, and a termination would result in a deferral of our deductions for depreciation. A termination could also result in penalties if we were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination.

Uniformity of Units

Because we cannot match transferors and transferees of units, we must maintain uniformity of the economic and tax characteristics of the units to a purchaser of these units. In the absence of uniformity, we may be unable to completely comply with a number of federal income tax requirements, both statutory and regulatory. A lack of uniformity can result from a literal application of Treasury Regulation Section 1.167(c)-1(a)(6). Any non-uniformity could have a negative impact on the value of the units. Please read “—Tax Consequences of Unit Ownership—Section 754 Election.”

We intend to depreciate the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the Benchmark Asset Value, to the extent of any unamortized Book-Tax Disparity, using a rate of depreciation or amortization derived from the depreciation or amortization method and useful life applied to the common basis of that property, or treat that portion as unamortizable, to the extent attributable to property the common basis of which is not amortizable, consistent with the regulations under Section 743, even though that position may be inconsistent with Treasury Regulation Section 1.167(c)-1(a)(6) which is not expected to directly apply to a material portion of our assets. Please read “—Tax Consequences of Unit Ownership—Section 754 Election.” To the extent that the Section 743(b) adjustment is attributable to appreciation in value in excess of the unamortized Book-Tax Disparity, we will apply the rules described in the Treasury Regulations and legislative history. If we determine that this position cannot reasonably be taken, we may adopt a depreciation and amortization position under which all purchasers acquiring units in the same month would receive depreciation and amortization deductions, whether attributable to a common basis or Section 743(b) adjustment, based upon the same applicable rate as if they had purchased a direct interest in our property. If this position is adopted, it may result in lower annual depreciation and amortization deductions than would otherwise be allowable to some unitholders and risk the loss of depreciation and amortization deductions not taken in the year that these deductions are otherwise allowable. This position will not be adopted if we determine that the loss of depreciation and amortization deductions will have a material adverse effect on the unitholders. If we choose not to utilize this aggregate method, we may use any other reasonable depreciation and amortization method to preserve the uniformity of the intrinsic tax characteristics of any units that would not have a material adverse effect on the unitholders. The IRS may challenge any method of depreciating the Section 743(b) adjustment described in this paragraph. If this challenge were sustained, the uniformity of units might be affected, and the gain from the sale of units might be increased without the benefit of additional deductions. Please read “—Disposition of Common Units—Recognition of Gain or Loss.”

Tax-Exempt Organizations and Other Investors

Ownership of units by employee benefit plans, other tax-exempt organizations, non-resident aliens, foreign corporations, other foreign persons raises issues unique to those investors and, as described below, may have substantially adverse tax consequences to them.

Employee benefit plans and most other organizations exempt from federal income tax, including individual retirement accounts and other retirement plans, are subject to federal income tax on unrelated business taxable income. Virtually all of our income allocated to a unitholder that is a tax-exempt organization will be unrelated business taxable income and will be taxable to them.

Under newly enacted section 4965 of the Code, certain tax-exempt entities are subject to a “penalty” excise tax for being a party to (A) a “prohibited tax shelter transaction” if the transaction is a “prohibited tax shelter transaction” at the time the tax-exempt entity became a party to the transaction or (B) a “subsequently listed transaction”. The term “prohibited tax shelter transaction” means (i) any listed transaction or (ii) certain “confidential transactions” or certain transactions with “contractual protections.” The amount of the tax depends upon, among other things, whether the tax-exempt entity knew or had reason to know the transaction was a prohibited tax shelter transaction at the time the entity entered into the transaction. We do not anticipate that any of its investments would constitute a “prohibited tax shelter transaction” or a “subsequently listed transaction” for this purpose, but if you are a tax-exempt entity, we urge you to consult their tax advisors regarding the application of this provision of the Code to any investment in us.

Non-resident aliens and foreign corporations, trusts or estates that own units will be considered to be engaged in business in the United States because of the ownership of units. As a consequence they will be required to file federal tax returns to report their share of our income, gain, loss or deduction and pay federal income tax at regular rates on their share of our net income or gain. And, under rules applicable to publicly traded partnerships, we will withhold tax, at the highest applicable rate, from cash distributions made quarterly to foreign unitholders. Each foreign unitholder must obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on a Form W-8 BEN or applicable substitute form in order to obtain credit for these withholding taxes.

In addition, because a foreign corporation that owns units will be treated as engaged in a United States trade or business, that corporation may be subject to the United States branch profits tax at a rate of 30%, in addition to regular federal income tax, on its share of our income and gain, as adjusted for changes in the foreign corporation’s “U.S. net equity,” which are effectively connected with the conduct of a United States trade or business. That tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the foreign corporate unitholder is a “qualified resident.” In addition, this type of unitholder is subject to special information reporting requirements under Section 6038C of the Code.

Under a ruling of the IRS, a foreign unitholder who sells or otherwise disposes of a unit will be subject to federal income tax on gain realized on the sale or disposition of that unit to the extent that this gain is effectively connected with a United States trade or business of the foreign unitholder. Apart from the ruling, a foreign unitholder will not be taxed or subject to withholding upon the sale or disposition of a unit if he has owned less than 5% in value of the units during the five-year period ending on the date of the disposition and if the units are regularly traded on an established securities market at the time of the sale or disposition.

Administrative Matters

Information Returns and Audit Procedures. We intend to furnish to each unitholder, within 90 days after the close of each calendar year, specific tax information, including a Schedule K-1, which describes his share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, which will not be reviewed by counsel, we will take various accounting and reporting positions, some of which have been mentioned earlier, to determine his share of income, gain, loss and deduction. We cannot assure you that those positions will yield a result that conforms to the requirements of the Code, regulations or administrative interpretations of the IRS. Neither we nor counsel can assure prospective unitholders that the IRS will not successfully contend in court that those positions are impermissible. Any challenge by the IRS could negatively affect the value of the units.

The IRS may audit our federal income tax information returns. Adjustments resulting from an IRS audit may require each unitholder to adjust a prior year’s tax liability, and possibly may result in an audit of his own return. Any audit of a unitholder’s return could result in adjustments not related to our returns as well as those related to our returns.

Partnerships generally are treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction generally are determined in a partnership proceeding rather than in separate proceedings with the partners. The Code requires that one partner be designated as the “Tax Matters Partner” for these purposes. The partnership agreement names the general partner as our Tax Matters Partner.

The Tax Matters Partner will make some elections on our behalf and on behalf of unitholders. In addition, the Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against unitholders for items in our returns. The Tax Matters Partner may bind a unitholder with less than a 1% profits interest in us to a settlement with the IRS unless that unitholder elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the unitholders are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any unitholder having at least a 1% interest in profits or by any group of unitholders having in the aggregate at least a 5% interest in profits. However, only one action for judicial review will go forward, and each unitholder with an interest in the outcome may participate.

A unitholder must file a statement with the IRS identifying the treatment of any item on his federal income tax return that is not consistent with the treatment of the item on our return. Intentional or negligent disregard of this consistency requirement may subject a unitholder to substantial penalties.

Nominee Reporting. Persons who hold an interest in us as a nominee for another person are required to furnish to us:

(a) the name, address and taxpayer identification number of the beneficial owner and the nominee;

(b) whether the beneficial owner is

(i) a person that is not a United States person,

(ii) a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing, or

(iii) a tax-exempt entity;

(c) the amount and description of units held, acquired or transferred for the beneficial owner; and

(d) specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales.

Brokers and financial institutions are required to furnish additional information, including whether they are United States persons and specific information on units they acquire, hold or transfer for their own account. A penalty of $50 per failure, up to a maximum of $100,000 per calendar year, is imposed by the Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the units with the information furnished to us.

Accuracy-related Penalties. An additional tax equal to 20% of the amount of any portion of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements, is imposed by the Code. No penalty will be imposed, however, for any portion of an underpayment if it is shown that there was a reasonable cause for that portion and that the taxpayer acted in good faith regarding that portion.

A substantial understatement of income tax in any taxable year exists if the amount of the understatement exceeds the greater of 10% of the tax required to be shown on the return for the taxable year or $5,000. The amount of any understatement subject to penalty generally is reduced if any portion is attributable to a position adopted on the return:

(a) for which there is, or was, “substantial authority,” or

(b) as to which there is a reasonable basis and the pertinent facts of that position are disclosed on the return.

If any item of income, gain, loss or deduction included in the distributive shares of unitholders might result in that kind of an “understatement” of income for which no “substantial authority” exists, we must disclose the pertinent facts on our return. In addition, we will make a reasonable effort to furnish sufficient information for unitholders to make adequate disclosure on their returns and to take other actions as may be appropriate to permit unitholders to avoid liability for penalties. More stringent rules apply to “tax shelters,” which we do not believe includes us.

A substantial valuation misstatement exists if the value of any property, or the adjusted basis of any property, claimed on a tax return is 200% or more of the amount determined to be the correct amount of the valuation or adjusted basis. No penalty is imposed unless the portion of the underpayment attributable to a substantial valuation misstatement exceeds $5,000 ($10,000 for most corporations). If the valuation claimed on a return is 400% or more than the correct valuation, the penalty imposed increases to 40%.

Reportable Transactions. If we were to engage in a “reportable transaction,” we (and possibly you and others) would be required to make a detailed disclosure of the transaction to the IRS. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of tax avoidance transaction publicly identified by the IRS as a “listed transaction” or that it produces certain kinds of losses in excess of $2 million. Our participation in a reportable transaction could increase the likelihood that our federal income tax information return (and possibly your tax return) would be audited by the IRS. Please read “—Information Returns and Audit Procedures” above.

Moreover, if we were to participate in a reportable transaction with a significant purpose to avoid or evade tax, or in any listed transaction, you may be subject to the following provisions of the American Jobs Creation Act of 2004:

•	accuracy-related penalties with a broader scope, significantly narrower exceptions, and potentially greater amounts than described above at “—Accuracy-related Penalties,”

•	for those persons otherwise entitled to deduct interest on federal tax deficiencies, nondeductibility of interest on any resulting tax liability and

•	in the case of a listed transaction, an extended statute of limitations.

We do not expect to engage in any “reportable transactions.”

Registration as a Tax Shelter. We registered as a “tax shelter” under the law in effect at the time of our initial public offering and were assigned tax shelter registration number 96234000014. Issuance of a tax shelter registration number to us does not indicate that investment in us or the claimed tax benefits have been reviewed, examined or approved by the IRS. The American Jobs Creation Act of 2004 (the “Jobs Act”) repealed the tax shelter registration rules and replaced them with a new reporting regime. However, IRS Form 8271, as revised after the Jobs Act, nevertheless requires a unitholder to continue to continue to report our tax shelter registration number on the unitholder’s tax return for any year in which the unitholder claims any deduction, loss or other benefit, or reports any income, with respect to our common units. The IRS also appears to take the position that a unitholder who sells or transfers our common units after the Jobs Act must continue to provide our tax shelter registration number to the transferee. Unitholders are urged to consult their tax advisors regarding the application of the tax shelter registration rules.

State, Local and Other Tax Considerations

In addition to federal income taxes, you will be subject to other taxes, including state and local income taxes, unincorporated business taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which we do business or own property or in which you are a resident (including on a gross income basis). We currently do business or own property in 33 states, most of which impose income taxes. We may also own property or do business in other states or foreign jurisdictions in the future. Although an analysis of those various taxes is not presented here, each prospective unitholder should consider their potential impact on his investment in us. You may not be required to file a return and pay taxes in some states because your income from that state falls below the filing and payment requirement. You will be required, however, to file state income tax returns and to pay state income taxes in many of the states in which we do business or own property, and you may be subject to penalties for failure to comply with those requirements. In some states, tax losses may not produce a tax benefit in the year incurred and also may not be available to offset income in subsequent taxable years. Some of the states may require us, or we may elect, to withhold a percentage of income from amounts to be distributed to a unitholder who is not a resident of the state. Withholding, the amount of which may be greater or less than a particular unitholder’s income tax liability to the state, generally does not relieve a nonresident unitholder from the obligation to file an income tax return. Amounts withheld may be treated as if distributed to unitholders for purposes of determining the amounts distributed by us. Please read “—Tax Consequences of Unit Ownership—Entity-Level Collections.” Based on current law and our estimate of our future operations, the general partner anticipates that any amounts required to be withheld will not be material.

It is the responsibility of each unitholder to investigate the legal and tax consequences, under the laws of pertinent states and localities, of his investment in us. Accordingly, each prospective unitholder is urged to consult with, and depend upon, his own tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each unitholder to file all state and local, as well as United States federal tax returns, that may be required of him. Winston & Strawn LLP has not opined on any state or local tax consequences of an investment in us.

Tax Consequences of Ownership of Debt Securities

A description of the material federal income tax consequences of the acquisition, ownership and disposition of debt securities will be set forth on the prospectus supplement relating to the offering of debt securities.

INVESTMENTS IN US BY EMPLOYEE BENEFIT PLANS

An investment in us by an employee benefit plan is subject to certain additional considerations because the investments of such plans are subject to the fiduciary responsibility and prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and restrictions imposed by Section 4975 of the Internal Revenue Code. As used herein, the term “employee benefit plan” includes, but is not limited to, qualified pension, profit-sharing and stock bonus plans, Keogh plans, simplified employee pension plans and tax deferred annuities or IRAs established or maintained by an employer or employee organization. Among other things, consideration should be given to (a) whether such investment is prudent under Section 404(a)(1)(B) of ERISA; (b) whether in making such investment, such plan will satisfy the diversification requirement of Section 404(a)(1)(C) of ERISA; and (c) whether such investment will result in recognition of unrelated business taxable income by such plan and, if so, the potential after-tax investment return. Please read “Tax Considerations—Tax-Exempt Organizations and Other Investors.” The person with investment discretion with respect to the assets of an employee benefit plan (a “fiduciary”) should determine whether an investment in us is authorized by the appropriate governing instrument and is a proper investment for such plan.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code (which also applies to IRAs that are not considered part of an employee benefit plan) prohibit an employee benefit plan from engaging in certain transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code with respect to the plan.

In addition to considering whether the purchase of limited partnership units is a prohibited transaction, a fiduciary of an employee benefit plan should consider whether such plan will, by investing in us, be deemed to own an undivided interest in our assets, with the result that our general partner also would be a fiduciary of such plan and our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Internal Revenue Code.

The Department of Labor regulations provide guidance with respect to whether the assets of an entity in which employee benefit plans acquire equity interests would be deemed “plan assets” under certain circumstances. Pursuant to these regulations, an entity’s assets would not be considered to be “plan assets” if, among other things, (a) the equity interest acquired by employee benefit plans are publicly offered securities—i.e., the equity interests are widely held by 100 or more investors independent of the issuer and each other, freely transferable and registered pursuant to certain provisions of the federal securities laws, (b) the entity is an “Operating Partnership”—i.e., it is primarily engaged in the production or sale of a product or service other than the investment of capital either directly or through a majority owned subsidiary or subsidiaries, or (c) there is no significant investment by benefit plan investors, which is defined to mean that less than 25% of the value of each class of equity interest (disregarding certain interests held by our general partner, its affiliates and certain other persons) is held by the employee benefit plans referred to above, IRAs and other employee benefit plans not subject to ERISA (such as governmental plans). Our assets should not be considered “plan assets” under these regulations because it is expected that the investment will satisfy the requirements in (a) and (b) above and may also satisfy the requirements in (c) above.

Plan fiduciaries contemplating a purchase of limited partnership units should consult with their own counsel regarding the consequences under ERISA and the Internal Revenue Code in light of the serious penalties imposed on persons who engage in prohibited transactions or other violations.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby directly to purchasers, through agents, through underwriters or through dealers.

We, or agents designated by us, may directly solicit, from time to time, offers to purchase the securities. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act of 1933. We will name the agents involved in the offer or sale of the securities and describe any commissions payable by us to these agents in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment. The agents may be entitled under agreements which may be entered into with us to indemnification by us against specific civil liabilities, including liabilities under the Securities Act of 1933. The agents may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

If we utilize any underwriters in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement with those underwriters at the time of sale to them. We will set forth the names of these underwriters and the terms of the transaction in the prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. We may indemnify the underwriters under the relevant underwriting agreement to indemnification by us against specific liabilities, including liabilities under the Securities Act. The underwriters may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

If we utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, we will sell those securities to the dealer, as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. We may indemnify the dealers against specific liabilities, including liabilities under the Securities Act. The dealers may also be our customers or may engage in transactions with, or perform services for us in the ordinary course of business.

Common units and debt securities may also be sold directly by us. In this case, no underwriters or agents would be involved. We may use electronic media, including the Internet, to sell offered securities directly.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered are set forth in the accompanying prospectus supplement.

LEGAL MATTERS

The validity of the securities offered in this prospectus will be passed upon for us by Winston & Strawn LLP, Chicago, Illinois. Winston & Strawn LLP will also render an opinion on the material federal income tax considerations regarding the securities. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed on by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting of Energy Transfer Partners, L.P.; the consolidated balance sheet of Energy Transfer Partners GP, L.P.; the consolidated balance sheet of Energy Transfer Partners, L.L.C.; and the consolidated financial statements of HPL Consolidation LP as of August 31, 2005 and for the periods from January 26, 2005 through August 31, 2005 and January 1, 2005 through January 25, 2005 all incorporated in this prospectus by reference from the Partnership’s Annual Report on Form 10-K/A for the year ended August 31, 2005 have been audited by Grant Thornton LLP, independent registered public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

The financial statements of HPL Consolidation LP as of December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004, incorporated in this prospectus by reference from Energy Transfer Partners, L.P.’s Annual Report on Form 10-K/A for the year ended August 31, 2005, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Titan Energy Partners LP as of June 30, 2005 and for the periods from December 20, 2004 to June 30, 2005 and from July 1, 2004 to December 19, 2004 incorporated by reference in this prospectus from the Current Report on Form 8-K/A of Energy Transfer Partners, L.P. dated July 21, 2006 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act of 1933 that registers the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

In addition, we file annual, quarterly and other reports and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on the operation of the SEC’s public reference room. Our SEC filings are available on the SEC’s web site at http://www.sec.gov. We also make available free of charge on our website, at http://www.energytransfer.com, all materials that we file electronically with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Section 16 reports and amendments to these reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Additionally, you can obtain information about us through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common units are listed.

The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. These other documents contain important information about us, our financial condition and results of operations. The information incorporated by reference is an important part of this prospectus. Information that we file later with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.

We incorporate by reference in this prospectus the documents listed below:

•	our annual report on Form 10-K for the year ended August 31, 2005 (as amended by Amendment No. 1 to such annual report on Form 10-K filed on December 12, 2005);

•	our definitive proxy statement filed by us under Section 14(a) of the Securities Exchange Act of 1934 on May 18, 2004 (as amended on June 9, 2004 and June 14, 2004);

•	our quarterly reports on Form 10-Q for the quarters ended November 30, 2005, February 28, 2006 and May 31, 2006;

•	our current reports on Form 8-K filed February 1, 2005 (as amended on March 17, 2005), September 23, 2005, November 15, 2005, December 16, 2005, January 5, 2006, January 10, 2006, February 9, 2006, April 20, 2006, May 3, 2006 and June 2, 2006 (as amended on July 21, 2006);

•	the description of our common units in our registration statement on Form 8-A (File No. 1-11727) filed pursuant to the Securities Exchange Act of 1934 on May 16, 1996; and

•	all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this prospectus and the termination of the registration statement.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this document), at no cost, by visiting our internet website at www.energytransfer.com, or by writing or calling us at the following address:

Energy Transfer Partners, L.P.

8801 South Yale Avenue, Suite 310

Tulsa, Oklahoma 74137

Attention: Robert A. Burk

Telephone: (918) 492-7272

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee, the amounts set forth below are estimates:

Securities and Exchange Commission registration fee	$160,500
Legal fees and expenses	100,000
Accounting fees and expenses	50,000
Printing and engraving expenses	75,000
Miscellaneous	—

Total	$385,500

Item 15.	Indemnification of Directors and Officers

Delaware Limited Partnerships. Energy Transfer Partners, L.P., Heritage Operating, L.P., Titan Energy Partners, L.P., ETC Oasis GP, LP, Energy Transfer Fuel, LP, ET Fuel Pipeline, L.P., HP Houston Holdings, L.P., HPL Consolidation LP, HPL Asset Holdings, LP, HPL Leaseco, LP, Houston Pipe Line Company, LP, HPL Resources Company, LP and HPL Gas Marketing, LP are partnerships organized under the laws of the State of Delaware. The partnership agreement of Energy Transfer Partners, L.P. provides that the partnership will indemnify (i) its general partner, any departing partner (as defined therein), any person who is or was an affiliate of its general partner or any departing partner, (ii) any person who is or was a director, officer, employee, agent or trustee of the partnership, (iii) any person who is or was an officer, director, employee, agent or trustee of its general partner or any departing partner or any affiliate of its general partner or any departing partner, or (iv) any person who is or was serving at the request of its general partner or any departing partner or any affiliate of its general partner or any departing partner as an officer, director, employee, partner, agent, fiduciary or trustee of another person (each, an “Indemnitee”), to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities (joint and several), expenses (including, without limitation, legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as any of the foregoing; provided that in each case the Indemnitee acted in good faith and in a manner that such Indemnitee reasonably believed to be in or not opposed to the best interests of the partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. Any indemnification under these provisions will be only out of the assets of the partnership, and the general partner shall not be personally liable for, or have any obligation to contribute or loan funds or assets to each applicable partnership to enable it to effectuate, such indemnification. Energy Transfer Partners, L.P. is authorized to purchase (or to reimburse the general partner or its affiliates for the cost of) insurance against liabilities asserted against and expenses incurred by such persons in connection with each of the partnerships activities, regardless of whether each of the applicable partnerships would have the power to indemnify such person against such liabilities under the provisions described above.

Delaware Corporations. Heritage Service Corp., Titan Propane Services, Inc., Oasis Pipe Line Company, Oasis Pipe Line Finance Company, Oasis Partner Company and Oasis Pipe Line Management Company (collectively, the “Delaware Corporation Guarantors”) are corporations organized under the laws of the State of Delaware. Delaware law permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director, but not an officer in his or her capacity as such, to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision shall not limit the liability of a director for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) liability under section 174 of the Delaware General Corporation Law for unlawful payment of dividends or stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit. The certificate of incorporation of each of the Delaware Corporation Guarantors provides that, to the fullest extent of Delaware law, no director shall be liable to Heritage Service Corp., Titan Propane Services, Inc., Oasis Pipe Line Company, Oasis Pipe Line Finance Company, Oasis Partner Company or Oasis Pipe Line Management Company, as applicable, or any of their stockholders for monetary damages for breach of fiduciary duty as a director. However, any person may only be indemnified in connection with a proceeding initiated by such indemnitee if such proceeding was authorized by the board of directors of the applicable Delaware Corporation Guarantor.

Under Delaware law, a corporation may indemnify any individual made a party or threatened to be made a party to any type of proceeding, other than an action by or in the right of the corporation, because he or she is or was an officer, director, employee or agent of the corporation or was serving at the request of the corporation as an officer, director, employee or agent of another corporation or entity against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding: (i) if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; or (ii) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any individual made a party or threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he or she was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that such indemnification will be denied if the individual is found liable to the corporation unless, in such a case, the court determines the person is nonetheless entitled to indemnification for such expenses. A corporation must indemnify a present or former director or officer who successfully defends himself or herself in a proceeding to which he or she was a party because he or she was a director or officer of the corporation against expenses actually and reasonably incurred by him or her. Expenses incurred by an officer or director, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. The Delaware law regarding indemnification and expense advancement is not exclusive of any other rights which may be granted by the certificate of incorporation or the bylaws of any of the Delaware Corporations, a vote of stockholders or disinterested directors, agreement or otherwise.

Under the Delaware General Corporation Law, termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that such person is prohibited from being indemnified.

Delaware Limited Liability Companies. Titan Energy GP, L.L.C., Titan Propane LLC, Energy Transfer Fuel GP, LLC, HPL Holdings GP, L.L.C., HPL Storage GP LLC, HPL GP, LLC and HPL Houston Pipe Line Company, LLC are limited liability companies organized under the laws of the State of Delaware. Under the Delaware Limited Liability Company Act, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Texas Limited Partnerships. La Grange Acquisition, L.P., ET Company I, Ltd., Chalkley Transmission Company, Ltd., Whiskey Bay Gathering Company, Ltd., Whiskey Bay Gas Company, Ltd., Texas Energy

Transfer Company, Ltd., ETC Texas Pipeline, Ltd., ETC Oklahoma Pipeline, Ltd., ETC Texas Processing, Ltd., ETC Katy Pipeline, Ltd., ETC Gas Company, Ltd., ETC Marketing, Ltd., Oasis Pipeline, LP and Oasis Pipe Line Company Texas L.P. are limited partnerships organized under the laws of the State of Texas. The Texas Revised Limited Partnership Act allows a Texas limited partnership to indemnify any general partner, limited partner, employee or agent of the partnership who was, is or is threatened to be made a defendant or respondent in a proceeding if the person (1) acted in good faith; (2) reasonably believed (a) in the case of conduct in that person’s official capacity as a general partner, limited partner, employee or agent of the partnership, that the person’s conduct was in the best interest of the limited partnership, and (b) in all other cases, that the person’s conduct was at least not opposed to the partnership’s best interests, and (3) in the case of a criminal proceeding, had no reasonable cause to believe that the person’s conduct was unlawful.

The partnership agreement of Oasis Pipe Line Company Texas L.P. explicitly provides that Oasis Pipe Line Company Texas L.P. shall indemnify, defend and hold harmless its general partner and all of its general partner’s shareholders, directors, officers, agents, representatives and employees to the fullest extent permitted under the Texas Revised Limited Partnership Act, so long as such person’s conduct did not constitute fraud, gross negligence, willful or wanton misconduct or a willful breach of such person’s fiduciary duties.

Texas Limited Liability Companies. LA GP, LLC, Five Dawaco, LLC, TETC, LLC, LG PL, LLC, LGM, LLC and ETC Oasis GP, LLC (collectively, the “Texas LLC Guarantors”) are limited liability companies organized under the laws of the State of Texas. Section 2.20 of the Texas Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its articles of organization or in its regulations, a limited liability company has the power to indemnify managers, officers and other persons and purchase and maintain liability insurance for such persons.

The limited liability company agreements of each of LA GP, LLC, LG PL, LLC, LGM, LLC and ETC Oasis GP, LLC provides that no member, officer, director, manager, employee or agent of the applicable Texas LLC Guarantor and no employee, representative, agent or affiliate of such Texas LLC Guarantor shall be liable for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such person in good faith on behalf of the applicable Texas LLC Guarantor and in a manner reasonably believed to be within the scope of the authority conferred on such person by the limited liability company agreement of the applicable Texas LLC Guarantor, except that such person shall be liable for any such loss, damage or claim incurred by reason of willful misconduct, bad faith, active or deliberate dishonesty or personal gain to which such person was not legally entitled. The limited liability company agreements of each of LA GP, LLC, LG PL, LLC, LGM, LLC and ETC Oasis GP, LLC provide further provide that each such person is entitled to indemnification from the applicable Texas LLC Guarantor for any loss, damage or claim incurred by such person by reason of any act or omission performed or omitted by such person in good faith on behalf of the applicable Texas LLC Guarantor and in a manner reasonably believed to be within the scope of the authority conferred on such person by the applicable limited liability company agreement, except that no person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such person’s willful misconduct, bad faith, active or deliberate dishonesty or personal gain to which such person was not legally entitled. In addition, all reasonable expenses incurred by any person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the applicable Texas LLC Guarantor prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to pay such amount if it is determined that the person is not entitled to indemnification pursuant to the terms of the applicable limited liability company agreement. Any rights to indemnification arising under the respective limited liability company agreements of the applicable Texas LLC Guarantors are limited to the assets of the applicable Texas LLC Guarantor, and no member of any of the applicable Texas LLC Guarantors shall have personal liability for any such indemnification obligations pursuant to the terms of the limited liability company agreements of each of LA GP, LLC, LG PL, LLC, LGM, LLC and ETC Oasis GP, LLC.

The articles of organization and the limited liability company agreement of each of Five Dawaco, LLC and TETC, LLC provide that each person who was or is made a party to or is threatened to be made a party to, or is otherwise involved in any action, suit or proceeding, whether civil, criminal, arbitrative, administrative or investigative, by reason of the fact that such person is or was a manager, member or officer of Five Dawaco, LLC or TETC, LLC, as applicable, or is or was serving at the request of Five Dawaco, LLC or TETC, LLC, as applicable, as a manager, member, officer, employee or agent of another limited liability company or of a corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceedings is alleged action in an official capacity as a manager, member, officer, employee or agent or in any other capacity while serving as a manager, member, officer, employee or agent, must be indemnified and held harmless by Five Dawaco, LLC or TETC LLC, as applicable, to the full extent authorized by the Texas Limited Liability Company Act and the Texas Business Corporation Act against all expense, liability and loss (including attorneys’ fees, judgments, fines ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith. However, Five Dawaco, LLC or TETC, LLC, as applicable, may only indemnify any such person in connection with a proceeding initiated by such person if such proceeding was authorized by the manager(s) or members of Five Dawaco, LLC or TETC, LLC, as applicable. Any advancement of expenses incurred by a manager, member or officer who is an indemnitee of either of Five Dawaco, LLC or TETC, LLC, as applicable, may be made only upon delivery of a written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under the Texas Limited Liability Company Act and the Texas Business Corporation Act and a written undertaking to repay all amounts so advanced if it is ultimately determined by final judicial decision that such person is not entitled to be indemnified.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 16.	Exhibits and Financial Statement Schedules

(a)	Exhibits. The following documents are filed as exhibits to this registration:

	Exhibit Number	Description
(±)	1.1	Form of Underwriting Agreement
(1)	3.1	Agreement of Limited Partnership of Heritage Propane Partners, L.P.
(8)	3.1.1	Amendment No. 1 to Amended and Restated Agreement of Limited Partnership of Heritage Propane Partners, L.P.
(13)	3.1.2	Amendment No. 2 to Amended and Restated Agreement of Limited Partnership of Heritage Propane Partners, L.P.
(16)	3.1.3	Amendment No. 3 to Amended and Restated Agreement of Limited Partnership of Heritage Propane Partners, L.P.
(16)	3.1.4	Amendment No. 4 to Amended and Restated Agreement of Limited Partnership of Heritage Propane Partners, L.P.
(21)	3.1.5	Amendment No. 5 to Amended and Restated Agreement of Limited Partnership of Heritage Propane Partners, L.P.
(21)	3.1.6	Amendment No. 6 to Amended and Restated Agreement of Limited Partnership of Heritage Propane Partners, L.P.
(34)	3.1.7	Amendment No. 7 to Amended and Restated Agreement of Limited Partnership of Heritage Propane Partners, L.P.
(35)	3.1.8	Amendment No. 8 to Amended and Restated Agreement of Limited Partnership of Heritage Propane Partners, L.P.
(1)	3.2	Agreement of Limited Partnership of Heritage Operating, L.P.
(10)	3.2.1	Amendment No. 1 to Amended and Restated Agreement of Limited Partnership of Heritage Operating, L.P.

(16)	3.2.2	Amendment No. 2 to Amended and Restated Agreement of Limited Partnership of Heritage Operating, L.P.
(21)	3.2.3	Amendment No. 3 to Amended and Restated Agreement of Limited Partnership of Heritage Operating, L.P.
(21)	3.3	Amended Certificate of Limited Partnership of Energy Transfer Partners, L.P.
(15)	3.4	Amended Certificate of Limited Partnership of Heritage Operating, L.P.
(17)	4.1	Registration Rights Agreement for Limited Partner Interests of Heritage Propane Partners, L.P.
(21)	4.2	Unitholder Rights Agreement dated January 20, 2004 among Heritage Propane Partners, L.P., Heritage Holdings, Inc., TAAP LP and La Grange Energy, L.P.
(27)	4.3	Indenture dated January 18, 2005 among Energy Transfer Partners, L.P., the subsidiary guarantors named therein and Wachovia Bank, National Association, as trustee.
(28)	4.4	First Supplemental Indenture dated January 18, 2005, among Energy Transfer Partners, L.P., the subsidiary guarantors names therein and Wachovia Bank, National Association, as trustee.
(37)	4.5	Second Supplemental Indenture dated as of February 24, 2005 to Indenture dated as of January 18, 2005, among Energy Transfer Partners, L.P., the subsidiary guarantors named therein and Wachovia Bank, National Association, as trustee.
(38)	4.6	Notation of Guaranty.
(29)	4.7	Registration Rights Agreement, dated January 18, 2005, among Energy Transfer Partners, L.P., the subsidiary guarantors and Wachovia Bank, National Association as trustee.
(39)	4.8	Joinder to Registration Rights Agreement, dated February 24, 2005, among Energy Transfer Partners, L.P., the subsidiary guarantors and Wachovia Bank, National Association as trustee.
(41)	4.9	Third Supplemental Indenture dated as of July 29, 2005 to Indenture dated January 18, 2005, among Energy Transfer Partners, L.P., the subsidiary guarantors named therein and Wachovia Bank, National Association, as trustee.
(42)	4.10	Registration Rights Agreement, dated July 29, 2005, among Energy Transfer Partners, L.P., the subsidiary guarantors named therein and the initial purchasers thereto.
(*)	4.11	Form of Senior Indenture of Energy Transfer Partners, L.P.
(*)	4.12	Form of Subordinated Indenture of Energy Transfer Partners, L.P.
(*)	5.1	Opinion of Winston & Strawn LLP as to the legality of the securities registered hereby.
(*)	8.1	Opinion of Winston & Strawn LLP as to tax matters.
(1)	10.2	Form of Note Purchase Agreement (June 25, 1996).
(2)	10.2.1	Amendment of Note Purchase Agreement (June 25, 1996) dated as of July 25, 1996.
(3)	10.2.2	Amendment of Note Purchase Agreement (June 25, 1996) dated as of March 11, 1997.
(5)	10.2.3	Amendment of Note Purchase Agreement (June 25, 1996) dated as of October 15, 1998.
(6)	10.2.4	Second Amendment Agreement dated September 1, 1999 to June 25, 1996 Note Purchase Agreement.
(9)	10.2.5	Third Amendment Agreement dated May 31, 2000 to June 25, 1996 Note Purchase Agreement and November 19, 1997 Note Purchase Agreement.
(8)	10.2.6	Fourth Amendment Agreement dated August 10, 2000 to June 25, 1996 Note Purchase Agreement and November 19, 1997 Note Purchase Agreement.
(11)	10.2.7	Fifth Amendment Agreement dated as of December 28, 2000 to June 25, 1996 Note Purchase Agreement, November 19, 1997 Note Purchase Agreement and August 10, 2000 Note Purchase Agreement.
(21)	10.2.8	Sixth Amendment Agreement dated as of December 28, 2000 to June 25, 1996 Note Purchase Agreement, November 19, 1997 Note Purchase Agreement and August 10, 2000 Note Purchase Agreement.
(1)	10.3	Form of Contribution, Conveyance and Assumption Agreement among Heritage Holdings, Inc., Heritage Propane Partners, L.P. and Heritage Operating, L.P.
(15)	**10.6.3	Second Amended and Restated Restricted Unit Plan dated as of February 4, 2002.

(25)	**10.6.4	2004 Unit Plan.
(26)	**10.6.5	Form of Grant Agreement.
(4)	10.16	Note Purchase Agreement dated as of November 19, 1997.
(5)	10.16.1	Amendment dated October 15, 1998 to November 19, 1997 Note Purchase Agreement.
(6)	10.16.2	Second Amendment Agreement dated September 1, 1999 to November 19, 1997 Note Purchase Agreement and June 25, 1996 Note Purchase Agreement.
(7)	10.16.3	Third Amendment Agreement dated May 31, 2000 to November 19, 1997 Note Purchase Agreement and June 25, 1996 Note Purchase Agreement.
(8)	10.16.4	Fourth Amendment Agreement dated August 10, 2000 to November 19, 1997 Note Purchase Agreement and June 25, 1996 Note Purchase Agreement.
(11)	10.16.5	Fifth Amendment Agreement dated as of December 28, 2000 to June 25, 1996 Note Purchase Agreement, November 19, 1997 Note Purchase Agreement and August 10, 2000 Note Purchase Agreement.
(22)	10.16.6	Sixth Amendment Agreement dated as of November 18, 2003 to June 25, 1996 Note Purchase Agreement, November 19, 1997 Note Purchase Agreement and August 10, 2000 Note Purchase Agreement.
(8)	10.17	Contribution Agreement dated June 15, 2000 among U.S. Propane, L.P., Heritage Operating, L.P. and Heritage Propane Partners, L.P.
(8)	10.17.1	Amendment dated August 10, 2000 to June 15, 2000 Contribution Agreement.
(8)	10.18	Subscription Agreement dated June 15, 2000 between Heritage Propane Partners, L.P. and individual investors.
(8)	10.18.1	Amendment dated August 10, 2000 to June 15, 2000 Subscription Agreement.
(13)	10.18.2	Amendment Agreement dated January 3, 2001 to the June 15, 2000 Subscription Agreement.
(14)	10.18.3	Amendment Agreement dated October 5, 2001 to the June 15, 2000 Subscription Agreement.
(8)	10.19	Note Purchase Agreement dated as of August 10, 2000.
(11)	10.19.1	Fifth Amendment Agreement dated as of December 28, 2000 to June 25, 1996 Note Purchase Agreement, November 19, 1997 Note Purchase Agreement and August 10, 2000 Note Purchase Agreement.
(12)	10.19.2	First Supplemental Note Purchase Agreement dated as of May 24, 2001 to the August 10, 2000 Note Purchase Agreement.
(22)	10.19.3	Sixth Amendment Agreement dated as of December 28, 2000 to June 25, 1996 Note Purchase Agreement, November 19, 1997 Note Purchase Agreement and August 10, 2000 Note Purchase Agreement.
(15)	10.26	Assignment, Conveyance and Assumption Agreement between U.S. Propane, L.P. and Heritage Holdings, Inc., as the former General Partner of Heritage Propane Partners, L.P. dated as of February 4, 2002.
(15)	10.27	Assignment, Conveyance and Assumption Agreement between U.S. Propane, L.P. and Heritage Holdings, Inc., as the former General Partner of Heritage Operating, L.P., dated as of February 4, 2002.
(18)	10.28	Assignment for Contribution of Assets in Exchange for Partnership Interest dated December 9, 2002 amount V-1 Oil Co., the shareholders of V-1 Oil Co., Heritage Propane Partners, L.P. and Heritage Operating, L.P.
(19)	10.30	Acquisition Agreement dated November 6, 2003 among the owners of U.S. Propane, L.P. and U.S. Propane, L.L.C. and La Grange Energy, L.P.
(19)	10.31	Contribution Agreement dated November 6, 2003 among La Grange Energy, L.P. and Heritage Propane Partners, L.P. and U.S. Propane, L.P.
(20)	10.31.1	Amendment No. 1 dated December 7, 2003 to Contribution Agreement dated November 6, 2003 among La Grange Energy, L.P. and Heritage Propane Partners, L.P. and U.S. Propane, L.P.
(19)	10.32	Stock Purchase Agreement dated November 6, 2003 among the owners of Heritage Holdings, Inc. and Heritage Propane Partners, L.P.

(23)	10.35	Purchase and Sale Agreement between TXU Fuel Company and Energy Transfer Partners, L.P. dated April 25, 2004.
(23)	10.35.1	First Amendment to Purchase and Sale Agreement and Closing Agreement between TXU Fuel Company and Energy Transfer Partners, L.P. dated June 1, 2004.
(24)	10.36	Third Amended and Restated Credit Agreement among Heritage Operating L.P. and the Banks dated March 31, 2004.
(30)	10.40	Credit Agreement, dated January 18, 2005, among Energy Transfer Partners, L.P., Wachovia Bank, National Association, as administrative agent, LC issuer and swingline lender, Fleet National Bank, as syndication agent, BNP Paribas and The Royal Bank of Scotland, PLC, as co-documentation agents, and other lenders party thereto.
(40)	10.40.1	First Amendment, dated as of February 24, 2005, to Credit Agreement, dated January 18, 2005, among Energy Transfer Partners, L.P., Wachovia Bank, National Association, as administrative agent, LC issuer and swingline lender, Fleet National Bank, as syndication agent, BNP Paribas and The Royal Bank of Scotland, PLC, as co-documentation agents, and other lenders party thereto.
(31)	10.41	Guaranty, dated January 18, 2005, by the Subsidiary Guarantors in favor of Wachovia Bank, National Association, as the administrative agent for the lenders.
(40)	10.41.1	Guaranty Supplement dated February 24, 2005.
(32)	10.42	Purchase and Sale Agreement, dated January 26, 2005, among HPL Storage, LP and AEP Energy Services Gas Holding Company II, L.L.C., as Sellers and La Grange Acquisition, L.P., as Buyer.
(33)	10.43	Cushion Gas Litigation Agreement, dated January 26, 2005, by and among AEP Energy Services Gas Holding Company II, L.L.C. and HPL Storage LP, as Sellers, and La Grange Acquisition, L.P., as Buyer, and AEP Asset Holdings LP, AEP Leaseco LP, Houston Pipe Line Company, LP and HPL Resources Company LP, as Companies.
(36)	10.44	Loan Agreement, dated as of January 26, 2005 between La Grange Acquisition, L.P., as Borrower, and La Grange Energy, L.P., as Lender.
(43)	**10.45	Summary of Director Compensation.
(44)	10.46	Credit Agreement, effective as of December 13, 2005, among the Partnership, Wachovia Bank, National Association as administrative agent, LC issuer and swingline lender, Bank of America, N.A. and Citibank, N.A., as co-syndication agents. BNP Paribas and The Royal Bank of Scotland PLC New York Branch, as co-documentation agents, and the other lenders party thereto.
(45)	10.47	Guaranty, effective as of December 13, 2005, by the Subsidiary Guarantors in favor of Wachovia Bank, National Association, as administrative agent for the lenders.
(46)	10.48	Credit Agreement dated as of May 31, 2006, among Energy Transfer Partners, L.P., as the Borrower, Credit Suisse, Cayman Islands Branch as administrative agent, and the other lenders party hereto Credit Suisse Securities (USA) LLC and Banc of America Securities, LLC, as joint lead arrangers and co-documentation and syndication agents.
(46)	10.49	Amended and Restated Credit Agreement dated as of June 29, 2006, among Energy Transfer Partners, L.P., as the Borrower, Wachovia Bank, National Association as administrative agent, LC issuer and swingline lender, Bank of America, N.A. and Citibank, N.A. as co-syndication agents, BNP Paribas and The Royal Bank of Scotland, plc, as co-documentation agents, Deutsche Bank Securities, Inc., Credit Suisse, Cayman Islands Branch, UBS Securities, LLC, JPMorgan Chase Bank, N.A. and Suntrust Bank as senior managing agents and the other lenders party hereto Wachovia Capital Markets, LLC as sole lead arranger and sole book manager.
(46)	10.50	Guarantee for the Amended and Restated Credit Agreement dated as of June 29, 2006.
(*)	12.1	Computation of Ratio of Earnings to Fixed Charges
(43)	21.1	List of Subsidiaries.
(*)	23.1	Consent of Winston & Strawn LLP (included in exhibits 5.1 and 8.1).
(*)	23.2	Consent of Grant Thornton LLP.

(*)	23.3	Consent of Deloitte & Touche LLP.
(*)	23.4	Consent of Pricewaterhouse Coopers LLP.
(*)	24.1	Power of Attorney (included on signature pages hereto).
(±)	25.1	Form T-1 Statement of Eligibility and Qualification respecting the Senior Indenture of Energy Transfer Partners, L.P.
(±)	25.2	Form T-1 Statement of Eligibility and Qualification respecting the Subordinated Indenture of Energy Transfer Partners, L.P.
(±)	25.3	Form T-1 Statement of Eligibility and Qualification respecting the Senior Indenture of Heritage Operating, L.P.
(±)	25.4	Form T-1 Statement of Eligibility and Qualification respecting the Subordinated Indenture of Heritage Operating, L.P.

*	Filed herewith.
**	Denotes a management contract or compensatory plan or arrangement.
±	To be filed by a post-effective amendment to this Registration Statement or as an exhibit to a current report on Form 8–K of the Registrant.
(1)	Incorporated by reference to the same numbered Exhibit to Registrant’s Registration Statement of Form S-1, File No. 333-04018, filed with the Commission on June 21, 1996.
(2)	Incorporated by reference to the same numbered Exhibit to Registrant’s Form 10-Q for the quarter ended November 30, 1996.
(3)	Incorporated by reference to the same numbered Exhibit to Registrant’s Form 10-Q for the quarter ended February 28, 1997.
(4)	Incorporated by reference to the same numbered Exhibit to Registrant’s Form 10-Q for the quarter ended May 31, 1998.
(5)	Incorporated by reference to the same numbered Exhibit to the Registrant’s Form 10-K for the year ended August 31, 1998.
(6)	Incorporated by reference to the same numbered Exhibit to the Registrant’s Form 10-K for the year ended August 31, 1999.
(7)	Incorporated by reference to the same numbered Exhibit to the Registrant’s Form 10-Q for the quarter ended May 31, 2000.
(8)	Incorporated by reference to the same numbered Exhibit to the Registrant’s Form 8-K dated August 23, 2000.
(9)	Filed as Exhibit 10.16.3.
(10)	Incorporated by reference to the same numbered Exhibit to the Registrant’s Form 10-K for the year ended August 31, 2000.
(11)	Incorporated by reference to the same numbered Exhibit to the Registrant’s Form 10-Q for the quarter ended February 28, 2001.
(12)	Incorporated by reference to the same numbered Exhibit to the Registrant’s Form 10-Q for the quarter ended May 31, 2001.
(13)	Incorporated by reference to the same numbered Exhibit to the Registrant’s Form 10-K for the year ended August 31, 2001.
(14)	Incorporated by reference to the same numbered Exhibit to the Registrant’s Form 10-Q for the quarter ended November 30, 2001.
(15)	Incorporated by reference to the same numbered Exhibit to the Registrant’s Form 10-Q for the quarter ended February 28, 2002.
(16)	Incorporated by reference to the same numbered Exhibit to the Registrant’s Form 10-Q for the quarter ended May 31, 2002.
(17)	Incorporated by reference to the same numbered Exhibit to the Registrant’s Form 8-K dated February 4, 2002.
(18)	Incorporated by reference to the same numbered Exhibit to the Registrant’s Form 8-K dated January 6, 2003.

(19)	Incorporated by reference to the same numbered Exhibit to the Registrant’s Form 10-Q for the quarter ended May 31, 2003.
(20)	Incorporated by reference to the same numbered Exhibit to Registrant’s Form 10-Q for the quarter ended November 30, 2003.
(21)	Incorporated by reference as the same numbered exhibit to the Registrant’s Form 10-Q for the quarter ended February 29, 2004.
(22)	Incorporated by reference to the same numbered Exhibit to the Registrant’s Form 10-Q for the quarter ended February 29, 2004.
(23)	Incorporated by reference to the same numbered Exhibit to the Registrant’s Form 8-K filed June 14, 2004.
(24)	Incorporated by reference to the same numbered Exhibit to the Registrant’s Form 10-Q for the quarter ended May 31, 2004.
(25)	Incorporated by reference to Annex A of the Registrant’s Schedule 14A Proxy Statement filed May 18, 2004.
(26)	Incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed November 1, 2004.
(27)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed January 19, 2005.
(28)	Incorporated by reference to Exhibit 4.2 to the Registrant’s Form 8-K filed January 19, 2005.
(29)	Incorporated by reference to Exhibit 4.3 to the Registrant’s Form 8-K filed January 19, 2005.
(30)	Incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed January 19, 2005.
(31)	Incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed January 19, 2005.
(32)	Incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed February 1, 2005.
(33)	Incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed February 1, 2005.
(34)	Incorporated by reference to Exhibit 3.1.7 to the Registrant’s Form 8-K filed March 16, 2005.
(35)	Incorporated by reference to Exhibit 3.1.8 to the Registrant’s Form 8-K filed February 9, 2006.
(36)	Incorporated by reference to Exhibit 10.3 to the Registrant’s Form 8-K filed March 17, 2005.
(37)	Incorporated by reference to Exhibit 10.45 to the Registrant’s Form 10-Q for the quarter ended February 28, 2005.
(38)	Incorporated by reference to Exhibit 10.46 to the Registrant’s Form 10-Q for the quarter ended February 28, 2005.
(39)	Incorporated by reference to Exhibit 10.39.1 to the Registrant’s Form 10-Q for the quarter ended February 28, 2005.
(40)	Incorporated by reference to the same numbered Exhibit to the Registrant’s Form 10-Q for the quarter ended February 28, 2005.
(41)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed August 2, 2005.
(42)	Incorporated by reference to Exhibit 4.2 to the Registrant’s Form 8-K filed August 2, 2005.
(43)	Incorporated by reference to the same numbered Exhibit to the Registrant’s Form 10-K/A for the year ended August 31, 2005.
(44)	Incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed December 16, 2005.
(45)	Incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed December 16, 2005.
(46)	Incorporated by reference to the same numbered Exhibit to the Registrant’s Form 10-Q for the quarter ended May 31, 2006.

(b)	Financial Statement Schedules

No financial statement schedules are included herein. All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions, are inapplicable, or the information is included in the consolidated financial statements, and have therefore been omitted.

(c)	Reports, Opinions, and Appraisals

The following reports, opinions, and appraisals are included herein: None.

Item 17.	Undertakings

I. Each of the undersigned registrants hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a), (b) and (c) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a) each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) each prospectus required to be filed pursuant to Rule 424(b)(3) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement, will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(c) the portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(d) any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

II. Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

III. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the signatories hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 8, 2006.

ENERGY TRANSFER PARTNERS, L.P. HERITAGE OPERATING, L.P.

By:	Energy Transfer Partners GP, L.P. Its: General Partner

By:	Energy Transfer Partners, L.L.C. Its: General Partner

By:	/S/ H. MICHAEL KRIMBILL
Name: H. Michael Krimbill Title: President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints H. Michael Krimbill and Robert A. Burk, and each of them, his true and lawful attorney-in-fact and agents, with full power to act without the other, to sign any and all amendments (including post-effective amendments) to this registration statement and any additional registration statement pursuant to Rule 462(b), and to file the same with all exhibits thereto and any and all other documents in connection therewith, with the Securities and Exchange Commission and any national exchange or self regulatory agency, and to do and perform any and all acts and things requisite and necessary to be done in connection with the foregoing as fully as he might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/S/ RAY C. DAVIS Ray C. Davis	Co-Chief Executive Officer (Principal Executive Officer), Co-Chairman of the Board of Directors of Energy Transfer Partners, L.L.C.	August 8, 2006

/S/ KELCY L. WARREN Kelcy L. Warren	Co-Chief Executive Officer (Principal Executive Officer), Co-Chairman of the Board of Directors of Energy Transfer Partners, L.L.C.	August 8, 2006

/S/ H. MICHAEL KRIMBILL H. Michael Krimbill	President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer), Director of Energy Transfer Partners, L.L.C.	August 8, 2006

/S/ BILL W. BYRN Bill W. Byrne	Director of Energy Transfer Partners, L.L.C.	August 8, 2006

Signature	Title	Date

/S/ DAVID R. ALBIN David R. Albin	Director of Energy Transfer Partners, L.L.C.	August 8, 2006

/S/ KENNETH A. HERSH Kenneth A. Hersh	Director of Energy Transfer Partners, L.L.C.	August 8, 2006

/S/ K. RICK TURNER K. Rick Turner	Director of Energy Transfer Partners, L.L.C.	August 8, 2006

/S/ TED W. COLLINS, JR. Ted W. Collins, Jr.	Director of Energy Transfer Partners, L.L.C.	August 8, 2006

/S/ JOHN W. MCREYNOLDS John W. McReynolds	Director of Energy Transfer Partners, L.L.C.	August 8, 2006

/S/ MICHAEL K. GRIMM Michael K. Grimm	Director of Energy Transfer Partners, L.L.C.	August 8, 2006

/S/ JOHN D. HARKEY, JR. John D. Harkey, Jr.	Director of Energy Transfer Partners, L.L.C.	August 8, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Heritage Service Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 8, 2006.

HERITAGE SERVICE CORP.

By:	/S/ H. MICHAEL KRIMBILL
Name: H. Michael Krimbill Title: Co-Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/S/ RAY C. DAVIS Ray C. Davis	Co-Chief Executive Officer (Principal Executive Officer) and Director	August 8, 2006

/S/ KELCY L. WARREN Kelcy L. Warren	Co-Chief Executive Officer (Principal Executive Officer) and Director	August 8, 2006

/S/ H. MICHAEL KRIMBILL H. Michael Krimbill	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 8, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants signatory hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 8, 2006.

TITAN ENERGY GP, L.L.C.

By:	/S/ H. MICHAEL KRIMBILL
Name: H. Michael Krimbill Title: President and MLP Chief Financial Officer

TITAN ENERGY PARTNERS, L.P.

By:	TITAN ENERGY GP, L.L.C., its general partner

By:	/S/ H. MICHAEL KRIMBILL
Name: H. Michael Krimbill Title: President and MLP Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/S/ RAY C. DAVIS Ray C. Davis	Co-Chief Executive Officer (Principal Executive Officer)	August 8, 2006

/S/ KELCY L. WARREN Kelcy L. Warren	Co-Chief Executive Officer (Principal Executive Officer)	August 8, 2006

/S/ H. MICHAEL KRIMBILL H. Michael Krimbill	President, MLP Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	August 8, 2006

/S/ ROBERT A. BURK Robert A. Burk	Director	August 8, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Titan Propane LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 8, 2006.

TITAN PROPANE LLC

By:	/S/ H. MICHAEL KRIMBILL
Name: H. Michael Krimbill Title: President and MLP Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/S/ RAY C. DAVIS Ray C. Davis	Co-Chief Executive Officer (Principal Executive Officer)	August 8, 2006

/S/ KELCY L. WARREN Kelcy L. Warren	Co-Chief Executive Officer (Principal Executive Officer)	August 8, 2006

/S/ H. MICHAEL KRIMBILL H. Michael Krimbill	President, MLP Chief Financial Officer and Manager (Principal Financial Officer and Principal Accounting Officer)	August 8, 2006

/S/ ROBERT A. BURK Robert A. Burk	Manager	August 8, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Titan Propane Services, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 8, 2006.

TITAN PROPANE SERVICES, INC.

By:	/S/ H. MICHAEL KRIMBILL
Name: H. Michael Krimbill Title: President and MLP Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/S/ RAY C. DAVIS Ray C. Davis	Co-Chief Executive Officer (Principal Executive Officer)	August 8, 2006

/S/ KELCY L. WARREN Kelcy L. Warren	Co-Chief Executive Officer (Principal Executive Officer)	August 8, 2006

/S/ H. MICHAEL KRIMBILL H. Michael Krimbill	President, MLP Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	August 8, 2006

/S/ ROBERT A. BURK Robert A. Burk	Director	August 8, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants signatory hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 8, 2006.

LA GRANGE ACQUISITION, L.P.

By: LA GP, LLC, its general partner

By:	/S/ H. MICHAEL KRIMBILL
Name: H. Michael Krimbill Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/S/ RAY C. DAVIS Ray C. Davis	Co-Chief Executive Officer (Principal Executive Officer) and Manager	August 8, 2006

/S/ KELCY L. WARREN Kelcy L. Warren	Co-Chief Executive Officer (Principal Executive Officer) and Manager	August 8, 2006

/S/ H. MICHAEL KRIMBILL H. Michael Krimbill	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 8, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants signatory hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 8, 2006.

LG PL, LLC

By:	/S/ H. MICHAEL KRIMBILL
Name: H. Michael Krimbill Title: Chief Financial Officer

ETC TEXAS PIPELINE, LTD. ETC GAS COMPANY, LTD. ETC KATY PIPELINE, LTD. ETC TEXAS PROCESSING, LTD.

By: LG PL, LLC, its general partner

By:	/S/ H. MICHAEL KRIMBILL
Name: H. Michael Krimbill Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/S/ RAY C. DAVIS Ray C. Davis	Co-Chief Executive Officer (Principal Executive Officer) and Manager	August 8, 2006

/S/ KELCY L. WARREN Kelcy L. Warren	Co-Chief Executive Officer (Principal Executive Officer) and Manager	August 8, 2006

/S/ H. MICHAEL KRIMBILL H. Michael Krimbill	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 8, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants signatory hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 8, 2006.

LGM, LLC

By:	/S/ H. MICHAEL KRIMBILL
Name: H. Michael Krimbill Title: Chief Financial Officer

ETC MARKETING, LTD.

By: LGM, LLC, its general partner

By:	/S/ H. MICHAEL KRIMBILL
Name: H. Michael Krimbill Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/S/ RAY C. DAVIS Ray C. Davis	Co-Chief Executive Officer (Principal Executive Officer) and Manager	August 8, 2006

/S/ KELCY L. WARREN Kelcy L. Warren	Co-Chief Executive Officer (Principal Executive Officer) and Manager	August 8, 2006

/S/ H. MICHAEL KRIMBILL H. Michael Krimbill	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 8, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants signatory hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 8, 2006.

ETC OASIS GP, LLC

By:	/S/ H. MICHAEL KRIMBILL
Name: H. Michael Krimbill Title: Chief Financial Officer

OASIS PIPELINE, LP ETC OASIS, L.P.

By: ETC OASIS GP, LLC, its general partner

By:	/S/ H. MICHAEL KRIMBILL
Name: H. Michael Krimbill Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/S/ RAY C. DAVIS Ray C. Davis	Co-Chief Executive Officer (Principal Executive Officer) and Manager	August 8, 2006

/S/ KELCY L. WARREN Kelcy L. Warren	Co-Chief Executive Officer (Principal Executive Officer) and Manager	August 8, 2006

/S/ H. MICHAEL KRIMBILL H. Michael Krimbill	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 8, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants signatory hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 8, 2006.

FIVE DAWACO, LLC

By:	/S/ H. MICHAEL KRIMBILL
Name: H. Michael Krimbill Title: Chief Financial Officer

ET COMPANY I, LTD. CHALKLEY TRANSMISSION COMPANY, LTD. WHISKEY BAY GATHERING COMPANY, LTD. WHISKEY BAY GAS COMPANY, LTD.

By:	FIVE DAWACO, LLC, its general partner

By:	/S/ H. MICHAEL KRIMBILL
Name: H. Michael Krimbill Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/S/ RAY C. DAVIS Ray C. Davis	Co-Chief Executive Officer (Principal Executive Officer) and Manager	August 8, 2006

/S/ KELCY L. WARREN Kelcy L. Warren	Co-Chief Executive Officer (Principal Executive Officer) and Manager	August 8, 2006

/S/ H. MICHAEL KRIMBILL H. Michael Krimbill	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 8, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants signatory hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 8, 2006.

TETC, LLC

By:	/S/ H. MICHAEL KRIMBILL
Name: H. Michael Krimbill Title: Chief Financial Officer

TEXAS ENERGY TRANSFER COMPANY, LTD.

By:	TETC, LLC, its general partner

By:	/S/ H. MICHAEL KRIMBILL
Name: H. Michael Krimbill Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/S/ RAY C. DAVIS Ray C. Davis	Co-Chief Executive Officer (Principal Executive Officer) and Manager	August 8, 2006

/S/ KELCY L. WARREN Kelcy L. Warren	Co-Chief Executive Officer (Principal Executive Officer) and Manager	August 8, 2006

/S/ H. MICHAEL KRIMBILL H. Michael Krimbill	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 8, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Oasis Pipe Line Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 8, 2006.

OASIS PIPE LINE COMPANY

By:	/S/ H. MICHAEL KRIMBILL
Name: H. Michael Krimbill Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/S/ RAY C. DAVIS Ray C. Davis	Co-Chief Executive Officer (Principal Executive Officer) and Director	August 8, 2006

/S/ KELCY L. WARREN Kelcy L. Warren	Co-Chief Executive Officer (Principal Executive Officer) and Director	August 8, 2006

/S/ H. MICHAEL KRIMBILL H. Michael Krimbill	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 8, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants signatory hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 8, 2006.

OASIS PIPE LINE FINANCE COMPANY

By:	/S/ H. MICHAEL KRIMBILL
Name: H. Michael Krimbill Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/S/ RAY C. DAVIS Ray C. Davis	Co-Chief Executive Officer (Principal Executive Officer) and Director	August 8, 2006

/S/ KELCY L. WARREN Kelcy L. Warren	Co-Chief Executive Officer (Principal Executive Officer) and Director	August 8, 2006

/S/ H. MICHAEL KRIMBILL H. Michael Krimbill	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 8, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Oasis Partner Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 8, 2006.

OASIS PARTNER COMPANY

By:	/S/ H. MICHAEL KRIMBILL
Name: H. Michael Krimbill Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/S/ RAY C. DAVIS Ray C. Davis	Co-Chief Executive Officer (Principal Executive Officer) and Director	August 8, 2006

/S/ KELCY L. WARREN Kelcy L. Warren	Co-Chief Executive Officer (Principal Executive Officer) and Director	August 8, 2006

/S/ H. MICHAEL KRIMBILL H. Michael Krimbill	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 8, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants signatory hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 8, 2006.

OASIS PIPE LINE MANAGEMENT COMPANY

By:	/S/ H. MICHAEL KRIMBILL
Name: H. Michael Krimbill Title: Chief Financial Officer

OASIS PIPE LINE COMPANY TEXAS L.P.

By:	OASIS PIPE LINE MANAGEMENT COMPANY, its general partner

By:	/S/ H. MICHAEL KRIMBILL
Name: H. Michael Krimbill Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/S/ RAY C. DAVIS Ray C. Davis	Co-Chief Executive Officer (Principal Executive Officer) and Manager	August 8, 2006

/S/ KELCY L. WARREN Kelcy L. Warren	Co-Chief Executive Officer (Principal Executive Officer) and Manager	August 8, 2006

/S/ H. MICHAEL KRIMBILL H. Michael Krimbill	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 8, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants signatory hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 8, 2006.

ENERGY TRANSFER FUEL GP, LLC

By:	/S/ H. MICHAEL KRIMBILL
Name: H. Michael Krimbill Title: Chief Financial Officer

ENERGY TRANSFER FUEL, LP ET FUEL PIPELINE, L.P.

By:	ENERGY TRANSFER FUEL GP, LLC, its general partner

By:	/S/ H. MICHAEL KRIMBILL
Name: H. Michael Krimbill Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/S/ RAY C. DAVIS Ray C. Davis	Co-Chief Executive Officer (Principal Executive Officer) and Manager	August 8, 2006

/S/ KELCY L. WARREN Kelcy L. Warren	Co-Chief Executive Officer (Principal Executive Officer) and Manager	August 8, 2006

/S/ H. MICHAEL KRIMBILL H. Michael Krimbill	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 8, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants signatory hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 8, 2006.

HPL HOLDINGS GP, L.L.C.

By:	/S/ H. MICHAEL KRIMBILL
Name: H. Michael Krimbill Title: Chief Financial Officer

HP HOUSTON HOLDINGS, L.P. HPL CONSOLIDATION LP

By:	HPL HOLDINGS GP, L.L.C., its general partner

By:	/S/ H. MICHAEL KRIMBILL
Name: H. Michael Krimbill Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/S/ RAY C. DAVIS Ray C. Davis	Co-Chief Executive Officer (Principal Executive Officer) and Manager	August 8, 2006

/S/ KELCY L. WARREN Kelcy L. Warren	Co-Chief Executive Officer (Principal Executive Officer) and Manager	August 8, 2006

/S/ H. MICHAEL KRIMBILL H. Michael Krimbill	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 8, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants signatory hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 8, 2006.

HPL STORAGE GP LLC

By:	/S/ H. MICHAEL KRIMBILL
Name: H. Michael Krimbill Title: Chief Financial Officer

HPL ASSET HOLDINGS, LP HPL LEASECO, LP

By:	HPL STORAGE GP LLC, its general partner

By:	/S/ H. MICHAEL KRIMBILL
Name: H. Michael Krimbill Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/S/ RAY C. DAVIS Ray C. Davis	Co-Chief Executive Officer (Principal Executive Officer) and Manager	August 8, 2006

/S/ KELCY L. WARREN Kelcy L. Warren	Co-Chief Executive Officer (Principal Executive Officer) and Manager	August 8, 2006

/S/ H. MICHAEL KRIMBILL H. Michael Krimbill	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 8, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants signatory hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 8, 2006.

HPL GP, LLC

By:	/S/ H. MICHAEL KRIMBILL
Name: H. Michael Krimbill Title: Chief Financial Officer

HOUSTON PIPE LINE COMPANY, LP HPL RESOURCES COMPANY, LP HPL GAS MARKETING, LP

By:	HPL GP, LLC, its general partner

By:	/S/ H. MICHAEL KRIMBILL
Name: H. Michael Krimbill Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/S/ RAY C. DAVIS Ray C. Davis	Co-Chief Executive Officer (Principal Executive Officer) and Manager	August 8, 2006

/S/ KELCY L. WARREN Kelcy L. Warren	Co-Chief Executive Officer (Principal Executive Officer) and Manager	August 8, 2006

/S/ H. MICHAEL KRIMBILL H. Michael Krimbill	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 8, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants signatory hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 8, 2006.

HPL HOUSTON PIPE LINE COMPANY, LLC

By:	/S/ H. MICHAEL KRIMBILL
Name: H. Michael Krimbill Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/S/ RAY C. DAVIS Ray C. Davis	Co-Chief Executive Officer (Principal Executive Officer) and Manager	August 8, 2006

/S/ KELCY L. WARREN Kelcy L. Warren	Co-Chief Executive Officer (Principal Executive Officer) and Manager	August 8, 2006

/S/ H. MICHAEL KRIMBILL H. Michael Krimbill	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 8, 2006